Exhibit 99.2

Altria Group, Inc. and Subsidiaries
Consolidated Financial Statements as of
December 31, 2017 and 2016, and for Each of the
Three Years in the Period Ended December 31, 2017

Altria Group, Inc. and Subsidiaries
Consolidated Balance Sheets
(in millions of dollars)
________________________

at December 31,	2017	2016
Assets
Cash and cash equivalents	$1,253	$4,569
Receivables	142	151
Inventories:
Leaf tobacco	941	892
Other raw materials	170	164
Work in process	560	512
Finished product	554	483
	2,225	2,051
Income taxes	461	269
Other current assets	263	220
Total current assets	4,344	7,260

Property, plant and equipment, at cost:
Land and land improvements	302	316
Buildings and building equipment	1,437	1,481
Machinery and equipment	2,975	2,917
Construction in progress	165	121
	4,879	4,835
Less accumulated depreciation	2,965	2,877
	1,914	1,958

Goodwill	5,307	5,285
Other intangible assets, net	12,400	12,036
Investment in AB InBev	17,952	17,852
Finance assets, net	899	1,028
Other assets	386	513
Total Assets	$43,202	$45,932

See notes to consolidated financial statements.

Altria Group, Inc. and Subsidiaries
Consolidated Balance Sheets (Continued)
(in millions of dollars, except share and per share data)
____________________________________________

at December 31,	2017	2016
Liabilities
Current portion of long-term debt	$864	$—
Accounts payable	374	425
Accrued liabilities:
Marketing	695	747
Employment costs	188	289
Settlement charges	2,442	3,701
Other	971	1,025
Dividends payable	1,258	1,188
Total current liabilities	6,792	7,375

Long-term debt	13,030	13,881
Deferred income taxes	5,247	8,416
Accrued pension costs	445	805
Accrued postretirement health care costs	1,987	2,217
Other liabilities	283	427
Total liabilities	27,784	33,121
Contingencies (Note 18)
Redeemable noncontrolling interest	38	38
Stockholders’ Equity
Common stock, par value $0.33 1/3 per share (2,805,961,317 shares issued)	935	935
Additional paid-in capital	5,952	5,893
Earnings reinvested in the business	42,251	36,906
Accumulated other comprehensive losses	(1,897)	(2,052)
Cost of repurchased stock (904,702,125 shares at December 31, 2017 and 862,689,093 shares at December 31, 2016)	(31,864)	(28,912)
Total stockholders’ equity attributable to Altria Group, Inc.	15,377	12,770
Noncontrolling interests	3	3
Total stockholders’ equity	15,380	12,773
Total Liabilities and Stockholders’ Equity	$43,202	$45,932

See notes to consolidated financial statements.

Altria Group, Inc. and Subsidiaries
Consolidated Statements of Earnings
(in millions of dollars, except per share data)
____________________________________

for the years ended December 31,	2017	2016	2015
Net revenues	$25,576	$25,744	$25,434
Cost of sales	7,543	7,746	7,740
Excise taxes on products	6,082	6,407	6,580
Gross profit	11,951	11,591	11,114
Marketing, administration and research costs	2,362	2,650	2,708
Reduction of PMI tax-related receivable	—	—	41
Asset impairment and exit costs	33	179	4
Operating income	9,556	8,762	8,361
Interest and other debt expense, net	705	747	817
Loss on early extinguishment of debt	—	823	228
Earnings from equity investment in AB InBev/SABMiller	(532)	(795)	(757)
Gain on AB InBev/SABMiller business combination	(445)	(13,865)	(5)
Earnings before income taxes	9,828	21,852	8,078
(Benefit) provision for income taxes	(399)	7,608	2,835
Net earnings	10,227	14,244	5,243
Net earnings attributable to noncontrolling interests	(5)	(5)	(2)
Net earnings attributable to Altria Group, Inc.	$10,222	$14,239	$5,241
Per share data:
Basic and diluted earnings per share attributable to Altria Group, Inc.	$5.31	$7.28	$2.67

See notes to consolidated financial statements.

Altria Group, Inc. and Subsidiaries
Consolidated Statements of Comprehensive Earnings
(in millions of dollars)
_______________________

for the years ended December 31,	2017	2016	2015
Net earnings	$10,227	$14,244	$5,243
Other comprehensive earnings (losses), net of deferred income taxes:
Currency translation adjustments	—	1	(3)
Benefit plans	209	(38)	30
AB InBev/SABMiller	(54)	1,265	(625)
Other comprehensive earnings (losses), net of deferred income taxes	155	1,228	(598)

Comprehensive earnings	10,382	15,472	4,645
Comprehensive earnings attributable to noncontrolling interests	(5)	(5)	(2)
Comprehensive earnings attributable to Altria Group, Inc.	$10,377	$15,467	$4,643

See notes to consolidated financial statements.

Altria Group, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in millions of dollars)
__________________

for the years ended December 31,	2017	2016	2015
Cash Provided by (Used in) Operating Activities
Net earnings	$10,227	$14,244	$5,243
Adjustments to reconcile net earnings to operating cash flows:
Depreciation and amortization	209	204	225
Deferred income tax (benefit) provision	(3,126)	3,119	(132)
Earnings from equity investment in AB InBev/SABMiller	(532)	(795)	(757)
Gain on AB InBev/SABMiller business combination	(445)	(13,865)	(5)
Dividends from AB InBev/SABMiller	806	739	495
Asset impairment and exit costs, net of cash paid	(38)	106	1
Loss on early extinguishment of debt	—	823	228
Cash effects of changes:
Receivables	10	(27)	3
Inventories	(171)	(34)	(33)
Accounts payable	(55)	24	26
Income taxes	(294)	(231)	(12)
Accrued liabilities and other current assets	(85)	(113)	184
Accrued settlement charges	(1,259)	111	90
Pension and postretirement plans contributions	(294)	(531)	(28)
Pension provisions and postretirement, net	(11)	(73)	114
Other	(20)	120	201
Net cash provided by operating activities	4,922	3,821	5,843
Cash Provided by (Used in) Investing Activities
Capital expenditures	(199)	(189)	(229)
Acquisitions of businesses and assets	(415)	(45)	—
Proceeds from finance assets	133	231	354
Proceeds from AB InBev/SABMiller business combination	—	4,773	—
Purchase of AB InBev ordinary shares	—	(1,578)	—
Payment for derivative financial instruments	(5)	(3)	(132)
Proceeds from derivative financial instruments	—	510	—
Other	19	9	(8)
Net cash (used in) provided by investing activities	(467)	3,708	(15)
Cash Provided by (Used in) Financing Activities
Long-term debt issued	—	1,976	—
Long-term debt repaid	—	(933)	(1,793)
Repurchases of common stock	(2,917)	(1,030)	(554)
Dividends paid on common stock	(4,807)	(4,512)	(4,179)
Premiums and fees related to early extinguishment of debt	—	(809)	(226)
Other	(47)	(21)	(28)
Net cash used in financing activities	(7,771)	(5,329)	(6,780)
Cash and cash equivalents:
(Decrease) increase	(3,316)	2,200	(952)
Balance at beginning of year	4,569	2,369	3,321
Balance at end of year	$1,253	$4,569	$2,369
Cash paid: Interest	$696	$775	$776
Income taxes	$3,036	$4,664	$3,029
See notes to consolidated financial statements.

Altria Group, Inc. and Subsidiaries
Consolidated Statements of Stockholders’ Equity
(in millions of dollars, except per share data)
____________________________________

	Attributable to Altria Group, Inc.
	Common Stock	Additional Paid-in Capital	Earnings Reinvested in the Business	Accumulated Other Comprehensive Losses	Cost of Repurchased Stock	Non- controlling Interests	Total Stockholders’ Equity
Balances, December 31, 2014	$935	$5,735	$26,277	$(2,682)	$(27,251)	$(4)	$3,010
Net earnings (losses) (1)	—	—	5,241	—	—	(3)	5,238
Other comprehensive losses, net of deferred income taxes	—	—	—	(598)	—	—	(598)
Stock award activity	—	78	—	—	(40)	—	38
Cash dividends declared ($2.17 per share)	—	—	(4,261)	—	—	—	(4,261)
Repurchases of common stock	—	—	—	—	(554)	—	(554)
Balances, December 31, 2015	935	5,813	27,257	(3,280)	(27,845)	(7)	2,873
Net earnings (1)	—	—	14,239	—	—	—	14,239
Other comprehensive earnings, net of deferred income taxes	—	—	—	1,228	—	—	1,228
Stock award activity	—	90	—	—	(37)	—	53
Cash dividends declared ($2.35 per share)	—	—	(4,590)	—	—	—	(4,590)
Repurchases of common stock	—	—	—	—	(1,030)	—	(1,030)
Other	—	(10)	—	—	—	10	—
Balances, December 31, 2016	935	5,893	36,906	(2,052)	(28,912)	3	12,773
Net earnings (1)	—	—	10,222	—	—	—	10,222
Other comprehensive earnings, net of deferred income taxes	—	—	—	155	—	—	155
Stock award activity	—	59	—	—	(35)	—	24
Cash dividends declared ($2.54 per share)	—	—	(4,877)	—	—	—	(4,877)
Repurchases of common stock	—	—	—	—	(2,917)	—	(2,917)
Balances, December 31, 2017	$935	$5,952	$42,251	$(1,897)	$(31,864)	$3	$15,380

(1) Amounts attributable to noncontrolling interests for each of the years ended December 31, 2017, 2016 and 2015 exclude net earnings of $5 million due to the redeemable noncontrolling interest related to Stag’s Leap Wine Cellars, which is reported in the mezzanine equity section on the consolidated balance sheets at December 31, 2017, 2016 and 2015. See Note 18.

See notes to consolidated financial statements.

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

Note 1.     Background and Basis of Presentation
▪Background: At December 31, 2017, Altria Group, Inc.’s wholly-owned subsidiaries included Philip Morris USA Inc. (“PM USA”), which is engaged in the manufacture and sale of cigarettes in the United States; John Middleton Co. (“Middleton”), which is engaged in the manufacture and sale of machine-made large cigars and pipe tobacco and is a wholly-owned subsidiary of PM USA; Sherman Group Holdings, LLC and its subsidiaries (“Nat Sherman”), which are engaged in the manufacture and sale of super premium cigarettes and the sale of premium cigars; and UST LLC (“UST”), which through its wholly-owned subsidiaries, including U.S. Smokeless Tobacco Company LLC (“USSTC”) and Ste. Michelle Wine Estates Ltd. (“Ste. Michelle”), is engaged in the manufacture and sale of smokeless tobacco products and wine. Altria Group, Inc.’s other operating companies included Nu Mark LLC (“Nu Mark”), a wholly-owned subsidiary that is engaged in the manufacture and sale of innovative tobacco products, and Philip Morris Capital Corporation (“PMCC”), a wholly-owned subsidiary that maintains a portfolio of finance assets, substantially all of which are leveraged leases. Other Altria Group, Inc. wholly-owned subsidiaries included Altria Group Distribution Company, which provides sales and distribution services to certain Altria Group, Inc. operating subsidiaries, and Altria Client Services LLC, which provides various support services in areas such as legal, regulatory, consumer engagement, finance, human resources and external affairs to Altria Group, Inc. and its subsidiaries. Altria Group, Inc.’s access to the operating cash flows of its wholly-owned subsidiaries consists of cash received from the payment of dividends and distributions, and the payment of interest on intercompany loans by its subsidiaries. At December 31, 2017, Altria Group, Inc.’s principal wholly-owned subsidiaries were not limited by long-term debt or other agreements in their ability to pay cash dividends or make other distributions with respect to their equity interests.
At September 30, 2016, Altria Group, Inc. had an approximate 27% ownership of SABMiller plc (“SABMiller”), which Altria Group, Inc. accounted for under the equity method of accounting. In October 2016, Anheuser-Busch InBev SA/NV (“Legacy AB InBev”) completed its business combination with SABMiller, and Altria Group, Inc. received cash and shares representing a 9.6% ownership in the combined company (the “Transaction”). The newly formed Belgian company, which retained the name Anheuser-Busch InBev SA/NV (“AB InBev”), became the holding company for the combined businesses. Subsequently, Altria Group, Inc. purchased approximately 12 million ordinary shares of AB InBev, increasing Altria Group, Inc.’s ownership to approximately 10.2% at December 31, 2016. At December 31, 2017, Altria Group, Inc. had an approximate 10.2% ownership of AB InBev, which Altria Group, Inc. accounts for under the equity method of accounting using a one-quarter lag. As a result of the one-quarter lag and the timing of the completion of the Transaction, no earnings from Altria Group, Inc.’s equity investment in AB InBev were recorded for the year ended December 31, 2016. Altria Group, Inc. receives cash dividends on its interest in AB InBev if and when AB InBev pays such dividends. For further discussion, see Note 6. Investment in AB InBev/SABMiller.
In January 2017, Altria Group, Inc. acquired Nat Sherman, which joined PM USA and Middleton as part of Altria Group, Inc.’s smokeable products segment.
▪Basis of Presentation: The consolidated financial statements include Altria Group, Inc., as well as its wholly-owned and majority-owned subsidiaries. Investments in which Altria Group, Inc. has the ability to exercise significant influence are accounted for under the equity method of accounting. All intercompany transactions and balances have been eliminated.
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the dates of the financial statements and the reported amounts of net revenues and expenses during the reporting periods. Significant estimates and assumptions include, among other things, pension and benefit plan assumptions, lives and valuation assumptions for goodwill and other intangible assets, marketing programs, income taxes, and the allowance for losses and estimated residual values of finance leases. Actual results could differ from those estimates.
Certain prior year amounts have been reclassified to conform with the current year’s presentation due primarily to Altria Group, Inc.’s 2017 adoption of Accounting Standards Update (“ASU”) No. 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU No. 2016-09”). For further discussion, see Note 11. Stock Plans.
Note 2. Summary of Significant Accounting Policies
▪Cash and Cash Equivalents: Cash equivalents include demand deposits with banks and all highly liquid investments with original maturities of three months or less. Cash equivalents are stated at cost plus accrued interest, which approximates fair value.
▪Depreciation, Amortization, Impairment Testing and Asset Valuation: Property, plant and equipment are stated at historical costs and depreciated by the straight-line method over the estimated useful lives of the assets. Machinery and equipment are depreciated over periods up to 25 years, and buildings and building improvements over periods up to 50 years. Definite-lived intangible assets are amortized over their estimated useful lives up to 25 years.
Altria Group, Inc. reviews long-lived assets, including definite-lived intangible assets, for impairment whenever events or changes in business circumstances indicate that the carrying value of the assets may not be fully recoverable. Altria Group, Inc. performs undiscounted operating cash flow analyses to determine if an impairment exists. For purposes of recognition and measurement of an impairment for assets held for use, Altria

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

Group, Inc. groups assets and liabilities at the lowest level for which cash flows are separately identifiable. If an impairment is determined to exist, any related impairment loss is calculated based on fair value. Impairment losses on assets to be disposed of, if any, are based on the estimated proceeds to be received, less costs of disposal. Altria Group, Inc. also reviews the estimated remaining useful lives of long-lived assets whenever events or changes in business circumstances indicate the lives may have changed.
Altria Group, Inc. conducts a required annual review of goodwill and indefinite-lived intangible assets for potential impairment, and more frequently if an event occurs or circumstances change that would require Altria Group, Inc. to perform an interim review. If the carrying value of goodwill exceeds its fair value, which is determined using discounted cash flows, goodwill is considered impaired. The amount of impairment loss is measured as the difference between the carrying value and the implied fair value. If the carrying value of an indefinite-lived intangible asset exceeds its fair value, which is determined using discounted cash flows, the intangible asset is considered impaired and is reduced to fair value.

▪Derivative Financial Instruments: In November 2017, Altria Group, Inc. adopted ASU No. 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities, which expands hedge accounting for both financial and nonfinancial risk components to better portray the economic results of an entity’s risk management activities in its financial statements. In addition, the guidance includes certain targeted improvements to simplify the application of hedge accounting. At adoption, Altria Group, Inc. had no derivative or nonderivative financial instruments designated in hedging relationships. Adoption of the guidance had no impact on prior years.
Altria Group, Inc. enters into derivatives to mitigate the potential impact of certain market risks, including foreign currency exchange rate risk. Altria Group, Inc. uses various types of derivative financial instruments, including forward contracts, options and swaps.
Derivative financial instruments are recorded at fair value on the consolidated balance sheets as either assets or liabilities. Derivative financial instruments that qualify for hedge accounting are designated as either fair value hedges, cash flow hedges or net investment hedges at the inception of the contracts. For fair value hedges, changes in the fair value of the derivative, as well as the offsetting changes in the fair value of the hedged item, are recorded in the consolidated statements of earnings each period. For cash flow hedges, changes in the fair value of the derivative are recorded each period in accumulated other comprehensive earnings (losses) and are reclassified to the consolidated statements of earnings in the same periods in which operating results are affected by the respective hedged item. For net investment hedges, changes in the fair value of the derivative or foreign currency transaction gains or losses on a nonderivative hedging instrument are recorded in accumulated other comprehensive earnings (losses) to offset the change in the value of the net investment being hedged. Such amounts remain in accumulated other comprehensive earnings (losses) until the complete or substantially complete liquidation of the underlying foreign operations occurs or, for investments in foreign entities accounted for under the equity method of accounting, Altria Group, Inc.’s economic interest in the underlying foreign entity decreases. Cash flows from hedging instruments are classified in the same manner as the respective hedged item in the consolidated statements of cash flows.
To qualify for hedge accounting, the hedging relationship, both at inception of the hedge and on an ongoing basis, is expected to be highly effective at achieving the offsetting changes in the fair value of the hedged risk during the period that the hedge is designated. Altria Group, Inc. formally designates and documents, at inception, the financial instrument as a hedge of a specific underlying exposure, the risk management objective, the strategy for undertaking the hedge transaction and method for assessing hedge effectiveness. Additionally, for qualified hedges of forecasted transactions, if it becomes probable that a forecasted transaction will not occur, the hedge will no longer be effective and all of the derivative gains and losses would be recorded in the consolidated statement of earnings in the current period.
For financial instruments that are not designated as hedging instruments or do not qualify for hedge accounting, changes in fair value are recorded in the consolidated statements of earnings each period. Altria Group, Inc. does not enter into or hold derivative financial instruments for trading or speculative purposes.
▪Employee Benefit Plans: Altria Group, Inc. provides a range of benefits to its employees and retired employees, including pension, postretirement health care and postemployment benefits. Altria Group, Inc. records annual amounts relating to these plans based on calculations specified by U.S. GAAP, which include various actuarial assumptions as to discount rates, assumed rates of return on plan assets, mortality, compensation increases, turnover rates and health care cost trend rates.
Altria Group, Inc. recognizes the funded status of its defined benefit pension and other postretirement plans on the consolidated balance sheet and records as a component of other comprehensive earnings (losses), net of deferred income taxes, the gains or losses and prior service costs or credits that have not been recognized as components of net periodic benefit cost. The gains or losses and prior service costs or credits recorded as components of other comprehensive earnings (losses) are subsequently amortized into net periodic benefit cost in future years.
▪Environmental Costs: Altria Group, Inc. is subject to laws and regulations relating to the protection of the environment. Altria Group, Inc. provides for expenses associated with environmental remediation obligations on an undiscounted basis when such amounts are probable and can be reasonably estimated. Such accruals are adjusted as new information develops or circumstances change.
Compliance with environmental laws and regulations, including the payment of any remediation and compliance costs or damages and the making of related expenditures, has not had,

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

and is not expected to have, a material adverse effect on Altria Group, Inc.’s consolidated results of operations, capital expenditures, financial position or cash flows (see Note 18. Contingencies - Environmental Regulation).
▪Fair Value Measurements: Altria Group, Inc. measures certain assets and liabilities at fair value. Fair value is defined as the exchange price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Altria Group, Inc. uses a fair value hierarchy, which gives the highest priority to unadjusted quoted prices in active markets for identical assets and liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of inputs used to measure fair value are:

Level 1	Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2
Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
▪Finance Leases: Income attributable to leveraged leases is initially recorded as unearned income and subsequently recognized as revenue over the terms of the respective leases at constant after-tax rates of return on the positive net investment balances. Investments in leveraged leases are stated net of related nonrecourse debt obligations.
Finance leases include unguaranteed residual values that represent PMCC’s estimates at lease inception as to the fair values of assets under lease at the end of the non-cancelable lease terms. The estimated residual values are reviewed at least annually by PMCC’s management. This review includes analysis of a number of factors, including activity in the relevant industry. If necessary, revisions are recorded to reduce the residual values.
PMCC considers rents receivable past due when they are beyond the grace period of their contractual due date. PMCC stops recording income (“non-accrual status”) on rents receivable when contractual payments become 90 days past due or earlier if management believes there is significant uncertainty of collectability of rent payments, and resumes recording income when collectability of rent payments is reasonably certain. Payments received on rents receivable that are on non-accrual status are used to reduce the rents receivable balance. Write-offs to the allowance for losses are recorded when amounts are deemed to be uncollectible.
▪Guarantees: Altria Group, Inc. recognizes a liability for the fair value of the obligation of qualifying guarantee activities. See Note 18. Contingencies for a further discussion of guarantees.
▪Income Taxes: Significant judgment is required in

determining income tax provisions and in evaluating tax positions.
Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Altria Group, Inc. records a valuation allowance when it is more-likely-than-not that some portion or all of a deferred tax asset will not be realized.
Altria Group, Inc. recognizes a benefit for uncertain tax positions when a tax position taken or expected to be taken in a tax return is more-likely-than-not to be sustained upon examination by taxing authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. Altria Group, Inc. recognizes accrued interest and penalties associated with uncertain tax positions as part of the provision for income taxes in its consolidated statements of earnings.
▪Inventories: The last-in, first-out (“LIFO”) method is used to determine the cost of substantially all tobacco inventories. The cost of the remaining inventories is determined using the first-in, first-out (“FIFO”) and average cost methods. Inventories that are measured using the LIFO method are stated at the lower of cost or market. Inventories that are measured using the FIFO and average cost methods are stated at the lower of cost and net realizable value. It is a generally recognized industry practice to classify leaf tobacco and wine inventories as current assets although part of such inventory, because of the duration of the curing and aging process, ordinarily would not be used within one year.
▪Litigation Contingencies and Costs: Altria Group, Inc. and its subsidiaries record provisions in the consolidated financial statements for pending litigation when it is determined that an unfavorable outcome is probable and the amount of the loss can be reasonably estimated. Litigation defense costs are expensed as incurred and included in marketing, administration and research costs in the consolidated statements of earnings.
▪Marketing Costs: Altria Group, Inc.’s businesses promote their products with consumer engagement programs, consumer incentives and trade promotions. Such programs include discounts, coupons, rebates, in-store display incentives, event marketing and volume-based incentives. Consumer engagement programs are expensed as incurred. Consumer incentive and trade promotion activities are recorded as a reduction of revenues, a portion of which is based on amounts estimated as being due to wholesalers, retailers and consumers at the end of a period, based principally on historical volume, utilization and redemption rates. For interim reporting purposes, consumer engagement programs and certain consumer incentive expenses are charged to operations as a percentage of sales, based on estimated sales and related expenses for the full year.
▪Revenue Recognition: Altria Group, Inc.’s businesses recognize revenues, net of sales incentives and sales returns, and including shipping and handling charges billed to customers, upon shipment of goods when title and risk of loss pass to

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

customers. Payments received in advance of revenue recognition are deferred and recorded in other accrued liabilities until revenue is recognized. Altria Group, Inc.’s businesses also include excise taxes billed to customers in net revenues. Shipping and handling costs are classified as part of cost of sales.

▪Stock-Based Compensation: Altria Group, Inc. measures compensation cost for all stock-based awards at fair value on date of grant, net of estimated forfeitures, and recognizes compensation expense over the service periods for awards expected to vest.
▪New Accounting Standards: The following table provides a description of the recently issued accounting guidance applicable to, but not yet adopted by, Altria Group, Inc.:

Standards	Description	Effective Date for Public Entity	Effect on Financial Statements
ASU Nos. 2014-09; 2015-14; 2016-08; 2016-10; 2016-12; 2016-20 Revenue from Contracts with Customers (Topic 606)	The guidance establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers.	The guidance is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period.
The adoption of this guidance will not have a material impact on the amount or timing of revenue recognized on Altria Group, Inc.’s consolidated financial statements based on current contracts with customers. The guidance will result in expanded footnote disclosures. Altria Group, Inc. will adopt this guidance in the first quarter of 2018, using the modified retrospective transition method.

ASU No. 2016-01 Recognition and Measurement of Financial Assets and Financial Liabilities (Subtopic 825-10)	The guidance addresses certain aspects of recognition, measurement, presentation and disclosure of financial instruments.	The guidance is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period.	The adoption of this guidance will not have a material impact on Altria Group, Inc.’s consolidated financial statements. Altria Group, Inc. will adopt this guidance in the first quarter of 2018.
ASU Nos. 2016-02; 2018-01 Leases (Topic 842)
The guidance increases transparency and comparability among organizations by requiring entities to recognize lease assets and lease liabilities on the balance sheet and disclose key information about leasing arrangements.
The guidance is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period. Early adoption is permitted.
Altria Group, Inc. is in the process of evaluating the impact of this guidance on its consolidated financial statements and related disclosures, including identifying and analyzing all contracts that contain a lease. As a lessor, PMCC maintains a portfolio of finance assets, substantially all of which are leveraged leases, the accounting of which will be unchanged under the new guidance and is not expected to change unless there is a contract modification to an existing lease. As a lessee, Altria Group, Inc.’s various leases under existing guidance are classified as operating leases that are not recorded on its consolidated balance sheets but are recorded in its consolidated statements of earnings as expense is incurred. Upon adoption of the new guidance, Altria Group, Inc. will record substantially all leases on its balance sheets as a right-of-use asset and a lease liability. The adoption of this guidance is not expected to have a material impact on Altria Group, Inc.’s consolidated financial statements. The guidance will result in expanded footnote disclosures.

ASU No. 2016-13 Measurement of Credit Losses on Financial Instruments (Topic 326)
The guidance replaces the current incurred loss impairment methodology for recognizing credit losses for financial assets with a methodology that reflects the entity’s current estimate of all expected credit losses and requires consideration of a broader range of reasonable and supportable information for estimating credit losses.

The guidance is effective for annual reporting periods beginning after December 15, 2019, including interim periods within that reporting period. Early adoption is permitted only as of annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period.

Altria Group, Inc. is in the process of evaluating the impact of this guidance on its consolidated financial statements and related disclosures. Altria Group, Inc.’s financial assets that are within the scope of the new guidance were approximately 2% of Altria Group, Inc.’s total assets at December 31, 2017.

ASU No. 2016-15 Classification of Certain Cash Receipts and Cash Payments (Topic 230)	The guidance addresses how eight specific cash flow issues are to be presented and classified in the statement of cash flows.	The guidance is effective for fiscal years beginning after December 15, 2017 and interim periods within those fiscal years.	The adoption of this guidance will not have a material impact on Altria Group, Inc.’s consolidated statements of cash flows. Altria Group, Inc. will adopt this guidance in the first quarter of 2018.

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

Standards	Description	Effective Date for Public Entity	Effect on Financial Statements
ASU No. 2016-18 Restricted Cash (Topic 230)
The guidance requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents and amounts generally described as restricted cash and restricted cash equivalents.
The guidance is effective for fiscal years beginning after December 15, 2017 and interim periods within those fiscal years.
At December 31, 2017 and December 31, 2016, Altria Group, Inc. had restricted cash of $61 million and $82 million, respectively. Altria Group, Inc. will retrospectively adopt this guidance in the first quarter of 2018 and will comply with the required presentation of restricted cash in its consolidated statements of cash flows upon adoption.

ASU No. 2017-07 Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost (Topic 715)
The guidance requires an employer to report the service cost component of net periodic pension cost and net periodic postretirement benefit cost in the same line item or items as other compensation costs arising from services rendered by employees during the period. The other components of net periodic pension cost and net periodic postretirement benefit cost are required to be presented in the statement of earnings separately from the service cost component and outside the subtotal of operating income. Additionally, only the service cost component is eligible for capitalization.

The guidance is effective for annual periods beginning after December 15, 2017 and interim periods within that reporting period. The guidance is required to be applied retrospectively for the presentation of the service cost component and the other components of net periodic pension cost and net periodic postretirement benefit cost in the statement of earnings, and prospectively for the capitalization of the service cost component.

Under the new guidance, the amount of non-service cost components of net periodic benefit cost (income) presented within operating income that would have been presented separately from operating income was $37 million, $(1) million and $151 million for the years ended December 31, 2017, 2016 and 2015, respectively. The prospective adoption of this guidance related to the capitalization of the service cost component will not have a material impact on Altria Group, Inc.’s consolidated financial statements. Altria Group, Inc. will adopt this guidance in the first quarter of 2018.

Note 3. Goodwill and Other Intangible Assets, net
Goodwill and other intangible assets, net, by segment were as follows:

	Goodwill		Other Intangible Assets, net
(in millions)	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Smokeable products	$99	$77	$3,054	$2,901
Smokeless products	5,023	5,023	8,827	8,829
Wine	74	74	294	295
Other	111	111	225	11
Total	$5,307	$5,285	$12,400	$12,036
Goodwill relates to the 2017 acquisition of Nat Sherman, 2014 acquisition of Green Smoke, 2009 acquisition of UST and 2007 acquisition of Middleton.
Other intangible assets consisted of the following:

	December 31, 2017		December 31, 2016
(in millions)	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Indefinite-lived intangible assets	$12,125	$—	$11,740	$—
Definite-lived intangible assets	465	190	465	169
Total other intangible assets	$12,590	$190	$12,205	$169
Indefinite-lived intangible assets consist substantially of trademarks from Altria Group, Inc.’s 2009 acquisition of UST ($9.1 billion) and 2007 acquisition of Middleton ($2.6 billion). Definite-lived intangible assets, which consist primarily of customer relationships and certain cigarette trademarks, are amortized over periods up to 25 years. Pre-tax amortization expense for definite-lived intangible assets during each of the years ended December 31, 2017, 2016 and 2015, was $21 million. Annual amortization expense for each of the next five years is estimated to be approximately $20 million, assuming no additional transactions occur that require the amortization of intangible assets.
During 2017, 2016 and 2015, Altria Group, Inc. completed its quantitative annual impairment test of goodwill and indefinite-lived intangible assets, and no impairment charges resulted.
For the years ended December 31, 2017, 2016 and 2015, there have been no changes in goodwill and the gross carrying amount of other intangible assets except for the purchase of certain intellectual property in 2017 primarily related to innovative tobacco products, the 2017 acquisition of Nat Sherman and Ste. Michelle’s 2016 purchase of substantially all of the assets

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
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of Patz & Hall Wine Company, Inc. In addition, there were no accumulated impairment losses related to goodwill and other intangible assets, net at December 31, 2017 and 2016.
Note 4. Asset Impairment, Exit and Implementation Costs
Pre-tax asset impairment, exit and implementation costs consisted of the following:

For the Year Ended December 31, 2017
(in millions)	Asset Impairment and Exit Costs	Implementation Costs (1)	Total
Smokeable products	$5	$17	$22
Smokeless products	28	28	56
Total	$33	$45	$78
(1) The pre-tax implementation costs were included in cost of sales in Altria Group, Inc.’s consolidated statement of earnings.

For the Year Ended December 31, 2016
(in millions)	Asset Impairment and Exit Costs (1)	Implementation Costs	Total
Smokeable products	$125	$9	$134
Smokeless products	42	15	57
All other	7	—	7
General corporate	5	—	5
Total	$179	$24	$203
(1) Includes termination, settlement and curtailment costs of $27 million. See Note 16. Benefit Plans.
The pre-tax asset impairment, exit and implementation costs for 2017 are related to the facilities consolidation discussed below, and the pre-tax asset impairment, exit and implementation costs for 2016 are related to both the facilities consolidation and the productivity initiative discussed below.

The movement in the restructuring liabilities (excluding termination, settlement and curtailment costs), substantially all of which are severance liabilities, for the years ended December 31, 2017 and 2016 was as follows:

(in millions)
Balances at December 31, 2015	$—
Charges	152
Cash spent	(73)
Balances at December 31, 2016	79
Charges	25
Cash spent	(71)
Balances at December 31, 2017	$33
▪Facilities Consolidation: In October 2016, Altria Group, Inc. announced the consolidation of certain of its operating companies’ manufacturing facilities to streamline operations and achieve greater efficiencies. Middleton is in the process of transferring its Limerick, Pennsylvania operations to the Manufacturing Center site in Richmond, Virginia (“Richmond Manufacturing Center”). USSTC is in the process of transferring its Franklin Park, Illinois operations to its Nashville, Tennessee facility and the Richmond Manufacturing Center. Separation benefits are being paid to non-relocating employees. The consolidation is expected to be substantially completed by the end of the first quarter of 2018.
As a result of the consolidation, Altria Group, Inc. expects to record total pre-tax charges of approximately $150 million, or $0.05 per share. Of this amount, during 2017, Altria Group, Inc. incurred pre-tax charges of $78 million and recorded $71 million in 2016. The total estimated charges relate primarily to accelerated depreciation and asset impairment ($50 million), employee separation costs ($45 million) and other exit and implementation costs ($55 million). Approximately $95 million of the total pre-tax charges are expected to result in cash expenditures.
For the year ended December 31, 2016, total pre-tax asset impairment and exit costs for the consolidation of $54 million were recorded in the smokeable products segment ($25 million) and smokeless products segment ($29 million). In addition, for the year ended December 31, 2016, pre-tax implementation costs of $17 million were recorded in the smokeable products segment ($3 million) and smokeless products segment ($14 million). The pre-tax implementation costs were included in cost of sales in Altria Group, Inc.’s consolidated statement of earnings.
Cash payments related to the consolidation of $58 million were made during the year ended December 31, 2017, for total cash payments of $63 million since inception.
▪Productivity Initiative: In January 2016, Altria Group, Inc. announced a productivity initiative designed to maintain its operating companies’ leadership and cost competitiveness through reduced spending on certain selling, general and administrative infrastructure and a leaner organizational structure. As a result of the initiative, during 2016, Altria Group, Inc. incurred total pre-

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

tax restructuring charges of $132 million, or $0.04 per share, substantially all of which result in cash expenditures. The charges consisted of employee separation costs of $117 million and other associated costs of $15 million. Total pre-tax charges related to the initiative have been completed.
For the year ended December 31, 2016, total pre-tax asset impairment and exit costs for the initiative of $125 million were recorded in the smokeable products segment ($100 million), smokeless products segment ($13 million), all other ($7 million) and general corporate ($5 million). In addition, for the year ended December 31, 2016, pre-tax implementation costs of $7 million were recorded in the smokeable products segment ($6 million) and smokeless products segment ($1 million). The pre-tax implementation costs were included in marketing, administration and research costs in Altria Group, Inc.’s consolidated statement of earnings.
Cash payments related to the initiative of $32 million were made during the year ended December 31, 2017, for total cash payments of $106 million since inception.
Note 5. Inventories
On January 1, 2017, Altria Group, Inc. adopted ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory, which requires inventory that is measured using the FIFO or average cost methods to be measured at the lower of cost and net realizable value. Previous guidance required inventory that was measured using the FIFO or average cost methods to be measured at the lower of cost or market. The adoption of this guidance did not have a material impact on Altria Group, Inc.’s consolidated financial statements.
The cost of approximately 59% and 62% of inventories at December 31, 2017 and 2016, respectively, was determined using the LIFO method. The stated LIFO amounts of inventories were approximately $0.7 billion lower than the current cost of inventories at December 31, 2017 and 2016.
Note 6. Investment in AB InBev/SABMiller
At December 31, 2017, Altria Group, Inc. had an approximate 10.2% ownership of AB InBev, consisting of approximately 185 million restricted shares of AB InBev (the “Restricted Shares”) and approximately 12 million ordinary shares of AB InBev. Altria Group, Inc. accounts for its investment in AB InBev under the equity method of accounting because Altria Group, Inc. has the ability to exercise significant influence over the operating and financial policies of AB InBev, including having active representation on AB InBev’s Board of Directors (“AB InBev Board”) and certain AB InBev Board Committees. Through this representation, Altria Group, Inc. participates in AB InBev policy making processes.
Altria Group, Inc. reports its share of AB InBev’s results using a one-quarter lag because AB InBev’s results are not available in time for Altria Group, Inc. to record them in the concurrent period.
Pre-tax earnings from Altria Group, Inc.’s equity investment in AB InBev were $532 million for the year ended December 31, 2017. As a result of the one-quarter lag and the timing of the completion of the Transaction, no earnings from Altria Group, Inc.’s equity investment in AB InBev were recorded for the year ended December 31, 2016.
On December 22, 2017, the U.S. Government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Reform Act”). Consistent with the one-quarter lag for recording AB InBev’s results, in the first quarter of 2018 Altria Group, Inc. will record its share of AB InBev’s recorded fourth quarter 2017 estimated effect of the Tax Reform Act.
Summary financial data of AB InBev is as follows:

(in millions)	For Altria Group, Inc.’s Year Ended December 31, 2017 (1)
Net revenues	$56,004
Gross profit	$34,376
Earnings from continuing operations	$6,769
Net earnings	$6,845
Net earnings attributable to AB InBev	$5,473

(in millions)	At September 30, 2017 (1)	At October 10, 2016 (1)
Current assets	$30,920	$40,086
Long-term assets	$213,696	$223,701
Current liabilities	$37,765	$44,272
Long-term liabilities	$134,236	$139,112
Noncontrolling interests	$10,639	$9,177
(1) Reflecting the one-quarter lag: (i) summary financial data of AB InBev’s results for Altria Group, Inc.’s year ended December 31, 2017 include AB InBev’s results for the last three months of 2016 and the first nine months of 2017, and (ii) summary financial data of AB InBev’s financial position is disclosed at September 30, 2017 and October 10, 2016.
At December 31, 2017, Altria Group, Inc.’s carrying amount of its equity investment in AB InBev exceeded its share of AB InBev’s net assets attributable to equity holders of AB InBev by approximately $11.7 billion. Substantially all of this difference is comprised of goodwill and other indefinite-lived intangible assets (consisting primarily of trademarks).
The fair value of Altria Group, Inc.’s equity investment in AB InBev is based on: (i) unadjusted quoted prices in active markets for AB InBev’s ordinary shares and was classified in Level 1 of the fair value hierarchy and (ii) observable inputs other than Level 1 prices, such as quoted prices for similar assets for the Restricted Shares, and was classified in Level 2 of the fair value hierarchy. Altria Group, Inc. may, in certain instances, pledge or otherwise grant a security interest in all or part of its Restricted Shares. In the event the pledgee or security interest holder forecloses on the Restricted Shares, the relevant Restricted Shares will be automatically converted, one-for-one, into ordinary shares. Therefore, the fair value of each Restricted Share is based on the value of an ordinary share. The fair value of Altria Group, Inc.’s equity investment in AB InBev at December 31, 2017 and 2016 was $22.1 billion and $20.9 billion, respectively, compared

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
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with its carrying value of $18.0 billion and $17.9 billion, respectively.
Prior to the completion of the Transaction on October 10, 2016, Altria Group, Inc. held an approximate 27% ownership of SABMiller that was accounted for under the equity method of accounting.
Pre-tax earnings from Altria Group, Inc.’s equity investment in SABMiller were $795 million and $757 million for the years ended December 31, 2016 and 2015, respectively. Altria Group, Inc.’s earnings from its equity investment in SABMiller for the year ended December 31, 2016 included a pre-tax non-cash gain of $309 million, reflecting Altria Group, Inc.’s share of SABMiller’s increase to shareholders’ equity, resulting from the completion of the SABMiller, The Coca-Cola Company and Gutsche Family Investments transaction, combining bottling operations in Africa. As a result of the timing of the completion of the Transaction, Altria Group, Inc.’s pre-tax earnings from its equity investment in SABMiller for the year ended December 31, 2016 included its share of approximately nine months of SABMiller’s earnings.
    Summary financial data of SABMiller is as follows:

	For the Years Ended December 31,
(in millions)	2016 (1)	2015
Net revenues	$14,543	$20,188
Operating profit	$2,099	$3,690
Net earnings attributable to SABMiller	$1,803	$2,838
(1) As a result of the timing of the completion of the Transaction, summary financial data of SABMiller for the year ended December 31, 2016 included approximately nine months of SABMiller’s results.
▪AB InBev and SABMiller Business Combination: On October 10, 2016, Legacy AB InBev completed the Transaction, and AB InBev became the holding company for the combined SABMiller and Legacy AB InBev businesses. Under the terms of the Transaction, SABMiller shareholders received 45 British pounds (“GBP”) in cash for each SABMiller share held, with a partial share alternative (“PSA”), which was subject to proration, available for approximately 41% of the SABMiller shares. Altria Group, Inc. elected the PSA.
Upon completion of the Transaction and taking into account proration, Altria Group, Inc. received, in respect of its 430,000,000 SABMiller shares, (i) an interest that was converted into the Restricted Shares, representing a 9.6% ownership of AB InBev based on AB InBev’s shares outstanding at October 10, 2016, and (ii) approximately $4.8 billion in pre-tax cash as the cash component of the PSA. Additionally, Altria Group, Inc. received pre-tax cash proceeds of approximately $0.5 billion from exercising the derivative financial instruments discussed below, which, together with the pre-tax cash from the Transaction, totaled approximately $5.3 billion in pre-tax cash. Subsequently, Altria Group, Inc. purchased approximately 12 million ordinary shares of AB InBev for a total cost of approximately $1.6 billion, thereby increasing Altria Group, Inc.’s ownership of AB InBev to approximately 10.2% at December 31, 2016.

The Restricted Shares:

▪	are unlisted and not admitted to trading on any stock exchange;

▪	are subject to a five-year lock-up (subject to limited exceptions) ending October 10, 2021;

▪	are convertible into ordinary shares of AB InBev on a one-for-one basis after the end of this five-year lock-up period;

▪	rank equally with ordinary shares of AB InBev with regards to dividends and voting rights; and

▪	have director nomination rights with respect to AB InBev.
As a result of the Transaction, for the year ended December 31, 2016, Altria Group, Inc. recorded a pre-tax gain of approximately $13.9 billion, or $9.0 billion after-tax, which was based on the following:

▪	the Legacy AB InBev share price as of October 10, 2016;

▪	the book value of Altria Group, Inc.’s investment in SABMiller, including Altria Group, Inc.’s accumulated other comprehensive losses directly attributable to SABMiller, at October 10, 2016;

▪	the gains on the derivative financial instruments discussed below; and

▪
the impact of AB InBev’s divestitures of certain SABMiller assets and businesses in connection with Legacy AB InBev obtaining necessary regulatory clearances for the Transaction (“AB InBev divestitures”) that occurred by December 31, 2016.

For the year ended December 31, 2017, Altria Group, Inc. recorded pre-tax gains of $445 million related to the planned completion of the remaining AB InBev divestitures in gain on AB InBev/SABMiller business combination in Altria Group, Inc.’s consolidated statement of earnings.
Altria Group, Inc.’s gain on the Transaction was deferred for United States corporate income tax purposes, except to the extent of the cash consideration received.
▪ Derivative Financial Instruments: In November 2015 and August 2016, Altria Group, Inc. entered into a derivative financial instrument, each in the form of a put option (together the “options”) to hedge Altria Group, Inc.’s exposure to foreign currency exchange rate movements in the GBP to the United States dollar, in relation to the pre-tax cash consideration that Altria Group, Inc. expected to receive under the PSA pursuant to the revised and final offer announced by Legacy AB InBev on July 26, 2016. The notional amounts of the November 2015 and August 2016 options were $2,467 million (1,625 million GBP) and $480 million (378 million GBP), respectively. The options did not qualify for hedge accounting; therefore, changes in the fair values of the options were recorded as gains or losses in Altria Group, Inc.’s consolidated statements of earnings in the periods in which the changes occurred. For the year ended December 31, 2016, Altria Group, Inc. recorded pre-tax gains associated with the November 2015 and August

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
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2016 options of $330 million and $19 million, respectively, for the changes in the fair values of the options in gain on AB InBev/SABMiller business combination in Altria Group, Inc.’s consolidated statement of earnings. For the year ended December 31, 2015, Altria Group, Inc. recorded a pre-tax gain of $20 million for the change in the fair value of the November 2015 option. Exercising the options in October 2016 resulted in approximately $0.5 billion in pre-tax cash proceeds.
The fair values of the options were determined using binomial option pricing models, which reflect the contractual terms of the options and other observable market-based inputs, and were classified in Level 2 of the fair value hierarchy.
Note 7. Finance Assets, net
In 2003, PMCC ceased making new investments and began focusing exclusively on managing its portfolio of finance assets in order to maximize its operating results and cash flows from its existing lease portfolio activities and asset sales. Accordingly, PMCC’s operating companies income will fluctuate over time as investments mature or are sold.
     At December 31, 2017, finance assets, net, of $899 million were comprised of investments in finance leases of $922 million, reduced by the allowance for losses of $23 million. At December 31, 2016, finance assets, net, of $1,028 million were comprised of investments in finance leases of $1,060 million, reduced by the allowance for losses of $32 million.
A summary of the net investments in finance leases, substantially all of which were leveraged leases, at December 31, 2017 and 2016, before allowance for losses was as follows:

(in millions)	2017	2016
Rents receivable, net	$696	$805
Unguaranteed residual values	427	495
Unearned income	(201)	(240)
Investments in finance leases	922	1,060
Deferred income taxes	(407)	(717)
Net investments in finance leases	$515	$343
Rents receivable, net, represent unpaid rents, net of principal and interest payments on third-party nonrecourse debt. PMCC’s rights to rents receivable are subordinate to the third-party nonrecourse debtholders and the leased equipment is pledged as collateral to the debtholders. The repayment of the nonrecourse debt is collateralized by lease payments receivable and the leased property, and is nonrecourse to the general assets of PMCC. As required by U.S. GAAP, the third-party nonrecourse debt of $0.6 billion and $0.8 billion at December 31, 2017 and 2016, respectively, has been offset against the related rents receivable. There were no leases with contingent rentals in 2017 and 2016.
In 2017, 2016 and 2015 PMCC’s review of estimated residual values resulted in a decrease of $8 million, $28 million and $65 million, respectively, to unguaranteed residual values. These decreases in unguaranteed residual values resulted in a reduction to PMCC’s net revenues of $5 million, $18 million and $41 million in 2017, 2016 and 2015, respectively.
At December 31, 2017, PMCC’s investments in finance leases were principally comprised of the following investment categories: aircraft (40%), electric power (27%), railcar (13%), real estate (10%) and manufacturing (10%). There were no investments located outside the United States at December 31, 2017 and 2016.
Rents receivable in excess of debt service requirements on third-party nonrecourse debt at December 31, 2017 were as follows:

(in millions)
2018	$96
2019	173
2020	116
2021	96
2022	142
Thereafter	73
Total	$696
PMCC maintains an allowance for losses that provides for estimated credit losses on its investments in finance leases. PMCC’s portfolio consists substantially of leveraged leases to a diverse base of lessees participating in a variety of industries. Losses on such leases are recorded when probable and estimable. PMCC regularly performs a systematic assessment of each individual lease in its portfolio to determine potential credit or collection issues that might indicate impairment. Impairment takes into consideration both the probability of default and the likelihood of recovery if default were to occur. PMCC considers both quantitative and qualitative factors of each investment when performing its assessment of the allowance for losses.
Quantitative factors that indicate potential default are tied most directly to public debt ratings. PMCC monitors publicly available information on its obligors, including financial statements and credit rating agency reports. Qualitative factors that indicate the likelihood of recovery if default were to occur include underlying collateral value, other forms of credit support, and legal/structural considerations impacting each lease. Using available information, PMCC calculates potential losses for each lease in its portfolio based on its default and recovery rating assumptions for each lease. The aggregate of these potential losses forms a range of potential losses which is used as a guideline to determine the adequacy of PMCC’s allowance for losses.
PMCC assesses the adequacy of its allowance for losses relative to the credit risk of its leasing portfolio on an ongoing basis. During 2017 and 2016, PMCC determined that its allowance for losses exceeded the amount required based on management’s assessment of the credit quality and size of PMCC’s leasing portfolio. As a result, PMCC reduced its allowance for losses by $9 million and $10 million for the years ended December 31, 2017 and 2016, respectively. There was no such adjustment for the year ended December 31, 2015. These

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
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decreases to the allowance for losses were recorded as a reduction to marketing, administration and research costs in Altria Group, Inc.’s consolidated statements of earnings. PMCC believes that, as of December 31, 2017, the allowance for losses of $23 million was adequate. PMCC continues to monitor economic and credit conditions, and the individual situations of its lessees and their respective industries, and may increase or decrease its allowance for losses if such conditions change in the future.
The activity in the allowance for losses on finance assets for the years ended December 31, 2017, 2016 and 2015 was as follows:

(in millions)	2017	2016	2015
Balance at beginning of year	$32	$42	$42
Decrease to allowance	(9)	(10)	—
Balance at end of year	$23	$32	$42
All PMCC lessees were current on their lease payment obligations as of December 31, 2017.
The credit quality of PMCC’s investments in finance leases as assigned by Standard & Poor’s Ratings Services (“Standard & Poor’s”) and Moody’s Investors Service, Inc. (“Moody’s”) at December 31, 2017 and 2016 was as follows:

(in millions)	2017	2016
Credit Rating by Standard & Poor’s/Moody’s:
“AAA/Aaa” to “A-/A3”	$220	$218
“BBB+/Baa1” to “BBB-/Baa3”	550	559
“BB+/Ba1” and Lower	152	283
Total	$922	$1,060
Note 8. Short-Term Borrowings and Borrowing Arrangements
At December 31, 2017 and December 31, 2016, Altria Group, Inc. had no short-term borrowings. The credit line available to Altria Group, Inc. at December 31, 2017 under the Credit Agreement (as defined below) was $3.0 billion.
At December 31, 2017, Altria Group, Inc. had in place a senior unsecured 5-year revolving credit agreement (the “Credit Agreement”). The Credit Agreement provides for borrowings up to an aggregate principal amount of $3.0 billion and expires on August 19, 2020. Pricing for interest and fees under the Credit Agreement may be modified in the event of a change in the rating of Altria Group, Inc.’s long-term senior unsecured debt. Interest rates on borrowings under the Credit Agreement are expected to be based on the London Interbank Offered Rate (“LIBOR”) plus a percentage based on the higher of the ratings of Altria Group, Inc.’s long-term senior unsecured debt from Moody’s and Standard & Poor’s. The applicable percentage based on Altria Group, Inc.’s long-term senior unsecured debt ratings at December 31, 2017 for borrowings under the Credit Agreement was 1.125%. The Credit Agreement does not include any other rating triggers, nor does it contain any provisions that could require the posting of collateral.
The Credit Agreement is used for general corporate purposes and to support Altria Group, Inc.’s commercial paper issuances.

The Credit Agreement requires that Altria Group, Inc. maintain (i) a ratio of debt to consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”) of not more than 3.0 to 1.0 and (ii) a ratio of consolidated EBITDA to consolidated interest expense of not less than 4.0 to 1.0, each calculated as of the end of the applicable quarter on a rolling four quarters basis. At December 31, 2017, the ratios of debt to consolidated EBITDA and consolidated EBITDA to consolidated interest expense, calculated in accordance with the Credit Agreement, were 1.3 to 1.0 and 14.8 to 1.0, respectively. Altria Group, Inc. expects to continue to meet its covenants associated with the Credit Agreement. The terms “consolidated EBITDA,” “debt” and “consolidated interest expense,” as defined in the Credit Agreement, include certain adjustments.
Any commercial paper issued by Altria Group, Inc. and borrowings under the Credit Agreement are guaranteed by PM USA as further discussed in Note 19. Condensed Consolidating Financial Information.
Note 9. Long-Term Debt
At December 31, 2017 and 2016, Altria Group, Inc.’s long-term debt consisted of the following:

(in millions)	2017	2016
Notes, 2.625% to 10.20%, interest payable semi-annually, due through 2046 (1)	$13,852	$13,839
Debenture, 7.75%, interest payable semi-annually, due 2027	42	42
	13,894	13,881
Less current portion of long-term debt	864	—
	$13,030	$13,881
(1) Weighted-average coupon interest rate of 4.9% at December 31, 2017 and 2016.
At December 31, 2017, aggregate maturities of Altria Group, Inc.’s long-term debt were as follows:

(in millions)
2018	$864
2019	1,144
2020	1,000
2021	1,500
2022	1,900
Thereafter	7,609
14,017
Less: debt issuance costs	68
debt discounts	55
$13,894
Altria Group, Inc.’s estimate of the fair value of its debt is based on observable market information derived from a third party pricing source and is classified in Level 2 of the fair value hierarchy. The aggregate fair value of Altria Group, Inc.’s total long-term debt at December 31, 2017 and 2016, was $15.3 billion and $15.1 billion, respectively, as compared with its carrying value of $13.9 billion for each period.

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
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▪Altria Group, Inc. Senior Notes: The notes of Altria Group, Inc. are senior unsecured obligations and rank equally in right of payment with all of Altria Group, Inc.’s existing and future senior unsecured indebtedness. Upon the occurrence of both (i) a change of control of Altria Group, Inc. and (ii) the notes ceasing to be rated investment grade by each of Moody’s, Standard & Poor’s and Fitch Ratings Ltd. within a specified time period, Altria Group, Inc. will be required to make an offer to purchase the notes at a price equal to 101% of the aggregate principal amount of such notes, plus accrued and unpaid interest to the date of repurchase as and to the extent set forth in the terms of the notes.
The obligations of Altria Group, Inc. under the notes are guaranteed by PM USA as further discussed in Note 19. Condensed Consolidating Financial Information.
▪Debt Tender Offers: During 2016 and 2015, Altria Group, Inc. completed debt tender offers to purchase for cash certain of its senior unsecured notes in aggregate principal amounts of $0.9 billion and $0.8 billion, respectively.
Details of these debt tender offers and the associated pre-tax losses on early extinguishment of debt recorded by Altria Group, Inc. were as follows:

(in millions)	2016	2015
Notes Purchased
9.95% Notes due 2038	$441	$—
10.20% Notes due 2039	492	—
9.70% Notes due 2018	—	793
Total	$933	$793

Pre-tax Loss on Early Extinguishment of Debt
Premiums and fees	$809	$226
Write-off of unamortized debt discounts and debt issuance costs	14	2
Total	$823	$228

Note 10. Capital Stock
At December 31, 2017, Altria Group, Inc. had 12 billion shares of authorized common stock; issued, repurchased and outstanding shares of common stock were as follows:

	Shares Issued	Shares Repurchased	Shares Outstanding
Balances, December 31, 2014	2,805,961,317	(834,486,794)	1,971,474,523
Stock award activity	—	(732,623)	(732,623)
Repurchases of common stock	—	(10,682,419)	(10,682,419)
Balances, December 31, 2015	2,805,961,317	(845,901,836)	1,960,059,481
Stock award activity	—	(566,256)	(566,256)
Repurchases of common stock	—	(16,221,001)	(16,221,001)
Balances, December 31, 2016	2,805,961,317	(862,689,093)	1,943,272,224
Stock award activity	—	(408,891)	(408,891)
Repurchases of common stock	—	(41,604,141)	(41,604,141)
Balances, December 31, 2017	2,805,961,317	(904,702,125)	1,901,259,192
At December 31, 2017, 41,688,666 shares of common stock were reserved for stock-based awards under Altria Group, Inc.’s stock plans, and 10 million shares of serial preferred stock, $1.00 par value, were authorized. No shares of serial preferred stock have been issued.
▪Dividends: During the third quarter of 2017, Altria Group, Inc.’s Board of Directors (the “Board of Directors”) approved an 8.2% increase in the quarterly dividend rate to $0.66 per share of Altria Group, Inc. common stock versus the previous rate of $0.61 per share. The current annualized dividend rate is $2.64 per share. Future dividend payments remain subject to the discretion of the Board of Directors.
▪Share Repurchases: In July 2014, the Board of Directors authorized a $1.0 billion share repurchase program (the “July 2014 share repurchase program”). During the third quarter of 2015, Altria Group, Inc. completed the July 2014 share repurchase program, under which Altria Group, Inc. repurchased a total of 20.4 million shares of its common stock at an average price of $48.90 per share.
In July 2015, the Board of Directors authorized a $1.0 billion share repurchase program that it expanded to $3.0 billion in October 2016 and to $4.0 billion in July 2017 (as expanded, the “July 2015 share repurchase program”). During 2017, 2016 and 2015, Altria Group, Inc. repurchased 41.6 million shares, 16.2 million shares, and 0.6 million shares, respectively, of its common stock (at an aggregate cost

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

of approximately $2,917 million, $1,030 million and $35 million, respectively, and at an average price of $70.10 per share, $63.48 per share and $57.66 per share, respectively) under the July 2015 share repurchase program. At December 31, 2017, Altria Group, Inc. had approximately $18 million remaining in the July 2015 share repurchase program. In January 2018, Altria Group, Inc. completed the July 2015 share repurchase program, under which it purchased a total of 58.7 million shares of its common stock at an average price of $68.15 per share.
In January 2018, the Board of Directors authorized a new $1.0 billion share repurchase program. The timing of share repurchases under this program depends upon marketplace conditions and other factors, and the program remains subject to the discretion of the Board of Directors.
For the years ended December 31, 2017, 2016 and 2015, Altria Group, Inc.’s total share repurchase activity was as follows:

	2017	2016	2015
	(in millions, except per share data)
Total number of shares repurchased	41.6	16.2	10.7
Aggregate cost of shares repurchased	$2,917	$1,030	$554
Average price per share of shares repurchased	$70.10	$63.48	$51.83
Note 11. Stock Plans
Under the Altria Group, Inc. 2015 Performance Incentive Plan (the “2015 Plan”), Altria Group, Inc. may grant stock options, stock appreciation rights, restricted stock, restricted and deferred stock units, and other stock-based awards, as well as cash-based annual and long-term incentive awards to employees of Altria Group, Inc. or any of its subsidiaries or affiliates. Any awards granted pursuant to the 2015 Plan may be in the form of performance-based awards subject to the achievement or satisfaction of performance goals and performance cycles. Up to 40 million shares of common stock may be issued under the 2015 Plan. In addition, under the 2015 Stock Compensation Plan for Non-Employee Directors (the “Directors Plan”), Altria Group, Inc. may grant up to one million shares of common stock to members of the Board of Directors who are not employees of Altria Group, Inc.
Shares available to be granted under the 2015 Plan and the Directors Plan at December 31, 2017, were 38,161,242 and 920,942, respectively.
On January 1, 2017, Altria Group, Inc. adopted ASU No. 2016-09, which simplifies several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The adoption of ASU No. 2016-09 did not have a material impact on Altria Group, Inc.’s consolidated financial statements. The portions of the guidance that have an impact on Altria Group, Inc.’s consolidated financial statements have been adopted prospectively, with the exception of the classification of employee taxes paid by Altria Group, Inc. on the consolidated statements of cash flows related to shares withheld by Altria Group, Inc. for tax withholding purposes, which has been applied retrospectively. Altria Group, Inc. has made an accounting policy election to continue to estimate the number of share-based awards that are expected to vest, which includes estimating forfeitures.
▪Restricted Stock and Restricted Stock Units: Altria Group, Inc. may grant shares of restricted stock and restricted stock units to employees of Altria Group, Inc. or any of its subsidiaries or affiliates. During the vesting period, these shares include nonforfeitable rights to dividends or dividend equivalents and may not be sold, assigned, pledged or otherwise encumbered. Such shares are subject to forfeiture if certain employment conditions are not met. Altria Group, Inc. estimates the number of awards expected to be forfeited and adjusts this estimate when subsequent information indicates that the actual number of forfeitures is likely to differ from previous estimates. Shares of restricted stock and restricted stock units generally vest three years after the grant date.
The fair value of the shares of restricted stock and restricted stock units at the date of grant, net of estimated forfeitures, is amortized to expense ratably over the restriction period, which is generally three years. Altria Group, Inc. recorded pre-tax compensation expense related to restricted stock and restricted stock units granted to employees for the years ended December 31, 2017, 2016 and 2015 of $49 million, $44 million and $51 million, respectively. The deferred tax benefit recorded related to this compensation expense was $18 million, $17 million and $20 million for the years ended December 31, 2017, 2016 and 2015, respectively. The unamortized compensation expense related to Altria Group, Inc. restricted stock and restricted stock units was $54 million at December 31, 2017 and is expected to be recognized over a weighted-average period of approximately two years.
Altria Group, Inc.’s restricted stock and restricted stock units activity was as follows for the year ended December 31, 2017:

	Number of Shares	Weighted-Average Grant Date Fair Value Per Share
Balance at December 31, 2016	3,245,534	$48.45
Granted	641,263	$71.05
Vested	(1,321,620)	$36.40
Forfeited	(180,676)	$59.11
Balance at December 31, 2017	2,384,501	$60.40
The weighted-average grant date fair value of Altria Group, Inc. restricted stock and restricted stock units granted during the years ended December 31, 2017, 2016 and 2015 was $46 million, $56 million and $65 million, respectively, or $71.05, $59.38 and $54.54 per restricted stock or restricted stock unit, respectively. The total fair value of Altria Group, Inc. restricted stock and restricted stock units that vested during the years ended December 31, 2017, 2016 and 2015 was $95 million, $78 million and $85 million, respectively.

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

▪Performance Stock Units: In January 2017, Altria Group, Inc. granted an aggregate of 187,886 performance stock units to eligible employees. The payout of the performance stock units requires the achievement of certain performance measures, which were predetermined at the time of grant, over a three-year performance cycle. These performance measures consist of Altria Group, Inc.’s adjusted diluted earnings per share (“EPS”) compounded annual growth rate and Altria Group, Inc.’s total shareholder return relative to a predetermined peer group. The performance stock units are also subject to forfeiture if certain employment conditions are not met. At December 31, 2017, Altria Group, Inc. had 170,755 performance stock units remaining, with a weighted-average grant date fair value of $70.39 per performance stock unit. The fair value of the performance stock units at the date of grant, net of estimated forfeitures, is amortized to expense over the performance period. Altria Group, Inc. recorded pre-tax compensation expense related to performance stock units for the year ended December 31, 2017 of $6 million. The unamortized compensation expense related to Altria Group, Inc.’s performance stock units was $7 million at December 31, 2017. Altria Group, Inc. did not grant any performance stock units during 2016 and 2015.

Note 12. Earnings per Share
Basic and diluted EPS were calculated using the following:

	For the Years Ended December 31,
(in millions)	2017	2016	2015
Net earnings attributable to Altria Group, Inc.	$10,222	$14,239	$5,241
Less: Distributed and undistributed earnings attributable to share-based awards	(14)	(24)	(10)
Earnings for basic and diluted EPS	$10,208	$14,215	$5,231
Weighted-average shares for basic and diluted EPS	1,921	1,952	1,961

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

Note 13. Other Comprehensive Earnings/Losses
The following tables set forth the changes in each component of accumulated other comprehensive losses, net of deferred income taxes, attributable to Altria Group, Inc.:

(in millions)	Benefit Plans	AB InBev/ SABMiller		Currency Translation Adjustments and Other	Accumulated Other Comprehensive Losses
Balances, December 31, 2014	$(2,040)	$(640)		$(2)	$(2,682)
Other comprehensive losses before reclassifications	(223)	(983)		(4)	(1,210)
Deferred income taxes	86	344		1	431
Other comprehensive losses before reclassifications, net of deferred income taxes	(137)	(639)		(3)	(779)

Amounts reclassified to net earnings	272	21		—	293
Deferred income taxes	(105)	(7)		—	(112)
Amounts reclassified to net earnings, net of deferred income taxes	167	14		—	181

Other comprehensive earnings (losses), net of deferred income taxes	30	(625)	(1)	(3)	(598)
Balances, December 31, 2015	(2,010)	(1,265)		(5)	(3,280)
Other comprehensive (losses) earnings before reclassifications	(247)	787		1	541
Deferred income taxes	96	(276)		—	(180)
Other comprehensive (losses) earnings before reclassifications, net of deferred income taxes	(151)	511	(2)	1	361

Amounts reclassified to net earnings	178	1,160		—	1,338
Deferred income taxes	(65)	(406)		—	(471)
Amounts reclassified to net earnings, net of deferred income taxes	113	754	(3)	—	867

Other comprehensive (losses) earnings, net of deferred income taxes	(38)	1,265		1	1,228
Balances, December 31, 2016	(2,048)	—		(4)	(2,052)
Other comprehensive earnings (losses) before reclassifications	52	(91)		—	(39)
Deferred income taxes	(21)	32		—	11
Other comprehensive earnings (losses) before reclassifications, net of deferred income taxes	31	(59)		—	(28)

Amounts reclassified to net earnings	291	8		—	299
Deferred income taxes	(113)	(3)		—	(116)
Amounts reclassified to net earnings, net of deferred income taxes	178	5		—	183

Other comprehensive earnings (losses), net of deferred income taxes	209	(54)	(1)	—	155
Balances, December 31, 2017	$(1,839)	$(54)		$(4)	$(1,897)
(1) Altria Group, Inc.’s proportionate share of AB InBev’s and SABMiller’s other comprehensive earnings/losses consisted primarily of currency translation adjustments for the years ended December 31, 2017 and 2015, respectively.
(2) As a result of the Transaction, Altria Group, Inc. reversed to investment in SABMiller $414 million of its accumulated other comprehensive losses directly attributable to SABMiller; the remaining $97 million consisted primarily of currency translation adjustments.
(3) As a result of the Transaction, Altria Group, Inc. recognized $737 million of its accumulated other comprehensive losses directly attributable to SABMiller.

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

The following table sets forth pre-tax amounts by component, reclassified from accumulated other comprehensive losses to net earnings:

	For the Years Ended December 31,
(in millions)	2017	2016	2015
Benefit Plans: (1)
Net loss	$325	$223	$304
Prior service cost/credit	(34)	(45)	(32)
	291	178	272
AB InBev/SABMiller (2)	8	1,160	21
Pre-tax amounts reclassified from accumulated other comprehensive losses to net earnings	$299	$1,338	$293
(1) Amounts are included in net defined benefit plan costs. For further details, see Note 16. Benefit Plans.
(2) For the years ended December 31, 2017 and 2015, amounts are included in earnings from equity investment in AB InBev/SABMiller. Substantially all of the amount for the year ended December 31, 2016 is included in gain on AB InBev/SABMiller business combination. For further information, see Note 6. Investment in AB InBev/SABMiller.
Note 14. Income Taxes
As a result of the Tax Reform Act, Altria Group, Inc. recorded net tax benefits of approximately $3.4 billion in the fourth quarter of 2017 as discussed below. The main provisions of the Tax Reform Act that impact Altria Group, Inc. include: (i) a reduction in the U.S. federal statutory corporate income tax rate from 35% to 21% effective January 1, 2018, and (ii) changes in the treatment of foreign-source income, commonly referred to as a modified territorial tax system.
The transition to a modified territorial tax system requires Altria Group, Inc. to record a deemed repatriation tax and an associated tax basis benefit in 2017. Substantially all of the deemed repatriation tax is related to Altria Group, Inc.’s share of AB InBev’s accumulated earnings. As a result of the deemed repatriation tax, no tax was due on the dividends Altria Group, Inc. received from AB InBev in 2017.

Earnings before income taxes and (benefit) provision for income taxes consisted of the following for the years ended December 31, 2017, 2016 and 2015:

(in millions)	2017	2016	2015
Earnings before income taxes:
United States	$9,809	$21,867	$8,078
Outside United States	19	(15)	—
Total	$9,828	$21,852	$8,078
Provision (benefit) for income taxes:
Current:
Federal	$2,346	$4,093	$2,516
State and local	366	390	451
Outside United States	15	6	—
	2,727	4,489	2,967
Deferred:
Federal	(3,213)	3,102	(140)
State and local	86	20	8
Outside United States	1	(3)	—
	(3,126)	3,119	(132)
Total (benefit) provision for income taxes	$(399)	$7,608	$2,835
Altria Group, Inc.’s U.S. subsidiaries join in the filing of a U.S. federal consolidated income tax return. The U.S. federal income tax statute of limitations remains open for the year 2010 and forward, with years 2014 and 2015 currently under examination by the Internal Revenue Service (“IRS”) as part of an audit conducted in the ordinary course of business. With the exception of corresponding federal audit adjustments, state statutes of limitations generally remain open for the year 2013 and forward. Certain of Altria Group, Inc.’s state tax returns are currently under examination by various states as part of routine audits conducted in the ordinary course of business.

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

A reconciliation of the beginning and ending amount of unrecognized tax benefits for the years ended December 31, 2017, 2016 and 2015 was as follows:

(in millions)	2017	2016	2015
Balance at beginning of year	$169	$158	$258
Additions based on tax positions related to the current year	—	15	15
Additions for tax positions of prior years	129	29	57
Reductions for tax positions due to lapse of statutes of limitations	(4)	(4)	(4)
Reductions for tax positions of prior years	(208)	(28)	(86)
Settlements	(20)	(1)	(82)
Balance at end of year	$66	$169	$158
     Unrecognized tax benefits and Altria Group, Inc.’s consolidated liability for tax contingencies at December 31, 2017 and 2016 were as follows:

(in millions)	2017	2016
Unrecognized tax benefits	$66	$169
Accrued interest and penalties	9	23
Tax credits and other indirect benefits	(1)	(6)
Liability for tax contingencies	$74	$186
The amount of unrecognized tax benefits that, if recognized, would impact the effective tax rate at December 31, 2017 was $43 million, along with $23 million affecting deferred taxes. The amount of unrecognized tax benefits that, if recognized, would impact the effective tax rate at December 31, 2016 was $67 million, along with $102 million affecting deferred taxes.
Altria Group, Inc. recognizes accrued interest and penalties associated with uncertain tax positions as part of the tax provision.
For the years ended December 31, 2017, 2016 and 2015, Altria Group, Inc. recognized in its consolidated statements of earnings $(13) million, $9 million and $(36) million, respectively, of gross interest (income) expense associated with uncertain tax positions.
Altria Group, Inc. is subject to income taxation in many jurisdictions. Uncertain tax positions reflect the difference between tax positions taken or expected to be taken on income tax returns and the amounts recognized in the financial statements. Resolution of the related tax positions with the relevant tax authorities may take many years to complete, and such timing is not entirely within the control of Altria Group, Inc. It is reasonably possible that within the next 12 months certain examinations will be resolved, which could result in a decrease in unrecognized tax benefits of approximately $5 million.

The effective income tax rate on pre-tax earnings differed from the U.S. federal statutory rate for the following reasons for the years ended December 31, 2017, 2016 and 2015:

	2017	2016	2015
U.S. federal statutory rate	35.0%	35.0%	35.0%
Increase (decrease) resulting from:
State and local income taxes, net of federal tax benefit	3.5	1.2	3.7
Re-measurement of net deferred tax liabilities	(31.2)	—	—
Tax basis in foreign investments	(7.8)	—	—
Deemed repatriation tax	4.2	—	—
Uncertain tax positions	(0.9)	—	(0.8)
AB InBev/SABMiller dividend benefit	(5.9)	(0.6)	(0.5)
Domestic manufacturing deduction	(1.8)	(0.8)	(2.0)
Other	0.8	—	(0.3)
Effective tax rate	(4.1)%	34.8%	35.1%
The tax benefit in 2017 included net tax benefits of $3,367 million related to the Tax Reform Act recorded in the fourth quarter of 2017 as follows: (i) a tax benefit of $3,017 million to re-measure Altria Group, Inc. and its consolidated subsidiaries’ net deferred tax liabilities based on the new U.S. federal statutory rate; and (ii) a net tax benefit of $763 million for a tax basis adjustment associated with the deemed repatriation tax, partially offset by tax expense of $413 million for the deemed repatriation tax.
The amounts above related to the tax basis adjustment and the deemed repatriation tax were based on provisional estimates as of January 18, 2018, substantially all of which are related to Altria Group, Inc.’s share of AB InBev’s accumulated earnings and associated taxes. Altria Group, Inc. may be required to adjust these provisional estimates based on (i) additional guidance related to, or interpretation of, the Tax Reform Act and associated tax laws and (ii) additional information to be received from AB InBev, including information regarding AB InBev’s accumulated earnings and associated taxes for the 2016 and 2017 tax years. This additional guidance and information could result in increases or decreases to the provisional estimates, which may be significant in relation to these estimates. Altria Group, Inc. will record any such adjustments in 2018.
The tax benefit in 2017 also included tax benefits of $232 million for the release of a valuation allowance in the third quarter of 2017 related to deferred income tax assets for foreign tax credit carryforwards, which is included in AB InBev/SABMiller dividend benefit in the table above; and tax benefits of $152 million related primarily to the effective settlement in the second quarter of 2017 of the IRS audit of Altria Group, Inc. and its consolidated subsidiaries’ 2010-2013 tax years, partially offset by tax expense of $114 million in the third quarter of 2017 for tax reserves related to the calculation of certain foreign tax credits.
The tax provision in 2016 included increased tax benefits associated with the cumulative SABMiller and AB InBev

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

dividends and tax expense of $4.9 billion (approximately 35%) for the gain on the Transaction.
The tax provision in 2015 included net tax benefits of (i) $59 million from the reversal of tax reserves and associated interest due primarily to the closure in the third quarter of 2015 of the IRS audit of Altria Group, Inc. and its consolidated subsidiaries’ 2007-2009 tax years (“IRS 2007-2009 Audit”); and (ii) $41 million for Philip Morris International Inc. (“PMI”) tax matters discussed below, partially offset by the reversal of foreign tax credits primarily associated with SABMiller dividends that were recorded during the third quarter of 2015 ($41 million) and the fourth quarter of 2015 ($24 million). The tax provision in 2015 also included decreased recognition of foreign tax credits associated with SABMiller dividends.
Under tax sharing agreements between Altria Group, Inc. and its former subsidiary PMI, entered into in connection with the 2008 spin-off, PMI is responsible for its pre-spin-off tax obligations. Altria Group, Inc., however, remained severally liable for PMI’s pre-spin-off federal tax obligations pursuant to regulations governing federal consolidated income tax returns, and continued to include the pre-spin-off federal income tax reserves of PMI in its liability for uncertain tax positions. As of December 31, 2015, there were no remaining pre-spin-off tax reserves for PMI.
During 2015, Altria Group, Inc. recorded tax benefits of $41 million for PMI tax matters, primarily relating to the IRS 2007-2009 Audit. These net tax benefits were offset by a reduction of a PMI tax-related receivable, which was recorded as a decrease to operating income in Altria Group, Inc.’s consolidated statement of earnings. Due to the offset, the PMI tax matters had no impact on Altria Group, Inc.’s net earnings for the year ended December 31, 2015.
The tax effects of temporary differences that gave rise to deferred income tax assets and liabilities consisted of the following at December 31, 2017 and 2016:

(in millions)	2017	2016
Deferred income tax assets:
Accrued postretirement and postemployment benefits	$539	$952
Settlement charges	614	1,446
Accrued pension costs	136	330
Net operating losses and tax credit carryforwards	18	288
Total deferred income tax assets	1,307	3,016
Deferred income tax liabilities:
Property, plant and equipment	(261)	(429)
Intangible assets	(2,674)	(4,032)
Investment in AB InBev	(2,859)	(5,546)
Finance assets, net	(404)	(708)
Other	(121)	(125)
Total deferred income tax liabilities	(6,319)	(10,840)
Valuation allowances	—	(240)
Net deferred income tax liabilities	$(5,012)	$(8,064)

At December 31, 2017, Altria Group, Inc. had estimated gross state tax net operating losses of $569 million that, if unused, will expire in 2018 through 2037.
Note 15. Segment Reporting
The products of Altria Group, Inc.’s subsidiaries include smokeable tobacco products, consisting of cigarettes manufactured and sold by PM USA and Nat Sherman, machine-made large cigars and pipe tobacco manufactured and sold by Middleton and premium cigars sold by Nat Sherman; smokeless tobacco products manufactured and sold by USSTC; and wine produced and/or distributed by Ste. Michelle. The products and services of these subsidiaries constitute Altria Group, Inc.’s reportable segments of smokeable products, smokeless products and wine. The financial services and the innovative tobacco products businesses are included in all other.
Altria Group, Inc.’s chief operating decision maker (the “CODM”) reviews operating companies income to evaluate the performance of, and allocate resources to, the segments. Operating companies income for the segments is defined as operating income before general corporate expenses and amortization of intangibles. Interest and other debt expense, net, and provision for income taxes are centrally managed at the corporate level and, accordingly, such items are not presented by segment since they are excluded from the measure of segment profitability reviewed by the CODM. Information about total assets by segment is not disclosed because such information is not reported to or used by the CODM. Segment goodwill and other intangible assets, net, are disclosed in Note 3. Goodwill and Other Intangible Assets, net. The accounting policies of the segments are the same as those described in Note 2. Summary of Significant Accounting Policies.

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

Segment data were as follows:

	For the Years Ended December 31,
(in millions)	2017	2016	2015
Net revenues:
Smokeable products	$22,636	$22,851	$22,792
Smokeless products	2,155	2,051	1,879
Wine	698	746	692
All other	87	96	71
Net revenues	$25,576	$25,744	$25,434
Earnings before income taxes:
Operating companies income (loss):
Smokeable products	$8,408	$7,768	$7,569
Smokeless products	1,300	1,177	1,108
Wine	147	164	152
All other	(51)	(99)	(169)
Amortization of intangibles	(21)	(21)	(21)
General corporate expenses	(227)	(222)	(237)
Reduction of PMI tax-related receivable	—	—	(41)
Corporate asset impairment and exit costs	—	(5)	—
Operating income	9,556	8,762	8,361
Interest and other debt expense, net	(705)	(747)	(817)
Loss on early extinguishment of debt	—	(823)	(228)
Earnings from equity investment in AB InBev/SABMiller	532	795	757
Gain on AB InBev/SABMiller business combination	445	13,865	5
Earnings before income taxes	$9,828	$21,852	$8,078
The smokeable products segment included net revenues of $21,900 million, $22,199 million and $22,193 million for the years ended December 31, 2017, 2016 and 2015, respectively, related to cigarettes and net revenues of $736 million, $652 million and $599 million for the years ended December 31, 2017, 2016 and 2015, respectively, related to cigars.
PM USA, USSTC, Middleton and Nat Sherman’s largest customer, McLane Company, Inc., accounted for approximately 26%, 25% and 26% of Altria Group, Inc.’s consolidated net revenues for the years ended December 31, 2017, 2016 and 2015, respectively. In addition, Core-Mark Holding Company, Inc. accounted for approximately 14%, 14% and 10% of Altria Group, Inc.’s consolidated net revenues for the years ended December 31, 2017, 2016 and 2015, respectively. Substantially all of these net revenues were reported in the smokeable products and smokeless products segments. Sales to three distributors accounted for approximately 67%, 69% and 66% of net revenues for the wine segment for the years ended December 31, 2017, 2016 and 2015, respectively.

Details of Altria Group, Inc.’s depreciation expense and capital expenditures were as follows:

	For the Years Ended December 31,
(in millions)	2017	2016	2015
Depreciation expense:
Smokeable products	$93	$93	$117
Smokeless products	29	26	27
Wine	40	36	32
General corporate and other	26	28	28
Total depreciation expense	$188	$183	$204
Capital expenditures:
Smokeable products	$39	$55	$56
Smokeless products	61	52	113
Wine	53	59	42
General corporate and other	46	23	18
Total capital expenditures	$199	$189	$229
The comparability of operating companies income for the reportable segments was affected by the following:
▪Non-Participating Manufacturer (“NPM”) Adjustment Items: For the years ended December 31, 2017, 2016 and 2015, pre-tax expense (income) for NPM adjustment items was recorded in Altria Group, Inc.’s consolidated statements of earnings as follows:

(in millions)	2017	2016	2015
Smokeable products segment	$(5)	$12	$(97)
Interest and other debt expense, net	9	6	13
Total	$4	$18	$(84)
NPM adjustment items result from the resolutions of certain disputes with states and territories related to the NPM adjustment provision under the 1998 Master Settlement Agreement (such dispute resolutions are referred to collectively as “NPM Adjustment Items”). For the year ended December 31, 2015, the NPM Adjustment Items primarily relate to the resolution of the dispute with New York. For further discussion, see Health Care Cost Recovery Litigation - NPM Adjustment Disputes in Note 18. Contingencies. The amounts shown in the table above for the smokeable products segment were recorded by PM USA as increases (reductions) to cost of sales, which decreased (increased) operating companies income in the smokeable products segment.

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

▪Tobacco and Health Litigation Items: For the years ended December 31, 2017, 2016 and 2015, pre-tax charges related to certain tobacco and health litigation items were recorded in Altria Group, Inc.’s consolidated statements of earnings as follows:

(in millions)	2017	2016	2015
Smokeable products segment	$72	$88	$127
Interest and other debt expense, net	8	17	23
Total	$80	$105	$150
During 2017, PM USA recorded pre-tax charges of $72 million in marketing, administration and research costs and $8 million in interest costs, substantially all of which related to 11 Engle progeny cases. For further discussion, see Note 18. Contingencies.
During 2016, PM USA recorded pre-tax charges of $88 million in marketing, administration and research costs, primarily related to settlements in the Miner and Aspinall cases totaling approximately $67 million, and $16 million related to a judgment in the Merino case. In addition, during 2016, PM USA recorded $17 million in interest costs primarily related to Aspinall. For further discussion, see Note 18. Contingencies.
During 2015, PM USA recorded pre-tax charges in marketing, administration and research costs in seven state Engle progeny cases and Schwarz of $59 million and $25 million, respectively, as well as $14 million and $9 million, respectively, in interest costs related to these cases. Additionally in 2015, PM USA and certain other cigarette manufacturers reached an agreement to resolve approximately 415 pending federal Engle progeny cases. As a result of the agreement, PM USA recorded a pre-tax provision of approximately $43 million in marketing, administration and research costs. For further discussion, see Note 18. Contingencies.

▪Settlement for Lump Sum Pension Payments: In the third quarter of 2017, Altria Group, Inc. made a voluntary, limited-time offer to former employees with vested benefits in the Altria Retirement Plan who had not commenced receiving benefit payments and who met certain other conditions. Eligible participants were offered the opportunity to make a one-time election to receive their pension benefit as a single lump sum payment or as a monthly annuity. As a result of the 2017 lump sum distributions, a one-time pre-tax settlement charge of $81 million was recorded in 2017 in Altria Group, Inc.’s consolidated statement of earnings as follows:

For the Year Ended December 31, 2017
(in millions)	Cost of Sales	Marketing, Administration and Research Costs	Total
Smokeable products	$39	$18	$57
Smokeless products	—	16	16
General corporate and other	—	8	8
Total	$39	$42	$81
For further discussion, see Note 16. Benefit Plans.
▪Smokeless Products Recall: During 2017, USSTC voluntarily recalled certain smokeless tobacco products manufactured at its Franklin Park, Illinois facility due to a product tampering incident (the “Recall”). USSTC estimates that the Recall reduced smokeless products segment operating companies income by approximately $60 million in 2017.
▪Asset Impairment, Exit and Implementation Costs: See Note 4. Asset Impairment, Exit and Implementation Costs for a breakdown of these costs by segment.
Note 16. Benefit Plans
Subsidiaries of Altria Group, Inc. sponsor noncontributory defined benefit pension plans covering the majority of all employees of Altria Group, Inc. and its subsidiaries. However, employees hired on or after a date specific to their employee group are not eligible to participate in these noncontributory defined benefit pension plans but are instead eligible to participate in a defined contribution plan with enhanced benefits. This transition for new hires occurred from October 1, 2006 to January 1, 2008. In addition, effective January 1, 2010, certain employees of UST’s subsidiaries and Middleton who were participants in noncontributory defined benefit pension plans ceased to earn additional benefit service under those plans and became eligible to participate in a defined contribution plan with enhanced benefits. Altria Group, Inc. and its subsidiaries also provide postretirement health care and other benefits to the majority of retired employees.
The plan assets and benefit obligations of Altria Group, Inc.’s pension plans and postretirement plans are measured at December 31 of each year. In December 2017, Altria Group, Inc. made a contribution of $270 million to a trust to fund certain

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

postretirement benefits. Prior to this contribution, Altria Group, Inc.’s postretirement plans were not funded.
The discount rates for Altria Group, Inc.’s plans were based on a yield curve developed from a model portfolio of high-quality corporate bonds with durations that match the expected future cash flows of the pension and postretirement benefit obligations.

▪	Obligations and Funded Status: The benefit obligations, plan assets and funded status of Altria Group, Inc.’s pension and postretirement plans at December 31, 2017 and 2016 were as follows:

	Pension		Postretirement
(in millions)	2017	2016	2017	2016
Change in benefit obligation:
Benefit obligation at beginning of year	$8,312	$8,011	$2,364	$2,392
Service cost	75	76	16	17
Interest cost	288	281	76	77
Benefits paid	(703)	(440)	(139)	(135)
Actuarial losses	589	367	56	24
Termination, settlement and curtailment	(51)	13	—	5
Other	—	4	(38)	(16)
Benefit obligation at end of year	8,510	8,312	2,335	2,364
Change in plan assets:
Fair value of plan assets at beginning of year	7,475	6,706	—	—
Actual return on plan assets	1,219	678	—	—
Employer contributions	24	531	270	—
Benefits paid	(703)	(440)	—	—
Fair value of plan assets at end of year	8,015	7,475	270	—
Funded status at December 31	$(495)	$(837)	$(2,065)	$(2,364)
Amounts recognized on Altria Group, Inc.’s consolidated balance sheets were as follows:
Other accrued liabilities	$(51)	$(32)	$(78)	$(147)
Accrued pension costs	(445)	(805)	—	—
Other assets	1	—	—	—
Accrued postretirement health care costs	—	—	(1,987)	(2,217)
	$(495)	$(837)	$(2,065)	$(2,364)
The table above presents the projected benefit obligation for Altria Group, Inc.’s pension plans. The accumulated benefit obligation, which represents benefits earned to date, for the pension plans was $8.2 billion and $8.0 billion at December 31, 2017 and 2016, respectively.
For plans with accumulated benefit obligations in excess of plan assets at December 31, 2017, the projected benefit obligation, accumulated benefit obligation and fair value of plan assets were $413 million, $364 million and $124 million, respectively. At December 31, 2016, the accumulated benefit obligations were in excess of plan assets for all pension plans.
The Patient Protection and Affordable Care Act (“PPACA”), as amended by the Health Care and Education Reconciliation Act of 2010, mandates health care reforms with staggered effective dates from 2010 to 2022, including the imposition of an excise tax on high cost health care plans effective in 2022. The additional accumulated postretirement liability resulting from the PPACA, which is not material to Altria Group, Inc., has been included in Altria Group, Inc.’s accumulated postretirement benefit obligation at December 31, 2017 and 2016. Given the complexity of the PPACA and the extended time period during which implementation is expected to occur, future adjustments to Altria Group, Inc.’s accumulated postretirement benefit obligation may be necessary.
The following assumptions were used to determine Altria Group, Inc.’s pension benefit obligations at December 31:

	2017	2016
Discount rate	3.7%	4.1%
Rate of compensation increase	4.0	4.0

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

The following assumptions were used to determine Altria Group, Inc.’s postretirement benefit obligations at December 31:

	2017	2016
Discount rate	3.7%	4.1%
Health care cost trend rate assumed for next year	7.0	7.0
Ultimate trend rate	5.0	5.0
Year that the rate reaches the ultimate trend rate	2022	2022

▪	Components of Net Periodic Benefit Cost: Net periodic benefit cost consisted of the following for the years ended December 31, 2017, 2016 and 2015:

	Pension			Postretirement
(in millions)	2017	2016	2015	2017	2016	2015
Service cost	$75	$76	$86	$16	$17	$18
Interest cost	288	281	337	76	77	100
Expected return on plan assets	(601)	(553)	(539)	—	—	—
Amortization:
Net loss	197	171	234	25	25	43
Prior service cost (credit)	4	5	7	(38)	(39)	(39)
Termination, settlement and curtailment	86	34	8	—	(2)	—
Net periodic benefit cost	$49	$14	$133	$79	$78	$122
Termination, settlement and curtailment shown in the table above primarily relate to the settlement charge discussed below, and the productivity initiative and facilities consolidation discussed in Note 4. Asset Impairment, Exit and Implementation Costs.
In the third quarter of 2017, Altria Group, Inc. made a voluntary, limited-time offer to former employees with vested benefits in the Altria Retirement Plan who had not commenced receiving benefit payments and who met certain other conditions. Eligible participants were offered the opportunity to make a one-time election to receive their pension benefit as a single lump sum payment or as a monthly annuity. Distributions to former employees who elected to receive lump sum payments totaled approximately $277 million, substantially all of which were made in December 2017 from the Altria Retirement Plan’s assets. Payments began on January 1, 2018 to former employees who elected a monthly annuity. As a result of the lump sum distributions, Altria Group, Inc. recorded a one-time settlement charge of $81 million in 2017.
The amounts included in termination, settlement and curtailment in the table above were comprised of the following changes:

	Pension			Post- retirement
(in millions)	2017	2016	2015	2016
Benefit obligation	$—	$23	$—	$11
Other comprehensive earnings/losses:
Net loss	86	9	8	—
Prior service cost (credit)	—	2	—	(13)
	$86	$34	$8	$(2)

Beginning in 2016, Altria Group, Inc. began using a spot rate approach to estimate the service and interest cost components of net periodic benefit costs by applying the specific spot rates along the yield curve to the relevant projected cash flows, as Altria Group, Inc. believes that this approach is a more precise estimate of service and interest cost. This change resulted in a decrease of approximately $70 million and $20 million to its 2016 pre-tax pension and postretirement net periodic benefit cost, respectively. Prior to 2016, Altria Group, Inc. estimated the service and interest cost components of net periodic benefit cost using a single weighted-average discount rate derived from the yield curve used to measure the pension and postretirement plans benefit obligations.
The estimated net loss and prior service cost (credit) that are expected to be amortized from accumulated other comprehensive losses into net periodic benefit cost during 2018 is as follows:

(in millions)	Pension	Postretirement
Net loss	$228	$35
Prior service cost (credit)	4	(42)

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

The following assumptions were used to determine Altria Group, Inc.’s net periodic benefit cost for the years ended December 31:

	Pension			Postretirement
	2017	2016	2015	2017	2016	2015
Discount rates:
Service cost	4.3%	4.7%	4.1%	4.3%	4.5%	4.0%
Interest cost	3.5	3.6	4.1	3.5	3.4	4.0
Expected rate of return on plan assets	8.0	8.0	8.0	—	—	—
Rate of compensation increase	4.0	4.0	4.0	—	—	—
Health care cost trend rate	—	—	—	7.0	6.5	7.0
Assumed health care cost trend rates have a significant effect on the amounts reported for the postretirement health care plans. A one-percentage-point change in assumed health care cost trend rates would have had the following effects as of December 31, 2017:

	One-Percentage-Point Increase	One-Percentage-Point Decrease
Effect on total of postretirement service and interest cost	7.8%	(6.9)%
Effect on postretirement benefit obligation	6.6%	(5.5)%
▪Defined Contribution Plans: Altria Group, Inc. sponsors deferred profit-sharing plans covering certain salaried, non-union and union employees. Contributions and costs are determined generally as a percentage of earnings, as defined by the plans. Amounts charged to expense for these defined contribution plans totaled $83 million, $93 million and $85 million in 2017, 2016 and 2015, respectively.
▪Pension Plan Assets: Altria Group, Inc.’s investment strategy for its pension plan assets is based on an expectation that equity securities will outperform debt securities over the long term. Altria Group, Inc. believes that it implements the investment strategy in a prudent and risk-controlled manner, consistent with the fiduciary requirements of the Employee Retirement Income Security Act of 1974, by investing retirement plan assets in a well-diversified mix of equities, fixed income and other securities that reflects the impact of the demographic mix of plan participants on the benefit obligation using a target asset allocation between equity securities and fixed income investments of 55%/45%. The composition of Altria Group, Inc.’s plan assets at December 31, 2017 was broadly characterized as an allocation between equity securities (59%), corporate bonds (30%) and U.S. Treasury and foreign government securities (11%). Virtually all pension assets can be used to make monthly benefit payments.

Altria Group, Inc.’s investment objective for its pension plan assets is accomplished by investing in U.S. and international equity index strategies that are intended to mirror indices such as the Standard & Poor’s 500 Index, Russell Small Cap Completeness Index, Research Affiliates Fundamental Index (“RAFI”) Low Volatility U.S. Index, and Morgan Stanley Capital International (“MSCI”) Europe, Australasia, and the Far East (“EAFE”) Index. Altria Group, Inc.’s pension plans also invest in actively managed international equity securities of large, mid and small cap companies located in developed and emerging markets, as well as long duration fixed income securities that primarily include corporate bonds of companies from diversified industries. The allocation to below investment grade securities represented 16% of the fixed income holdings or 7% of total plan assets at December 31, 2017. The allocation to emerging markets represented 4% of the equity holdings or 3% of total plan assets at December 31, 2017.
Altria Group, Inc.’s risk management practices for its pension plans include ongoing monitoring of asset allocation, investment performance and investment managers’ compliance with their investment guidelines, periodic rebalancing between equity and debt asset classes and annual actuarial re-measurement of plan liabilities.
Altria Group, Inc.’s expected rate of return on pension plan assets is determined by the plan assets’ historical long-term investment performance, current asset allocation and estimates of future long-term returns by asset class. The forward-looking estimates are consistent with the overall long-term averages exhibited by returns on equity and fixed income securities. Altria Group, Inc. has reduced this assumption from 8.0% to 7.8% for determining its pension net periodic benefit cost for 2018.

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

The fair values of Altria Group, Inc.’s pension plan assets by asset category at December 31, 2017 and 2016 were as follows:

	2017				2016
(in millions)	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
U.S. and foreign government securities or their agencies:
U.S. government and agencies	$—	$588	$—	$588	$—	$444	$—	$444
U.S. municipal bonds	—	81	—	81	—	102	—	102
Foreign government and agencies	—	150	—	150	—	185	—	185
Corporate debt instruments:
Above investment grade	—	1,789	—	1,789	—	1,735	—	1,735
Below investment grade and no rating	—	511	—	511	—	602	—	602
Common stock:
International equities	1,396	—	—	1,396	1,076	—	—	1,076
U.S. equities	831	—	—	831	760	—	—	760
Other, net	120	74	—	194	142	33	13	188
	$2,347	$3,193	$—	$5,540	$1,978	$3,101	$13	$5,092
Investments measured at NAV as a practical expedient for fair value:
Common/collective trusts:
U.S. large cap				2,014				1,940
U.S. small cap				361				363
International developed markets				100				80
Fair value of plan assets, net				$8,015				$7,475
Level 3 holdings and transactions were immaterial to total plan assets at December 31, 2017 and 2016.

For a description of the fair value hierarchy and the three levels of inputs used to measure fair value, see Note 2. Summary of Significant Accounting Policies.
Following is a description of the valuation methodologies used for investments measured at fair value.

▪
U.S. and Foreign Government Securities: U.S. and foreign government securities consist of investments in Treasury Nominal Bonds and Inflation Protected Securities and municipal securities. Government securities are valued at a price that is based on a compilation of primarily observable market information, such as broker quotes. Matrix pricing, yield curves and indices are used when broker quotes are not available.

▪
Corporate Debt Instruments: Corporate debt instruments are valued at a price that is based on a compilation of primarily observable market information, such as broker quotes. Matrix pricing, yield curves and indices are used when broker quotes are not available.

▪	Common Stock: Common stocks are valued based on the price of the security as listed on an open active exchange on last trade date.

▪
Common/Collective Trusts: Common/collective trusts consist of funds that are intended to mirror indices such as Standard & Poor’s 500 Index, Russell Small Cap Completeness Index and MSCI EAFE Index. They are

valued on the basis of the relative interest of each participating investor in the fair value of the underlying assets of each of the respective common/collective trusts. The underlying assets are valued based on the net asset value (“NAV”), which is provided by the investment account manager as a practical expedient to estimate fair value. These investments are not classified by level but are disclosed to permit reconciliation to the fair value of plan assets.
▪Postretirement Plan Assets: Altria Group, Inc. has established a long-term investment strategy for its postretirement plan assets using a target asset allocation between equity securities and fixed income investments of 55%/45%. The expected rate of return on plan assets is 7.8% for determining Altria Group, Inc.’s postretirement net periodic benefit cost for 2018. At December 31, 2017, postretirement plan assets totaled $270 million. Approximately $150 million was invested in domestic and international common/collective trusts. The underlying assets of each of the respective common/collective trusts are valued based on the NAV, which is provided by the investment account manager as a practical expedient to estimate fair value. Additionally, approximately $120 million was held in an interest bearing cash account, which is classified in Level 1 of the fair value hierarchy, pending full implementation of the investment strategy in early January 2018.
▪Cash Flows: Altria Group, Inc. makes contributions to the pension plans to the extent that the contributions are tax

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

deductible and pays benefits that relate to plans for salaried employees that cannot be funded under IRS regulations. Currently, Altria Group, Inc. anticipates making employer contributions to its pension plans of up to approximately $60 million in 2018 based on current tax law. However, this estimate is subject to change as a result of changes in tax and other benefit laws, as well as asset performance significantly above or below the assumed long-term rate of return on pension plan assets, or changes in interest rates. In December 2017, Altria Group, Inc. made a contribution of $270 million to its postretirement plans. Currently, Altria Group, Inc. anticipates making employer contributions to its postretirement plans of up to approximately $70 million in 2018. However, this estimate is subject to change as a result of changes in tax and other benefit laws, as well as asset performance significantly above or below the assumed long-
term rate of return on postretirement plan assets.

Estimated future benefit payments at December 31, 2017 were as follows:

(in millions)	Pension	Postretirement
2018	$480	$142
2019	451	140
2020	456	138
2021	459	136
2022	463	133
2023-2027	2,372	620
Comprehensive Earnings/Losses
The amounts recorded in accumulated other comprehensive losses at December 31, 2017 consisted of the following:

(in millions)	Pension	Post- retirement	Post- employment	Total
Net loss	$(2,493)	$(612)	$(93)	$(3,198)
Prior service (cost) credit	(15)	195	—	180
Deferred income taxes	979	166	34	1,179
Amounts recorded in accumulated other comprehensive losses	$(1,529)	$(251)	$(59)	$(1,839)
The amounts recorded in accumulated other comprehensive losses at December 31, 2016 consisted of the following:

(in millions)	Pension	Post- retirement	Post- employment	Total
Net loss	$(2,857)	$(581)	$(99)	$(3,537)
Prior service (cost) credit	(19)	195	—	176
Deferred income taxes	1,124	153	36	1,313
Amounts recorded in accumulated other comprehensive losses	$(1,752)	$(233)	$(63)	$(2,048)
The movements in other comprehensive earnings/losses during the year ended December 31, 2017 were as follows:

(in millions)	Pension	Post- retirement	Post- employment	Total
Amounts reclassified to net earnings as components of net periodic benefit cost:
Amortization:
Net loss	$197	$25	$17	$239
Prior service cost/credit	4	(38)	—	(34)
Other expense:
Net loss	86	—	—	86
Deferred income taxes	(113)	6	(6)	(113)
	174	(7)	11	178
Other movements during the year:
Net loss	81	(56)	(11)	14
Prior service cost/credit	—	38	—	38
Deferred income taxes	(32)	7	4	(21)
	49	(11)	(7)	31
Total movements in other comprehensive earnings/losses	$223	$(18)	$4	$209

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

The movements in other comprehensive earnings/losses during the year ended December 31, 2016 were as follows:

(in millions)	Pension	Post- retirement	Post- employment	Total
Amounts reclassified to net earnings as components of net periodic benefit cost:
Amortization:
Net loss	$171	$25	$18	$214
Prior service cost/credit	5	(39)	—	(34)
Other expense (income):
Net loss	9	—	—	9
Prior service cost/credit	2	(13)	—	(11)
Deferred income taxes	(69)	11	(7)	(65)
	118	(16)	11	113
Other movements during the year:
Net loss	(232)	(18)	(9)	(259)
Prior service cost/credit	(4)	16	—	12
Deferred income taxes	92	1	3	96
	(144)	(1)	(6)	(151)
Total movements in other comprehensive earnings/losses	$(26)	$(17)	$5	$(38)
The movements in other comprehensive earnings/losses during the year ended December 31, 2015 were as follows:

(in millions)	Pension	Post- retirement	Post- employment	Total
Amounts reclassified to net earnings as components of net periodic benefit cost:
Amortization:
Net loss	$234	$43	$19	$296
Prior service cost/credit	7	(39)	—	(32)
Other expense:
Net loss	8	—	—	8
Deferred income taxes	(96)	(2)	(7)	(105)
	153	2	12	167
Other movements during the year:
Net loss	(410)	192	(5)	(223)
Prior service cost/credit	(6)	6	—	—
Deferred income taxes	160	(75)	1	86
	(256)	123	(4)	(137)
Total movements in other comprehensive earnings/losses	$(103)	$125	$8	$30

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

Note 17. Additional Information

	For the Years Ended December 31,
(in millions)	2017	2016	2015
Research and development expense	$241	$203	$186
Advertising expense	$29	$27	$25
Interest and other debt expense, net:
Interest expense	$727	$754	$808
Interest income	(31)	(13)	(4)
Interest related to NPM Adjustment Items	9	6	13
	$705	$747	$817
Rent expense	$43	$53	$48
     Minimum rental commitments and sublease income under non-cancelable operating leases in effect at December 31, 2017 were as follows:

(in millions)	Rental Commitments	Sublease Income
2018	$38	$5
2019	33	5
2020	28	5
2021	26	5
2022	23	5
Thereafter	44	5
	$192	$30
The activity in the allowance for discounts and allowance for returned goods for the years ended December 31, 2017, 2016 and 2015 was as follows:

(in millions)	2017		2016		2015
	Discounts	Returned Goods	Discounts	Returned Goods	Discounts	Returned Goods
Balance at beginning of year	$—	$49	$—	$68	$—	$46
Charged to costs and expenses	626	130	628	133	618	217
Deductions (1)	(626)	(139)	(628)	(152)	(618)	(195)
Balance at end of year	$—	$40	$—	$49	$—	$68
(1) Represents the recording of discounts and returns for which allowances were created.

Note 18. Contingencies
Legal proceedings covering a wide range of matters are pending or threatened in various United States and foreign jurisdictions against Altria Group, Inc. and its subsidiaries, including PM USA and UST and its subsidiaries, as well as their respective indemnitees. Various types of claims may be raised in these proceedings, including product liability, consumer protection, antitrust, tax, contraband shipments, patent infringement, employment matters, claims for contribution and claims of competitors or distributors.
Litigation is subject to uncertainty and it is possible that there could be adverse developments in pending or future cases. An unfavorable outcome or settlement of pending tobacco-related or other litigation could encourage the commencement of additional litigation. Damages claimed in some tobacco-related and other litigation are or can be significant and, in certain cases, have ranged in the billions of dollars. The variability in pleadings in multiple jurisdictions, together with the actual experience of management in litigating claims, demonstrate that the monetary relief that may be specified in a lawsuit bears little relevance to the ultimate outcome. In certain cases, plaintiffs claim that defendants’ liability is joint and several. In such cases, Altria Group, Inc. or its subsidiaries may face the risk that one or more co-defendants decline or otherwise fail to participate in the bonding required for an appeal or to pay their proportionate or jury-allocated share of a judgment.  As a result, Altria Group, Inc. or its subsidiaries under certain circumstances may have to pay more than their proportionate share of any bonding- or judgment-related amounts. Furthermore, in those cases where plaintiffs are successful, Altria Group, Inc. or its subsidiaries may also be required to pay interest and attorneys’ fees.
Although PM USA has historically been able to obtain required bonds or relief from bonding requirements in order to prevent plaintiffs from seeking to collect judgments while adverse

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

verdicts have been appealed, there remains a risk that such relief may not be obtainable in all cases. This risk has been substantially reduced given that 47 states and Puerto Rico limit the dollar amount of bonds or require no bond at all. As discussed below, however, tobacco litigation plaintiffs have challenged the constitutionality of Florida’s bond cap statute in several cases and plaintiffs may challenge state bond cap statutes in other jurisdictions as well. Such challenges may include the applicability of state bond caps in federal court. States, including Florida, may also seek to repeal or alter bond cap statutes through legislation. Although Altria Group, Inc. cannot predict the outcome of such challenges, it is possible that the consolidated results of operations, cash flows or financial position of Altria Group, Inc., or one or more of its subsidiaries, could be materially affected in a particular fiscal quarter or fiscal year by an unfavorable outcome of one or more such challenges.
Altria Group, Inc. and its subsidiaries record provisions in the consolidated financial statements for pending litigation when they determine that an unfavorable outcome is probable and the amount of the loss can be reasonably estimated. At the present time, while it is reasonably possible that an unfavorable outcome in a case may occur, except to the extent discussed elsewhere in this Note 18. Contingencies: (i) management has concluded that it is not probable that a loss has been incurred in any of the pending tobacco-related cases; (ii) management is unable to estimate the possible loss or range of loss that could result from an unfavorable outcome in any of the pending tobacco-related cases; and (iii) accordingly, management has not provided any amounts in the consolidated financial statements for unfavorable outcomes, if any. Litigation defense costs are expensed as incurred.
Altria Group, Inc. and its subsidiaries have achieved substantial success in managing litigation. Nevertheless, litigation is subject to uncertainty and significant challenges remain. It is possible that the consolidated results of operations, cash flows or financial position of Altria Group, Inc., or one or more of its subsidiaries, could be materially affected in a particular fiscal quarter or fiscal year by an unfavorable outcome or settlement of certain pending litigation. Altria Group, Inc. and each of its subsidiaries named as a defendant believe, and each has been so advised by counsel handling the respective cases, that it has valid defenses to the litigation pending against it, as well as valid bases for appeal of adverse verdicts. Each of the companies has defended, and will continue to defend, vigorously against litigation challenges. However, Altria Group, Inc. and its subsidiaries may enter into settlement discussions in particular cases if they believe it is in the best interests of Altria Group, Inc. to do so.

Overview of Altria Group, Inc. and/or PM USA Tobacco-Related Litigation

Types and Number of Cases: Claims related to tobacco products generally fall within the following categories: (i) smoking and health cases alleging personal injury brought on behalf of individual plaintiffs; (ii) smoking and health cases primarily alleging personal injury or seeking court-supervised programs for ongoing medical monitoring and purporting to be brought on behalf of a class of individual plaintiffs, including cases in which the aggregated claims of a number of individual plaintiffs are to be tried in a single proceeding; (iii) health care cost recovery cases brought by governmental (both domestic and foreign) plaintiffs seeking reimbursement for health care expenditures allegedly caused by cigarette smoking and/or disgorgement of profits; (iv) class action suits alleging that the uses of the terms “Lights” and “Ultra Lights” constitute deceptive and unfair trade practices, common law or statutory fraud, unjust enrichment, breach of warranty or violations of the Racketeer Influenced and Corrupt Organizations Act (“RICO”); and (v) other tobacco-related litigation described below. Plaintiffs’ theories of recovery and the defenses raised in pending smoking and health, health care cost recovery and “Lights/Ultra Lights” cases are discussed below.
The table below lists the number of certain tobacco-related cases pending in the United States against PM USA and, in some instances, Altria Group, Inc. as of December 31, 2017, 2016 and 2015:

	2017	2016	2015
Individual Smoking and Health Cases (1)	92	70	65
Smoking and Health Class Actions and Aggregated Claims Litigation (2)	4	5	5
Health Care Cost Recovery Actions (3)	1	1	1
“Lights/Ultra Lights” Class Actions	3	8	11
(1) Does not include 2,414 cases brought by flight attendants seeking compensatory damages for personal injuries allegedly caused by exposure to environmental tobacco smoke (“ETS”). The flight attendants allege that they are members of an ETS smoking and health class action in Florida, which was settled in 1997 (Broin). The terms of the court-approved settlement in that case allowed class members to file individual lawsuits seeking compensatory damages, but prohibited them from seeking punitive damages. Also, does not include individual smoking and health cases brought by or on behalf of plaintiffs in Florida state and federal courts following the decertification of the Engle case (discussed below in Smoking and Health Litigation - Engle Class Action).
(2) Includes as one case the 30 civil actions that were to be tried in six consolidated trials in West Virginia (In re: Tobacco Litigation). PM USA is a defendant in nine of the 30 cases. The parties have agreed to resolve the cases for an immaterial amount and have so notified the court.
(3) See Health Care Cost Recovery Litigation - Federal Government’s Lawsuit below.

▪ International Tobacco-Related Cases: As of January 29, 2018, PM USA is a named defendant in 10 health care cost recovery actions in Canada, eight of which also name Altria Group, Inc. as a defendant. PM USA and Altria Group, Inc. are also named defendants in seven smoking and health class actions filed in various Canadian provinces. See Guarantees and Other Similar Matters below for a discussion of the Distribution Agreement between Altria Group, Inc. and PMI that provides for indemnities for certain liabilities concerning tobacco products.

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
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▪Tobacco-Related Cases Set for Trial: As of January 29, 2018, three Engle progeny cases are set for trial through March 31, 2018. There are no other individual smoking and health cases against PM USA set for trial during this period. Cases against other companies in the tobacco industry may be scheduled for trial during this period. Trial dates are subject to change.

▪Trial Results: Since January 1999, excluding the Engle progeny cases (separately discussed below), verdicts have been returned in 63 smoking and health, “Lights/Ultra Lights” and health care cost recovery cases in which PM USA was a defendant. Verdicts in favor of PM USA and other defendants were returned in 42 of the 63 cases. These 42 cases were tried in Alaska (1), California (7), Connecticut (1), Florida (10), Louisiana (1), Massachusetts (2), Mississippi (1), Missouri (4), New Hampshire (1), New Jersey (1), New York (5), Ohio (2), Pennsylvania (1), Rhode Island (1), Tennessee (2) and West Virginia (2). A motion for a new trial was granted in one of the cases in Florida and in the case in Alaska. In the Alaska case (Hunter), the trial court withdrew its order for a new trial upon PM USA’s motion for reconsideration. In December 2015, the Alaska Supreme Court reversed the trial court decision and remanded the case with directions for the trial court to reassess whether to grant a new trial. In March 2016, the trial court granted a new trial and PM USA filed a petition for review of that order with the Alaska Supreme Court, which the court denied in July 2016. The retrial began in October 2016. In November 2016, the court declared a mistrial after the jury failed to reach a verdict. The plaintiff subsequently moved for a new trial, which is scheduled to begin April 9, 2018. See Types and Number of Cases above for a discussion of the trial results in In re: Tobacco Litigation (West Virginia consolidated cases).
Of the 21 non-Engle progeny cases in which verdicts were returned in favor of plaintiffs, 18 have reached final resolution.
As of January 29, 2018, 116 state and federal Engle progeny cases involving PM USA have resulted in verdicts since the Florida Supreme Court’s Engle decision as follows: 61 verdicts were returned in favor of plaintiffs; 45 verdicts were returned in favor of PM USA. Eight verdicts that were initially returned in favor of plaintiff were reversed post-trial or on appeal and remain pending and two verdicts in favor of PM USA were reversed for a new trial. See Smoking and Health Litigation - Engle Progeny Trial Court Results below for a discussion of these verdicts.

▪Judgments Paid and Provisions for Tobacco and Health Litigation Items (Including Engle Progeny Litigation): After exhausting all appeals in those cases resulting in adverse verdicts associated with tobacco-related litigation, since October 2004, PM USA has paid in the aggregate judgments and settlements (including related costs and fees) totaling approximately $490 million and interest totaling approximately $184 million as of December 31, 2017. These amounts include payments for Engle progeny judgments (and related costs and fees) totaling approximately $99 million, interest totaling approximately $22 million and payment of approximately $43 million in connection with the Federal Engle Agreement, discussed below.
The changes in Altria Group, Inc.’s accrued liability for tobacco and health litigation items, including related interest costs, for the periods specified below are as follows:

(in millions)	2017	2016	2015
Accrued liability for tobacco and health litigation items at beginning of year	$47	$132	$39
Pre-tax charges for:
Tobacco and health judgments	72	21	84
Related interest costs	8	7	23
Agreement to resolve federal Engle progeny cases	—	—	43
Agreement to resolve Aspinall including related interest costs	—	32	—
Agreement to resolve Miner	—	45	—
Payments	(21)	(190)	(57)
Accrued liability for tobacco and health litigation items at end of year	$106	$47	$132

The accrued liability for tobacco and health litigation items, including related interest costs, was included in liabilities on Altria Group, Inc.’s consolidated balance sheets. Pre-tax charges for tobacco and health judgments, the agreement to resolve federal Engle progeny cases and the agreements to resolve the Aspinall and Miner “lights” class action cases (excluding related interest costs of approximately $10 million in Aspinall) were included in marketing, administration and research costs on Altria Group, Inc.’s consolidated statements of earnings. Pre-tax charges for related interest costs were included in interest and other debt expense, net on Altria Group, Inc.’s consolidated statements of earnings.

▪Security for Judgments: To obtain stays of judgments pending current appeals, as of December 31, 2017, PM USA has posted various forms of security totaling approximately $61 million, the majority of which has been collateralized with cash deposits that are included in assets on the consolidated balance sheet.

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Notes to Consolidated Financial Statements
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Smoking and Health Litigation

▪Overview: Plaintiffs’ allegations of liability in smoking and health cases are based on various theories of recovery, including negligence, gross negligence, strict liability, fraud, misrepresentation, design defect, failure to warn, nuisance, breach of express and implied warranties, breach of special duty, conspiracy, concert of action, violations of deceptive trade practice laws and consumer protection statutes, and claims under the federal and state anti-racketeering statutes. Plaintiffs in the smoking and health cases seek various forms of relief, including compensatory and punitive damages, treble/multiple damages and other statutory damages and penalties, creation of medical monitoring and smoking cessation funds, disgorgement of profits, and injunctive and equitable relief. Defenses raised in these cases include lack of proximate cause, assumption of the risk, comparative fault and/or contributory negligence, statutes of limitations and preemption by the Federal Cigarette Labeling and Advertising Act.

▪Non-Engle Progeny Litigation: Summarized below are the non-Engle progeny smoking and health cases pending during 2017 in which a verdict was returned in favor of plaintiff and against PM USA. Charts listing certain verdicts for plaintiffs in the Engle progeny cases can be found in Smoking and Health Litigation - Engle Progeny Trial Results below.

Gentile: In October 2017, a jury in a Florida state court returned a verdict in favor of plaintiff, awarding approximately $7.1 million in compensatory damages and allocating 75% of the fault to PM USA (an amount of approximately $5.3 million). Subsequently, in October 2017, PM USA filed various post-trial motions.

Bullock: In December 2015, a jury in the U.S. District Court for the Central District of California returned a verdict in favor of plaintiff, awarding $900,000 in compensatory damages. In January 2016, the plaintiff moved for a new trial, which the district court denied in February 2016. In March 2016, PM USA filed a notice of appeal to the U.S. Court of Appeals for the Ninth Circuit and plaintiff cross-appealed. In December 2017, the U.S. Court of Appeals for the Ninth Circuit affirmed the judgment. In the fourth quarter of 2017, PM USA recorded a provision on its consolidated balance sheet of approximately $1 million for the judgment plus interest and associated costs.

Federal Government’s Lawsuit: See Health Care Cost Recovery Litigation - Federal Government’s Lawsuit below for a discussion of the verdict and post-trial developments in the United States of America health care cost recovery case.

▪Engle Class Action: In July 2000, in the second phase of the Engle smoking and health class action in Florida, a jury returned a verdict assessing punitive damages totaling approximately $145 billion against various defendants, including $74 billion against PM USA. Following entry of judgment, PM USA appealed.

In May 2001, the trial court approved a stipulation providing that execution of the punitive damages component of the Engle judgment will remain stayed against PM USA and the other participating defendants through the completion of all judicial review. As a result of the stipulation, PM USA placed $500 million into an interest-bearing escrow account that, regardless of the outcome of the judicial review, was to be paid to the court and the court was to determine how to allocate or distribute it consistent with Florida Rules of Civil Procedure. In May 2003, the Florida Third District Court of Appeal reversed the judgment entered by the trial court and instructed the trial court to order the decertification of the class. Plaintiffs petitioned the Florida Supreme Court for further review.
In July 2006, the Florida Supreme Court ordered that the punitive damages award be vacated, that the class approved by the trial court be decertified and that members of the decertified class could file individual actions against defendants within one year of issuance of the mandate. The court further declared the following Phase I findings are entitled to res judicata effect in such individual actions brought within one year of the issuance of the mandate: (i) that smoking causes various diseases; (ii) that nicotine in cigarettes is addictive; (iii) that defendants’ cigarettes were defective and unreasonably dangerous; (iv) that defendants concealed or omitted material information not otherwise known or available knowing that the material was false or misleading or failed to disclose a material fact concerning the health effects or addictive nature of smoking; (v) that defendants agreed to misrepresent information regarding the health effects or addictive nature of cigarettes with the intention of causing the public to rely on this information to their detriment; (vi) that defendants agreed to conceal or omit information regarding the health effects of cigarettes or their addictive nature with the intention that smokers would rely on the information to their detriment; (vii) that all defendants sold or supplied cigarettes that were defective; and (viii) that defendants were negligent. The court also reinstated compensatory damages awards totaling approximately $6.9 million to two individual plaintiffs and found that a third plaintiff’s claim was barred by the statute of limitations. In February 2008, PM USA paid approximately $3 million, representing its share of compensatory damages and interest, to the two individual plaintiffs identified in the Florida Supreme Court’s order.
In August 2006, PM USA sought rehearing from the Florida Supreme Court on parts of its July 2006 opinion, including the ruling (described above) that certain jury findings have res judicata effect in subsequent individual trials timely brought by Engle class members. The rehearing motion also asked, among other things, that legal errors that were raised but not expressly ruled upon in the Florida Third District Court of Appeal or in the Florida Supreme Court now be addressed. Plaintiffs also filed a motion for rehearing in August 2006 seeking clarification of the applicability of the statute of limitations to non-members of the decertified class. In December 2006, the Florida Supreme Court refused to revise its July 2006 ruling, except that it revised the set of Phase I findings entitled to res judicata effect by excluding finding (v) listed above (relating to agreement to misrepresent

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information), and added the finding that defendants sold or supplied cigarettes that, at the time of sale or supply, did not conform to the representations of fact made by defendants. In January 2007, the Florida Supreme Court issued the mandate from its revised opinion. Defendants then filed a motion with the Florida Third District Court of Appeal requesting that the court address legal errors that were previously raised by defendants but have not yet been addressed either by the Florida Third District Court of Appeal or by the Florida Supreme Court. In February 2007, the Florida Third District Court of Appeal denied defendants’ motion. In May 2007, defendants’ motion for a partial stay of the mandate pending the completion of appellate review was denied by the Florida Third District Court of Appeal. In May 2007, defendants filed a petition for writ of certiorari with the United States Supreme Court, which the United States Supreme Court denied later in 2007.
In February 2008, the trial court decertified the class, except for purposes of the May 2001 bond stipulation, and formally vacated the punitive damages award pursuant to the Florida Supreme Court’s mandate. In April 2008, the trial court ruled that certain defendants, including PM USA, lacked standing with respect to allocation of the funds escrowed under the May 2001 bond stipulation and would receive no credit at that time from the $500 million paid by PM USA against any future punitive damages awards in cases brought by former Engle class members.
In May 2008, the trial court, among other things, decertified the limited class maintained for purposes of the May 2001 bond stipulation and, in July 2008, severed the remaining plaintiffs’ claims except for those of Howard Engle. The only remaining plaintiff in the Engle case, Howard Engle, voluntarily dismissed his claims with prejudice.

▪Engle Progeny Cases: The deadline for filing Engle progeny cases, as required by the Florida Supreme Court’s Engle decision, expired in January 2008. As of January 29, 2018, approximately 2,400 state court cases were pending against PM USA or Altria Group, Inc. asserting individual claims by or on behalf of approximately 3,100 state court plaintiffs.  Because of a number of factors, including, but not limited to, docketing delays, duplicated filings and overlapping dismissal orders, these numbers are estimates. While the Federal Engle Agreement (discussed below) resolved nearly all Engle progeny cases pending in federal court, as of January 29, 2018, approximately 12 cases were pending against PM USA in federal court representing the cases excluded from that agreement.

▪Agreement to Resolve Federal Engle Progeny Cases: In 2015, PM USA, R.J. Reynolds Tobacco Company (“R.J. Reynolds”) and Lorillard Tobacco Company (“Lorillard”) resolved approximately 415 pending federal Engle progeny cases (the “Federal Engle Agreement”). Under the terms of the Federal Engle Agreement, PM USA paid approximately $43 million. Federal cases that were in trial and those that previously reached final verdict were not included in the Federal Engle Agreement.

▪Engle Progeny Trial Results: As of January 29, 2018, 116 federal and state Engle progeny cases involving PM USA have resulted in verdicts since the Florida Supreme Court Engle decision. Sixty-one verdicts were returned in favor of plaintiffs and eight verdicts (Skolnick, Calloway, Pollari, McCoy, Duignan, McCall, Caprio and Oshinsky-Blacker) that were initially returned in favor of plaintiffs were reversed post-trial or on appeal and remain pending. Skolnick was remanded for a new trial; Calloway was reversed and remanded for a new trial on an appellate finding that improper arguments by plaintiff’s counsel deprived defendants of a fair trial; Pollari and McCoy were reversed and remanded for a new trial on an appellate finding that the trial court erred in admitting certain materials into evidence that deprived defendants of a fair trial; Duignan was reversed and remanded for a new trial on an appellate finding that the trial judge erred in responding to a question from the jury during deliberations; Caprio was reversed post-trial after defendants agreed to voluntarily dismiss their appeal in exchange for a full retrial; Oshinsky-Blacker was reversed post-trial based on plaintiff’s counsel’s improper arguments at trial; and McCall was reversed based on an appellate finding that the trial judge erred in instructing the jury on the warning labels on cigarette packs.
Forty-five verdicts were returned in favor of PM USA, of which 36 were state cases. In addition, there have been a number of mistrials, only some of which have resulted in new trials as of January 29, 2018. Two verdicts (D. Cohen and Collar) that were returned in favor of PM USA were subsequently reversed for new trials. The juries in the Reider and Banks cases returned zero damages verdicts in favor of PM USA. The juries in the Weingart and Hancock cases returned verdicts against PM USA awarding no damages, but the trial court in each case granted an additur.
The charts below list the verdicts and post-trial developments in certain Engle progeny cases in which verdicts were returned in favor of plaintiffs (including Hancock, where the verdict originally was returned in favor of PM USA). The first chart lists such cases that are pending as of January 29, 2018; the second chart lists such cases that were pending within the previous 12 months, but that are now concluded.

Altria Group, Inc. and Subsidiaries
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Currently-Pending Engle Cases
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Plaintiff: Bryant
Date:    December 2017

Verdict:
An Escambia County jury returned a verdict in favor of plaintiff and against PM USA awarding compensatory damages of $581,000 and allocating 25% of the fault to PM USA. The jury also awarded $225,000 in punitive damages against PM USA.

Post-Trial Developments:
In December 2017, PM USA filed various post-trial motions, including motions to enter judgment in its favor and for a new trial. Plaintiff also filed a motion for a new trial on the amount of punitive damages.
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Plaintiff: R. Douglas
Date:    November 2017

Verdict:
A Duval County jury returned a verdict in favor of plaintiff and against PM USA awarding compensatory damages of $131,371 and allocating 4% of the fault to PM USA (an amount of $5,255).

Post-Trial Developments:
In November 2017, PM USA filed a motion to set aside the verdict, and plaintiff filed a motion for a new trial or, in the alternative, for an additur of the damages award.
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Plaintiff: Wallace
Date:    October 2017

Verdict:
A Brevard County jury returned a verdict in favor of plaintiff and against PM USA and R.J. Reynolds awarding compensatory damages of $12 million and allocating 66% of the fault to PM USA (an amount of approximately $7.9 million).  The jury also awarded plaintiff $16 million in punitive damages against PM USA.

Post-Trial Developments:
In November 2017, defendants filed post-trial motions, including for a new trial or remittitur of the damages awards. In December 2017, the court denied certain post-trial motions. In January 2018, the court amended the final judgment to withdraw the comparative fault reduction for the compensatory damages award and denied the remaining post-trial motions.
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Plaintiff: L. Martin
Date:    May 2017

Verdict:
A Miami-Dade County jury returned a verdict in favor of plaintiff and against PM USA awarding compensatory damages of $1.1 million and allocating 55% of the fault to PM USA (an amount of $605,000). The jury also awarded plaintiff $1.3 million in punitive damages against PM USA.

Post-Trial Developments:
In May 2017, PM USA filed various post-trial motions, including motions to set aside the verdict and for a new trial. In June 2017, the trial court entered final judgment in favor of plaintiff with a deduction for plaintiff’s comparative fault. In August 2017, the court denied PM USA’s post-trial motions and PM USA filed a notice of appeal to the Florida Third District Court of Appeal and posted a bond in the amount of approximately $1.9 million. In September 2017, plaintiff cross-appealed.
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Plaintiff: Sommers
Date:    April 2017

Verdict:
A Miami-Dade County jury returned a verdict in favor of plaintiff and against PM USA awarding compensatory damages of $1 million and allocating 40% of the fault to PM USA. The court dismissed the punitive damages claim prior to trial.

Post-Trial Developments:
In April 2017, PM USA filed motions for a new trial and for a directed verdict, and plaintiff filed a motion for a new trial on punitive damages. In January 2018, the trial court granted plaintiff’s motion for a new trial on punitive damages and denied PM USA’s post-trial motions.
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Plaintiff: Santoro
Date:    March 2017

Verdict:
A Broward County jury returned a verdict in favor of plaintiff and against PM USA, R.J. Reynolds and Liggett Group LLC (“Liggett Group”) awarding compensatory damages of $1.6 million and allocating 28% of the fault to PM USA (an amount of approximately $450,000). The jury also awarded plaintiff $100,000 in punitive damages against PM USA.

Post-Trial Developments:
In April 2017, the trial court entered final judgment in favor of plaintiff with a deduction for plaintiff’s comparative fault and defendants filed various post-trial motions, including motions to set aside the verdict and for a new trial. In December 2017, the trial court granted defendants’ motion to set aside the verdict as to all claims except plaintiff’s conspiracy claim. In January 2018, plaintiff filed a motion to amend the final judgment to award the full compensatory damages without reduction for plaintiff’s comparative fault.
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Plaintiff: J. Brown
Date:    February 2017

Verdict:
A Pinellas County jury returned a verdict in favor of plaintiff and against PM USA and R.J. Reynolds awarding compensatory damages of $5.4 million and allocating 35% of the fault to PM USA. The jury also awarded plaintiff $200,000 in punitive damages against PM USA.

Post-Trial Developments:
In March 2017, defendants filed various post-trial motions, including motions to set aside the verdict and for a new trial. The court ruled that it will not apply the comparative fault reduction to the compensatory damages. In August 2017, the trial court denied defendants’ post-trial motions and entered final judgment in favor of plaintiff. In September 2017, defendants filed a notice of appeal to the Florida Second District Court of Appeal and posted a bond in the amount of $2.5 million.
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Plaintiff: Pardue
Date:    December 2016

Verdict:
An Alachua County jury returned a verdict in favor of plaintiff and against PM USA and R.J. Reynolds awarding compensatory damages of approximately $5.9 million and allocating 25% of the fault to PM USA. The jury also awarded plaintiff $6.75 million in punitive damages against PM USA.

Post-Trial Developments:
In December 2016, the trial court entered final judgment in favor of plaintiff without a deduction for plaintiff’s comparative fault. In January 2017, PM USA and R.J. Reynolds filed various post-trial motions, including motions to set aside the verdict and for a new trial or, in the alternative, for remittitur of the jury’s damages awards. In February 2017, the court granted defendants’ alternative motion for remittitur, reducing the compensatory damages award against PM USA and R.J. Reynolds to approximately $5.2 million. Also in February 2017, defendants filed a renewed motion to alter or amend the judgment, which the court denied in April 2017. In March 2017, defendants filed a notice of appeal to the Florida First District Court of Appeal and plaintiff cross-appealed. In April 2017, PM USA posted a bond in the amount of $2.5 million.

Altria Group, Inc. and Subsidiaries
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Plaintiff: S. Martin
Date:    November 2016

Verdict:
A Broward County jury returned a verdict in favor of plaintiff and against PM USA and R.J. Reynolds awarding compensatory damages of approximately $5.4 million and allocating 46% of the fault to PM USA (an amount of approximately $2.48 million). The jury also awarded plaintiff $450,000 in punitive damages against PM USA.

Post-Trial Developments:
In December 2016, the trial court entered final judgment in favor of plaintiff with a deduction for plaintiff’s comparative fault and PM USA and R.J. Reynolds filed various post-trial motions, including motions to set aside the verdict and for a new trial. In January 2017, the trial court denied all post-trial motions. In February 2017, defendants filed a notice of appeal to the Florida Fourth District Court of Appeal and plaintiff cross-appealed. Also in February 2017, PM USA posted a bond in the amount of $2.9 million.
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Plaintiff: Howles
Date:    November 2016

Verdict:
A Broward County jury returned a verdict in favor of plaintiff and against PM USA and R.J. Reynolds awarding compensatory damages of $4 million and allocating 50% of the fault to PM USA (an amount of $2 million). The jury also awarded plaintiff $3 million in punitive damages against PM USA.

Post-Trial Developments:
In November 2016, PM USA and R.J. Reynolds filed various post-trial motions, including motions to set aside the verdict and for a new trial, which the court denied in December 2016. Also in December 2016, defendants filed a notice of appeal to the Florida Fourth District Court of Appeal.
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Plaintiff: Oshinsky-Blacker
Date:    September 2016

Verdict:
A Broward County jury returned a verdict in favor of plaintiff and against PM USA and R.J. Reynolds awarding compensatory damages of $6.155 million and allocating 60% of the fault to PM USA (an amount of $3.7 million). The jury also awarded plaintiff $1 million in punitive damages against PM USA.

Post-Trial Developments:
In October 2016, PM USA and R.J. Reynolds filed motions to set aside the verdict and for a directed verdict. In March 2017, the trial court vacated the verdict, ordered a new trial based on plaintiff’s counsel’s improper arguments at trial and denied defendants’ remaining post-trial motions. Also in March 2017, plaintiff filed a notice of appeal with the Florida Fourth District Court of Appeal and defendants cross-appealed.
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Plaintiff: Sermons
Date:    July 2016

Verdict:
A Duval County jury returned a verdict in favor of plaintiff and against PM USA and R.J. Reynolds awarding compensatory damages of $65,000 and allocating 15% of the fault to PM USA (an amount of $9,750). The jury also awarded plaintiff $51,225 in punitive damages against PM USA.

Post-Trial Developments:
In July 2016, plaintiff filed a motion for a new trial or, in the alternative, for an additur of the damages awards.
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Plaintiff: Purdo
Date:    April 2016

Verdict:
A Palm Beach County jury returned a verdict in favor of plaintiff and against PM USA and R.J. Reynolds awarding compensatory damages of $21 million and allocating 12% of the fault to PM USA (an amount of $2.52 million). The jury also awarded plaintiff $6.25 million in punitive damages against each defendant.

Post-Trial Developments:
In May 2016, PM USA and R.J. Reynolds filed various post-trial motions, including motions to set aside the verdict and for a new trial, all of which the court denied and entered final judgment in favor of plaintiff with a deduction for plaintiff’s comparative fault. In June 2016, defendants filed a notice of appeal to the Florida Fourth District Court of Appeal and PM USA posted a bond in the amount of approximately $1.5 million. In August 2017, the Florida Fourth District Court of Appeal affirmed the final judgment in favor of plaintiff. In September 2017, defendants petitioned the Florida Fourth District Court of Appeal for panel rehearing or for rehearing en banc, which the court denied in October 2017. In November 2017, defendants filed a notice to invoke the discretionary jurisdiction of the Florida Supreme Court.
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Plaintiff: McCall
Date:    March 2016

Verdict:
A Broward County jury returned a verdict in favor of plaintiff and against PM USA awarding compensatory damages of $350,000 and allocating 25% of the fault to PM USA (an amount of $87,500).

Post-Trial Developments:
In March 2016, PM USA filed a motion to set aside the verdict and to enter judgment in its favor, which the court denied in May 2016. Also in March 2016, plaintiff filed a motion for a new trial on punitive damages, citing the Soffer decision (allowing Engle progeny plaintiffs to seek punitive damages on their negligence and strict liability claims) discussed below under Engle Progeny Appellate Issues, which the court granted in May 2016. In June 2016, PM USA filed a notice of appeal to the Florida Fourth District Court of Appeal and plaintiff cross-appealed. In December 2017, the Florida Fourth District Court of Appeal reversed the judgment and remanded the case for a new trial on an appellate finding that the trial judge erred in instructing the jury on the warning labels on cigarette packs.
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Plaintiff: Ahrens
Date:    February 2016

Verdict:
A Pinellas County jury returned a verdict in favor of plaintiff and against PM USA and R.J. Reynolds awarding $9 million in compensatory damages and allocating 24% of the fault to PM USA. The jury also awarded plaintiff $2.5 million in punitive damages against each defendant.

Post-Trial Developments:
In February 2016, the trial court entered final judgment against PM USA and R.J. Reynolds without any deduction for plaintiff’s comparative fault and defendants filed various post-trial motions, including motions to set aside the verdict and for a new trial. In March 2016, the trial court denied defendants’ post-trial motions. In April 2016, defendants filed a notice of appeal to the Florida Second District Court of Appeal and PM USA posted a bond in the amount of $2.5 million. In May 2017, the Florida Second District Court of Appeal issued a per curiam affirmance of the final judgment against defendants and defendants filed a motion for rehearing. In July 2017, the Second District Court of Appeal withdrew its prior decision and replaced it with a written opinion affirming the trial court’s judgment, but certifying to the Florida Supreme Court a conflict with Schoeff, discussed below under Engle Progeny Appellate Issues. In August 2017, defendants filed a notice to invoke the discretionary jurisdiction of the Florida Supreme Court and the Florida Supreme Court stayed the case pending Schoeff. In December 2017, the Florida Supreme Court held in Schoeff that comparative fault does not reduce compensatory damages awards for intentional torts. As a result, in the fourth quarter of 2017, PM USA recorded a provision on its consolidated balance sheet of approximately $7 million for the judgment plus interest and associated costs.
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Plaintiff: Ledoux
Date:    December 2015

Verdict:
A Miami-Dade County jury returned a verdict in favor of plaintiff and against PM USA and R.J. Reynolds awarding $10 million in compensatory damages and allocating 47% of the fault to PM USA. The jury also awarded plaintiff $12.5 million in punitive damages against each defendant.

Post-Trial Developments:
In January 2016, PM USA and R.J. Reynolds filed various post-trial motions, including motions to set aside the verdict and for a new trial, and the trial court entered final judgment against PM USA and R.J. Reynolds without any deduction for plaintiff’s comparative fault. In February 2016, the trial court denied defendants’ post-trial motions. In March 2016, defendants filed a notice of appeal to the Florida Third District Court of Appeal and PM USA posted a bond in the amount of $2.5 million. In October 2017, the Florida Third District Court of Appeal affirmed the final judgment in favor of plaintiff. In November 2017, defendants filed a notice to invoke the discretionary jurisdiction of the Florida Supreme Court, contending that the final judgment conflicts with Schoeff, discussed below under Engle Progeny Appellate Issues. In December 2017, the Florida Supreme Court held in Schoeff that comparative fault does not reduce compensatory damages awards for intentional torts. As a result, in the fourth quarter of 2017, PM USA recorded a provision on its consolidated balance sheet of approximately $20 million for the judgment plus interest and associated costs.
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Plaintiff: Barbose
Date:    November 2015

Verdict:
A Pasco County jury returned a verdict in favor of plaintiff and against PM USA and R.J. Reynolds awarding $10 million in compensatory damages and allocating 42.5% of the fault to PM USA. The jury also awarded plaintiff $500,000 in punitive damages against each defendant.

Post-Trial Developments:
In November 2015, the court entered final judgment in favor of plaintiff without any deduction for plaintiff’s comparative fault and in December 2015, PM USA and R.J. Reynolds filed various post-trial motions, including motions to set aside the verdict and for a new trial, which the court denied in January 2016. In February 2016, PM USA posted a bond in the amount of $2.5 million and filed a notice of appeal to the Florida Second District Court of Appeal. In August 2017, the Florida Second District Court of Appeal issued a per curiam affirmance of the final judgment against defendants and defendants filed a motion seeking a written opinion with a citation to Schoeff, discussed below under Engle Progeny Appellate Issues. In October 2017, the Florida Second District Court of Appeal issued a written opinion with a citation to Schoeff and granted defendants’ March 2017 motion for rehearing en banc or certification to the Florida Supreme Court. In November 2017, defendants filed a notice to invoke the discretionary jurisdiction of the Florida Supreme Court, contending that the final judgment conflicts with Schoeff. In December 2017, the Florida Supreme Court held in Schoeff that comparative fault does not reduce compensatory damages awards for intentional torts. As a result, in the fourth quarter of 2017, PM USA recorded a provision on its consolidated balance sheet of approximately $12 million for the judgment plus interest and associated costs.
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Plaintiff: Tognoli
Date:    November 2015

Verdict:
A Broward County jury returned a verdict in favor of plaintiff and against PM USA awarding $1.05 million in compensatory damages and allocating 15% of the fault to PM USA (an amount of $157,500).

Post-Trial Developments:
In December 2015, PM USA filed a motion to set aside the verdict and for judgment in accordance with its motion for directed verdict. In January 2016, the trial court entered final judgment against PM USA with a deduction for plaintiff’s comparative fault and plaintiff filed an appeal to the Florida Fourth District Court of Appeal. Additionally, the trial court denied PM USA’s post-trial motions and PM USA cross-appealed. In June 2017, the Florida Fourth District Court of Appeal issued a per curiam affirmance of the final judgment against PM USA. In July 2017, plaintiff filed a notice to invoke the discretionary jurisdiction of the Florida Supreme Court and, in August 2017, the Florida Supreme Court stayed the case pending Schoeff, discussed below under Engle Progeny Appellate Issues. In December 2017, the Florida Supreme Court held in Schoeff that comparative fault does not reduce compensatory damages awards for

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intentional torts. As a result, in the fourth quarter of 2017, PM USA recorded a provision on its consolidated balance sheet of approximately $1 million for the judgment plus interest.
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Plaintiff: Danielson
Date:    November 2015

Verdict:
An Escambia County jury returned a verdict in favor of plaintiff and against PM USA awarding $325,000 in compensatory damages and allocating 49% of the fault to PM USA. The jury also awarded plaintiff $325,000 in punitive damages.

Post-Trial Developments:
In November 2015, plaintiff filed a motion to enforce the parties’ pretrial stipulation of $2.3 million in economic damages, which the trial court granted. The plaintiff also filed a motion for an additur or, in the alternative, for a new trial and PM USA filed post-trial motions, including a motion concerning the proper form of judgment and for a new trial. In December 2015, the trial court granted plaintiff’s motion for a new trial on damages and denied PM USA’s post-trial motions. In January 2016, PM USA filed a notice of appeal to the Florida First District Court of Appeal. In July 2017, the Florida First District Court of Appeal affirmed the trial court’s order granting a new trial on non-economic compensatory damages, but reinstated the jury’s punitive damages award.
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Plaintiff: Duignan
Date:    September 2015

Verdict:
A Pinellas County jury returned a verdict in favor of plaintiff and against PM USA and R.J. Reynolds awarding $6 million in compensatory damages and allocating 37% of the fault to PM USA. The jury also awarded plaintiff $3.5 million in punitive damages against PM USA.

Post-Trial Developments:
In September 2015, the trial court entered final judgment without any deduction for plaintiff’s comparative fault, and PM USA filed various post-trial motions, including motions to set aside the verdict and for a new trial, which the court denied in October 2015. In November 2015, PM USA and R.J. Reynolds filed a notice of appeal to the Florida Second District Court of Appeal and PM USA posted a bond in the amount of approximately $2.7 million. In November 2017, the Florida Second District Court of Appeal reversed the judgment against PM USA and R.J. Reynolds and ordered a new trial on an appellate finding that the trial judge erred in responding to a question from the jury during deliberations. Also in November 2017, plaintiff filed a motion for rehearing with the Florida Second District Court of Appeal, which the court denied in January 2018.
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Plaintiff: Cooper
Date:    September 2015

Verdict:
A Broward County jury returned a verdict in favor of plaintiff and against PM USA and R.J. Reynolds awarding $4.5 million in compensatory damages and allocating 10% of the fault to PM USA (an amount of $450,000).

Post-Trial Developments:
In September 2015, defendants filed various post-trial motions, including motions to set aside the verdict and for a directed verdict. In January 2016, the trial court denied PM USA’s post-trial motions. In February 2016, the trial court entered final judgment in favor of plaintiff, reducing the compensatory damages award against PM USA to approximately $300,000. In March 2016, PM USA and R.J. Reynolds filed a notice of appeal in the Florida Fourth District Court of Appeal and plaintiff cross-appealed. Also in March 2016, PM USA posted a bond in the amount of approximately $300,000. In January 2018, the Florida Fourth District Court of Appeal affirmed the judgment in favor of plaintiff and granted plaintiff a new trial on punitive damages.
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Plaintiff: Jordan
Date:    August 2015

Verdict:
A Duval County jury returned a verdict in favor of plaintiff and against PM USA awarding approximately $7.8 million in compensatory damages and allocating 60% of the fault to PM USA. The jury also awarded approximately $3.2 million in punitive damages.

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

Post-Trial Developments:
In August 2015, the trial court entered final judgment without any deduction for plaintiff’s comparative fault, but reduced the compensatory damages to approximately $6.4 million. PM USA filed various post-trial motions, including motions to set aside the verdict and for a new trial, which the court denied in December 2015. PM USA subsequently filed a notice of appeal to the Florida First District Court of Appeal and plaintiff cross-appealed.
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Plaintiff: McCoy
Date:    July 2015

Verdict:
A Broward County jury returned a verdict in favor of plaintiff and against PM USA, R.J. Reynolds and Lorillard awarding $1.5 million in compensatory damages and allocating 20% of the fault to PM USA (an amount of $300,000). The jury also awarded $3 million in punitive damages against each defendant.

Post-Trial Developments:
In July 2015, defendants filed various post-trial motions, including motions to set aside the verdict and for a new trial. In August 2015, the trial court entered final judgment without any deduction for plaintiff’s comparative fault. In January 2016, the trial court denied defendants’ post-trial motions and amended the final judgment to apply the comparative fault deduction. Subsequently, defendants filed a notice of appeal to the Florida Fourth District Court of Appeal, PM USA posted a bond in the amount of approximately $1.65 million and plaintiff filed a notice of cross-appeal. In November 2017, the Florida Fourth District Court of Appeal reversed the judgment against PM USA and R.J. Reynolds and ordered a new trial on an appellate finding that the trial court erred in admitting certain materials into evidence that deprived defendants of a fair trial. In December 2017, plaintiff filed a notice to invoke the discretionary jurisdiction of the Florida Supreme Court.
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Plaintiff: M. Brown
Date:    May 2015

Verdict:
In May 2015, a Duval County jury returned a verdict in favor of plaintiff and against PM USA in a partial retrial. In 2013, a jury returned a partial verdict against PM USA, but was deadlocked as to (i) the amount of compensatory damages, (ii) whether punitive damages should be awarded and, if so, (iii) the amount of punitive damages. In the partial retrial, the jury was asked to address these issues. In May 2015, the jury awarded $6.375 million in compensatory damages, but did not award any punitive damages.

Post-Trial Developments:
In May 2015, the trial court entered final judgment without any deduction for plaintiff’s comparative fault, and PM USA posted a bond in the amount of $5 million. Additionally, PM USA filed post-trial motions, including motions to set aside the verdict and for a new trial, as well as filed a notice of appeal to the Florida First District Court of Appeal. In August 2015, the trial court denied the last of PM USA’s post-trial motions and plaintiff cross-appealed.
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Plaintiff: Gore
Date:    March 2015

Verdict:
An Indian River County jury returned a verdict in favor of plaintiff and against PM USA and R.J. Reynolds awarding $2 million in compensatory damages and allocating 23% of the fault to PM USA (an amount of $460,000).

Post-Trial Developments:
In April 2015, defendants filed post-trial motions, including motions to set aside the verdict and for a new trial. In September 2015, the trial court entered final judgment with a deduction for plaintiff’s comparative fault. In October 2015, defendants filed a notice of appeal to the Florida Fourth District Court of Appeal and plaintiff cross-appealed. PM USA subsequently posted a bond in the amount of $460,000.
______________________________________________________________________________________________________________________________

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

Plaintiff: Pollari
Date:    March 2015

Verdict:
A Broward County jury returned a verdict in favor of plaintiff and against PM USA and R.J. Reynolds awarding $10 million in compensatory damages and allocating 42.5% of the fault to PM USA (an amount of $4.25 million). The jury also awarded $1.5 million in punitive damages against each defendant.

Post-Trial Developments:
In April 2015, defendants filed post-trial motions, including motions to set aside the verdict and for a new trial, and the trial court entered final judgment without any deduction for plaintiff’s comparative fault. In January 2016, the trial court denied defendants’ post-trial motions and amended the final judgment to apply the comparative fault deduction. Also in January 2016, defendants filed a notice of appeal to the Florida Fourth District Court of Appeal and PM USA posted a bond in the amount of $2.5 million. In February 2016, plaintiff cross-appealed. In August 2017, the Florida Fourth District Court of Appeal reversed the original judgment against PM USA and ordered a new trial on an appellate finding that the trial court erred in admitting certain materials into evidence that deprived defendants of a fair trial. In September 2017, plaintiff moved for rehearing, rehearing en banc, or certification of a question to the Florida Supreme Court, which the Florida Fourth District Court of Appeal denied in November 2017. In December 2017, plaintiff filed a notice to invoke the discretionary jurisdiction of the Florida Supreme Court.
________________________________________________________________________________________________________________________________
Plaintiff: Zamboni
Date:    February 2015

Verdict:
A jury in the U.S. District Court for the Middle District of Florida returned a verdict in favor of plaintiff and against PM USA and R.J. Reynolds awarding $340,000 in compensatory damages and allocating 10% of the fault to PM USA (an amount of $34,000).

Post-Trial Developments:
In April 2015, PM USA and R.J. Reynolds filed a motion for judgment in defendants’ favor in accordance with the Eleventh Circuit’s decision in Graham, discussed below under Engle Progeny Appellate Issues. In June 2015, the trial court stayed the case pending the Eleventh Circuit’s final disposition in the Graham case. In January 2018, the United States Supreme Court denied PM USA’s petition for writ of certiorari in Graham.
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Plaintiff: Caprio
Date:    February 2015

Verdict:
A Broward County jury returned a partial verdict in favor of plaintiff and against PM USA, R.J. Reynolds, Lorillard and Liggett Group. The jury found against defendants on class membership, allocating 25% of the fault to PM USA. The jury also found $559,172 in economic damages. The jury deadlocked with respect to the intentional torts, certain elements of compensatory damages and punitive damages.

Post-Trial Developments:
In March 2015, PM USA filed post-trial motions, including motions to set aside the partial verdict and for a new trial. In May 2015, the court denied all of PM USA’s post-trial motions and defendants filed a notice of appeal to the Florida Fourth District Court of Appeal. In January 2017, the defendants agreed to voluntarily dismiss their appeal in exchange for a full retrial and the court dismissed the appeal.
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Plaintiff: McKeever
Date:    February 2015

Verdict:
A Broward County jury returned a verdict in favor of plaintiff and against PM USA awarding approximately $5.8 million in compensatory damages and allocating 60% of the fault to PM USA. The jury also awarded plaintiff approximately $11.63 million in punitive damages. However, the jury found in favor of PM USA on the statute of repose defense to plaintiff’s intentional tort and punitive damages claims.

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

Post-Trial Developments:
In March 2015, PM USA filed various post-trial motions, including motions to set aside the verdict and motions for a new trial. In April 2015, the trial court entered final judgment without any deduction for plaintiff’s comparative fault. In June 2015, the trial court denied PM USA’s post-trial motions, and PM USA posted a bond in the amount of $5 million. PM USA also filed a notice of appeal to the Florida Fourth District Court of Appeal in June 2015. In January 2017, the Florida Fourth District Court of Appeal issued a decision largely affirming the trial court’s judgment against PM USA, but remanded the case to the trial court to amend the final judgment to apply the comparative fault deduction to the compensatory damages award. In February 2017, PM USA filed a notice to invoke the discretionary jurisdiction of the Florida Supreme Court. In March 2017, the Florida Supreme Court stayed the appeal pending its decisions in Marotta and Schoeff, discussed below under Engle Progeny Appellate Issues. In April 2017, the Florida Supreme Court rejected R.J. Reynolds’s federal preemption defense in Marotta. In December 2017, the Florida Supreme Court held in Schoeff that comparative fault does not reduce compensatory damages awards for intentional torts. As a result, in the fourth quarter of 2017, PM USA recorded a provision on its consolidated balance sheet of approximately $20 million for the judgment plus interest.
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Plaintiff: D. Brown
Date:    January 2015

Verdict:
A jury in the U.S. District Court for the Middle District of Florida returned a verdict against PM USA awarding plaintiff approximately $8.3 million in compensatory damages and allocating 55% of the fault to PM USA. The jury also awarded plaintiff $9 million in punitive damages.

Post-Trial Developments:
In February 2015, the trial court entered final judgment without any deduction for plaintiff’s comparative fault. In March 2015, PM USA filed various post-trial motions, including motions to alter or amend the judgment and for a new trial or, in the alternative, remittitur of the damages awards, all of which the court denied. In July 2015, PM USA filed a notice of appeal to the U.S. Court of Appeals for the Eleventh Circuit. In August 2015, the Court of Appeals granted PM USA’s motion to stay the appeal pending final disposition in the Graham case, discussed below under Engle Progeny Appellate Issues. In January 2018, the United States Supreme Court denied PM USA’s petition for writ of certiorari in Graham.
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Plaintiff: Allen
Date:    November 2014

Verdict:
A Duval County jury returned a verdict against PM USA and R.J. Reynolds awarding plaintiff approximately $3.1 million in compensatory damages and allocating 6% of the fault to PM USA. The jury also awarded approximately $7.76 million in punitive damages against each defendant. This was a retrial of a 2011 trial that awarded plaintiff $6 million in compensatory damages and $17 million in punitive damages against each defendant.

Post-Trial Developments:
In December 2014, defendants filed various post-trial motions, including motions to set aside the verdict and motions for a new trial, which the court denied in July 2015. In August 2015, the trial court entered final judgment without any deduction for plaintiff’s comparative fault. Defendants filed a notice of appeal to the Florida First District Court of Appeal in September 2015 and PM USA posted a bond in the amount of approximately $2.5 million. In February 2017, the Florida First District Court of Appeal affirmed the trial court’s judgment. In March 2017, defendants filed a motion for rehearing en banc with the Florida First District Court of Appeal or for certification to the Florida Supreme Court. In June 2017, the Florida First District Court of Appeal granted defendants’ motion for rehearing en banc. In October 2017, the Florida First District Court of Appeal dissolved the en banc proceeding. In November 2017, defendants filed a notice to invoke the discretionary jurisdiction of the Florida Supreme Court.
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Plaintiff: Perrotto
Date:    November 2014

Verdict:
A Palm Beach County jury returned a verdict against PM USA, R.J. Reynolds, Lorillard and Liggett Group awarding plaintiff approximately $4.1 million in compensatory damages and allocating 25% of the fault to PM USA (an amount of approximately $1.02 million).

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

Post-Trial Developments:
In December 2014, plaintiff filed a motion for a new trial. In May 2016, the court granted plaintiff’s motion for a new trial on punitive damages, citing the Soffer decision, discussed below under Engle Progeny Appellate Issues. In September 2016, the court denied defendants’ post-trial motions.
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Plaintiff: Boatright
Date:    November 2014

Verdict:
A Polk County jury returned a verdict against PM USA and Liggett Group awarding plaintiff $15 million in compensatory damages and allocating 85% of the fault to PM USA (an amount of approximately $12.75 million). In addition, in November 2014, the jury awarded plaintiff approximately $19.7 million in punitive damages against PM USA and $300,000 in punitive damages against Liggett Group.

Post-Trial Developments:
In November 2014, PM USA filed various post-trial motions and, in January 2015, the trial court denied PM USA’s motions for a new trial and for remittitur, but entered final judgment with a deduction for plaintiff’s comparative fault. In February 2015, defendants filed a notice of appeal to the Florida Second District Court of Appeal and plaintiff cross-appealed. PM USA posted a bond in the amount of $3.98 million. In April 2017, the Florida Second District Court of Appeal rejected PM USA’s grounds for appeal and affirmed the judgment, but ruled that the trial court should not have applied the comparative fault deduction. The court remanded the case to the trial court to amend the judgment to award plaintiff the full amount of the jury’s compensatory damages award and also separately ruled that plaintiff is entitled to attorneys’ fees. In May 2017, defendants filed notices to invoke the discretionary jurisdiction of the Florida Supreme Court on the merits and on the attorneys’ fees issue. The Florida Supreme Court stayed consideration of its jurisdiction on the merits appeal pending its ruling in Schoeff, discussed below under Engle Progeny Appellate Issues. In December 2017, the Florida Supreme Court held in Schoeff that comparative fault does not reduce compensatory damages awards for intentional torts. PM USA intends to request that the Florida Supreme Court remand the case to the Second District Court of Appeal for further consideration.
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Plaintiff: Kerrivan
Date:    October 2014

Verdict:
A jury in the U.S. District Court for the Middle District of Florida returned a verdict against PM USA and R.J. Reynolds awarding plaintiff $15.8 million in compensatory damages and allocating 50% of the fault to PM USA. The jury also awarded plaintiff $25.3 million in punitive damages and allocated $15.7 million to PM USA.

Post-Trial Developments:
The trial court entered final judgment without any deduction for plaintiff’s comparative fault. In December 2014, defendants filed various post-trial motions, including a renewed motion for judgment or for a new trial. Plaintiff agreed to waive the bond for the appeal. In May 2015, the trial court deferred further briefing on the post-trial motions pending the Eleventh Circuit’s final disposition in the Graham and Searcy cases, discussed below under Engle Progeny Appellate Issues. In June 2017, the trial court lifted the stay on the post-trial motions.
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Plaintiff: Berger
Date:    September 2014

Verdict:
A jury in the U.S. District Court for the Middle District of Florida returned a verdict against PM USA awarding plaintiff $6.25 million in compensatory damages and allocating 60% of the fault to PM USA. The jury also awarded $20.76 million in punitive damages.

Post-Trial Developments:
The trial court entered final judgment in September 2014 without any deduction for plaintiff’s comparative fault. In October 2014, plaintiff agreed to waive the bond for the appeal. Also in October 2014, PM USA filed a motion for a new trial or, in the alternative, remittitur of the jury’s damages awards. In April 2015, the trial court granted PM USA’s post-verdict motion in part and vacated the punitive damages award. In November 2015, the court entered final judgment with a deduction for plaintiff’s comparative fault. In April 2016, plaintiff filed a motion to reinstate the jury’s punitive damages award or, alternatively, for a new trial on punitive damages, citing the Soffer decision, discussed below under Engle Progeny Appellate Issues. Also in April 2016, PM USA filed a motion to stay post-trial proceedings pending the Eleventh Circuit’s final disposition in the Graham case, discussed below under Engle Progeny Appellate Issues.

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

In May 2016, (i) the trial court denied PM USA’s remaining post-trial motions and (ii) PM USA filed a notice of appeal to the U.S. Court of Appeals for the Eleventh Circuit and a motion to stay the appeal pending Graham, which the court granted in June 2016. In August 2016, the trial court denied plaintiff’s motion to reinstate the jury’s punitive damages or to order a new trial and, in September 2016, plaintiff cross-appealed. In June 2017, the U.S. Court of Appeals for the Eleventh Circuit lifted the stay on the post-trial motions.
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Plaintiff: Harris
Date:    July 2014

Verdict:
The U.S. District Court for the Middle District of Florida returned a verdict in favor of plaintiff and against PM USA, R.J. Reynolds and Lorillard awarding approximately $1.73 million in compensatory damages and allocating 15% of the fault to PM USA.

Post-Trial Developments:
Defendants filed motions for a defense verdict because the jury’s findings indicated that plaintiff was not a member of the Engle class. In December 2014, the trial court entered final judgment without any deduction for plaintiff’s comparative fault and, in January 2015, defendants filed a renewed motion for judgment as a matter of law or, in the alternative, a motion for a new trial. Defendants also filed a motion to alter or amend the final judgment. In April 2015, the trial court stayed the post-trial proceedings pending the Eleventh Circuit’s final disposition in the Graham case, discussed below under Engle Progeny Appellate Issues. In January 2018, the United States Supreme Court denied PM USA’s petition for writ of certiorari in Graham.
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Plaintiff: Griffin
Date:    June 2014

Verdict:
A jury in the U.S. District Court for the Middle District of Florida returned a verdict in favor of plaintiff and against PM USA awarding approximately $1.27 million in compensatory damages and allocating 50% of the fault to PM USA (an amount of approximately $630,000).

Post-Trial Developments:
The trial court entered final judgment against PM USA in July 2014 with a deduction for plaintiff’s comparative fault. In August 2014, PM USA filed a motion to amend the judgment to reduce plaintiff’s damages by the amount paid by collateral sources, which the court denied in September 2014. In October 2014, PM USA posted a bond in the amount of $640,543 and filed a notice of appeal to the U.S. Court of Appeals for the Eleventh Circuit. In May 2015, the Eleventh Circuit stayed the appeal pending final disposition in the Graham case, discussed below under Engle Progeny Appellate Issues. In the second quarter of 2017, PM USA recorded a provision on its condensed consolidated balance sheet of approximately $1.1 million for the judgment plus interest and associated costs. In January 2018, the United States Supreme Court denied PM USA’s petition for writ of certiorari in Graham.
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Plaintiff: Burkhart
Date:    May 2014

Verdict:
A jury in the U.S. District Court for the Middle District of Florida returned a verdict in favor of plaintiff and against PM USA, R.J. Reynolds and Lorillard awarding $5 million in compensatory damages and allocating 15% of the fault to PM USA. The jury also awarded plaintiff $2.5 million in punitive damages, allocating $750,000 to PM USA.

Post-Trial Developments:
In July 2014, defendants filed post-trial motions, including a renewed motion for judgment or, alternatively, for a new trial or remittitur of the damages awards, which the court denied in September 2014. The trial court entered final judgment without any deduction for plaintiff’s comparative fault. In October 2014, defendants filed a notice of appeal to the U.S. Court of Appeals for the Eleventh Circuit. In April 2017, the Eleventh Circuit stayed the appeal pending final disposition in the Graham case, discussed below under Engle Progeny Appellate Issues. In November 2017, the Eleventh Circuit further stayed the appeal pending Schoeff, discussed below under Engle Progeny Appellate Issues. In December 2017, the Florida Supreme Court held in Schoeff that comparative fault does not reduce compensatory damages awards for intentional torts. In January 2018, the United States Supreme Court denied PM USA’s petition for writ of certiorari in Graham.
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Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

Plaintiff: Skolnick
Date:    June 2013

Verdict:
A Palm Beach County jury returned a verdict in favor of plaintiff and against PM USA and R.J. Reynolds. The jury awarded plaintiff $2.555 million in compensatory damages and allocated 30% of the fault to each defendant (an amount of $766,500).

Post-Trial Developments:
In June 2013, defendants and plaintiff filed post-trial motions. The trial court entered final judgment with a deduction for plaintiff’s comparative fault. In November 2013, the trial court denied plaintiff’s post-trial motion and, in December 2013, denied defendants’ post-trial motions. Defendants filed a notice of appeal to the Florida Fourth District Court of Appeal, and plaintiff cross-appealed in December 2013. Also in December 2013, PM USA posted a bond in the amount of $766,500. In July 2015, the District Court of Appeal reversed the compensatory damages award and ordered judgment in favor of defendants on the strict liability and negligence claims, but remanded plaintiff’s conspiracy and concealment claims for a new trial. In August 2015, defendants filed a motion for rehearing, and plaintiff filed a motion for clarification, which the District Court of Appeal denied in September 2015.
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Plaintiff: Starr-Blundell
Date:    June 2013

Verdict:
A Duval County jury returned a verdict in favor of plaintiff and against PM USA and R.J. Reynolds. The jury awarded plaintiff $500,000 in compensatory damages and allocated 10% of the fault to each defendant (an amount of $50,000).

Post-Trial Developments:
In June 2013, the defendants filed a motion to set aside the verdict and to enter judgment in accordance with their motion for directed verdict or, in the alternative, for a new trial, which was denied in October 2013. In November 2013, the trial court entered final judgment with a deduction for plaintiff’s comparative fault. In December 2013, plaintiff filed a notice of appeal to the Florida First District Court of Appeal. Plaintiff agreed to waive the bond for the appeal. In May 2015, the Florida First District Court of Appeal affirmed the final judgment. In June 2015, plaintiff filed a notice to invoke the discretionary jurisdiction of the Florida Supreme Court. In July 2015, the Florida Supreme Court stayed the case pending the outcome of Soffer, discussed below under Engle Progeny Appellate Issues. In April 2016, the Florida Supreme Court ordered defendants to show cause as to why the case should not be remanded in light of the Soffer decision. In the first quarter of 2016, PM USA recorded a provision on its condensed consolidated balance sheet of approximately $55,000 for the judgment plus interest and associated costs. In May 2016, the Florida Supreme Court accepted jurisdiction of plaintiff’s petition for review and remanded the case for reconsideration in light of the Soffer decision. In September 2016, the Florida First District Court of Appeal further remanded the case in light of Soffer.
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Plaintiff: Searcy
Date:    April 2013

Verdict:
A jury in the U.S. District Court for the Middle District of Florida returned a verdict in favor of plaintiff and against PM USA and R.J. Reynolds. The jury awarded $6 million in compensatory damages (allocating 30% of the fault to each defendant) and $10 million in punitive damages against each defendant.

Post-Trial Developments:
In June 2013, the trial court entered final judgment without any deduction for plaintiff’s comparative fault. In July 2013, defendants filed various post-trial motions, including motions requesting reductions in damages. In September 2013, the district court reduced the compensatory damages award to $1 million and the punitive damages award to $1.67 million against each defendant. The district court denied all other post-trial motions. Plaintiff filed a motion to reconsider the district court’s remittitur and, in the alternative, to certify the issue to the U.S. Court of Appeals for the Eleventh Circuit, both of which the court denied in October 2013. In November 2013, defendants filed a notice of appeal to the U.S. Court of Appeals for the Eleventh Circuit arguing that application of the Engle findings to the Engle progeny plaintiffs’ concealment and conspiracy claims violated defendants’ due process rights. In December 2013, defendants filed an amended notice of appeal after the district court corrected a clerical error in the final judgment, and PM USA posted a bond in the amount of approximately $2.2 million. In January 2018, the U.S. Court of Appeals for the Eleventh Circuit ordered supplemental briefing on the due process issue.
________________________________________________________________________________________________________________________________

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

Plaintiff: Calloway
Date:     May 2012

Verdict:
A Broward County jury returned a verdict in favor of plaintiff and against PM USA, R.J. Reynolds, Lorillard and Liggett Group. The jury awarded approximately $21 million in compensatory damages and allocated 25% of the fault against PM USA. The jury also awarded approximately $17 million in punitive damages against PM USA, approximately $17 million in punitive damages against R.J. Reynolds, approximately $13 million in punitive damages against Lorillard and approximately $8 million in punitive damages against Liggett Group.

Post-Trial Developments:
In May and June 2012, defendants filed motions to set aside the verdict and for a new trial. In August 2012, the trial court denied the remaining post-trial motions, reduced the compensatory damages to $16.1 million and entered final judgment without any deduction for plaintiff’s comparative fault. In September 2012, PM USA posted a bond in an amount of $1.5 million and defendants filed a notice of appeal to the Florida Fourth District Court of Appeal. In August 2013, plaintiff filed a motion to determine the sufficiency of the bond in the trial court on the ground that the bond cap statute is unconstitutional, which the court denied. In January 2016, a panel of the Florida Fourth District Court of Appeal vacated the punitive damages award and remanded the case for retrial on plaintiff’s claims of concealment and conspiracy, and punitive damages. The court also found that the trial court should have applied the comparative fault deduction, reducing the compensatory damages against PM USA to $4.025 million. In February 2016, defendants and plaintiff filed respective motions for rehearing and rehearing en banc. In March 2016, plaintiff filed a notice of supplemental authority citing the Soffer decision, discussed below under Engle Progeny Appellate Issues. In September 2016, the Florida Fourth District Court of Appeal, ruling en banc, reversed the judgment against PM USA and R.J. Reynolds in its entirety on the grounds that improper arguments by plaintiff’s counsel deprived defendants of a fair trial, and ordered a new trial. In October 2016, plaintiff filed a notice to invoke the discretionary jurisdiction of the Florida Supreme Court, which the court denied in March 2017. In June 2017, plaintiff filed a petition for writ of certiorari with the United States Supreme Court seeking review of the 2016 en banc ruling by the Florida Fourth District Court of Appeal, which the court denied in October 2017.
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Plaintiff: Putney
Date:     April 2010

Verdict:
A Broward County jury returned a verdict in favor of plaintiff and against PM USA, R.J. Reynolds and Liggett Group. The jury awarded approximately $15.1 million in compensatory damages and allocated 15% of the fault to PM USA (an amount of approximately $2.3 million). The jury also awarded $2.5 million in punitive damages against PM USA.

Post-Trial Developments:
In August 2010, the trial court entered final judgment with a deduction for plaintiff’s comparative fault. PM USA filed its notice of appeal to the Florida Fourth District Court of Appeal and, in November 2010, posted a $1.6 million bond. In June 2013, the Fourth District Court of Appeal reversed and remanded the case for further proceedings, holding that the trial court erred in (1) not reducing the compensatory damages award as excessive and (2) not instructing the jury on the statute of repose in connection with plaintiff’s conspiracy claim that resulted in the $2.5 million punitive damages award. In July 2013, plaintiff filed a motion for rehearing, which the Fourth District Court of Appeal denied in August 2013. In September 2013, both parties filed notices to invoke the discretionary jurisdiction of the Florida Supreme Court. In December 2013, the Florida Supreme Court stayed the appeal pending the outcome of the Hess case. In April 2015, the Florida Supreme Court rejected the statute of repose defense in Hess, and PM USA moved for a rehearing. In September 2015, the Florida Supreme Court denied PM USA’s rehearing petition in Hess. In February 2016, the Florida Supreme Court upheld the trial court’s decision in favor of plaintiff and, in March 2016, clarified that its February 2016 order reinstated the trial court’s decision on the statute of repose only. In August 2016, the Florida Fourth District Court of Appeal reinstated the jury’s punitive damages verdict and reaffirmed that the compensatory damages award was excessive, remanding the case to the trial court to reduce the compensatory damages. In May 2017, the trial court ruled that the 2010 jury award of $15.1 million in compensatory damages was excessive and reduced the award to $225,000. In June 2017, plaintiff requested a new trial on compensatory damages.

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

_______________________________________________________________________________________________________________________________

Engle Cases Concluded Within Past 12 Months
_______________________________________________________________________________________________________________________________
Plaintiff: Graham
Date:    May 2013

Verdict:
A jury in the U.S. District Court for the Middle District of Florida returned a verdict in favor of plaintiff and against PM USA and R.J. Reynolds. The jury awarded $2.75 million in compensatory damages and allocated 10% of the fault to PM USA (an amount of $275,000).

Post-Trial Developments:
In June 2013, defendants filed several post-trial motions, including motions for judgment as a matter of law and for a new trial, which the trial court denied in September 2013. The trial court entered final judgment with a deduction for plaintiff’s comparative fault. In October 2013, defendants filed a notice of appeal to the U.S. Court of Appeals for the Eleventh Circuit arguing that Engle progeny plaintiffs’ product liability claims are impliedly preempted by federal law, and PM USA posted a bond in the amount of $277,750. In April 2015, the U.S. Court of Appeals for the Eleventh Circuit found in favor of defendants on the basis of federal preemption, reversed the trial court’s denial of judgment as a matter of law, and plaintiff filed a petition for rehearing en banc or panel rehearing. In January 2016, the Eleventh Circuit granted a rehearing en banc on both the preemption and due process issues. In May 2017, the U.S. Court of Appeals for the Eleventh Circuit affirmed the final judgment entered in plaintiff’s favor, rejecting defendants’ preemption and due process arguments. In the second quarter of 2017, PM USA recorded a provision on its condensed consolidated balance sheet of approximately $500,000 for the judgment plus interest and associated costs. In September 2017, defendants filed a petition for writ of certiorari with the United States Supreme Court on due process and federal preemption grounds, which the court denied in January 2018. PM USA paid the judgment plus interest and associated costs in the amount of approximately $1 million in January 2018.
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Plaintiff: Naugle
Date:     November 2009

Verdict:
A Broward County jury returned a verdict in favor of plaintiff and against PM USA. The jury awarded approximately $56.6 million in compensatory damages and $244 million in punitive damages. The jury allocated 90% of the fault to PM USA.

Post-Trial Developments:
In March 2010, the trial court entered final judgment reflecting a reduced award of approximately $13 million in compensatory damages and $26 million in punitive damages, but without any deduction for plaintiff’s comparative fault. In April 2010, PM USA filed its notice of appeal and posted a $5 million bond. In June 2012, the Fourth District Court of Appeal affirmed the final judgment (as amended to correct a clerical error) in the amount of approximately $12.3 million in compensatory damages and approximately $24.5 million in punitive damages. In December 2012, the Fourth District withdrew its prior decision, reversed the verdict as to compensatory and punitive damages and returned the case to the trial court for a new trial on the question of damages. Upon retrial, in October 2013, the new jury awarded approximately $3.7 million in compensatory damages and $7.5 million in punitive damages. PM USA filed post-trial motions, which the trial court denied in April 2014. In May 2014, PM USA filed a notice of appeal to the Fourth District Court of Appeal and plaintiff cross-appealed. Also in May 2014, PM USA filed a rider with the Florida Supreme Court to make the previously-posted Naugle bond applicable to the retrial judgment. In January 2016, the Fourth District Court of Appeal reversed the trial court’s decision and remanded the case to the trial court to conduct a juror interview. In April 2016, PM USA moved for a new trial following the juror interview, which the court denied. In May 2016, PM USA filed a notice of appeal to the Fourth District Court of Appeal. In April 2017, the Fourth District Court of Appeal issued a per curiam decision affirming the trial court’s judgment against PM USA. In the second quarter of 2017, PM USA recorded a provision on its condensed consolidated balance sheet of approximately $13.2 million for the judgment plus interest and associated costs, and increased its bond by $6.2 million. In September 2017, PM USA filed a petition for writ of certiorari with the United States Supreme Court on due process and federal preemption grounds, which PM USA dismissed after the court denied PM USA’s petition in Graham. PM USA paid the judgment plus interest and associated costs in the amount of approximately $13.5 million in January 2018.
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Plaintiff: Lourie
Date:    October 2014

Verdict:
A Hillsborough County jury returned a verdict against PM USA, R.J. Reynolds and Lorillard awarding plaintiff approximately $1.37 million in compensatory damages and allocating 27% of the fault to PM USA (an amount of approximately $370,000).

Post-Trial Developments:
In October 2014, defendants filed a motion for judgment and a motion for a new trial. In November 2014, the trial court denied defendants’ post-trial motions and entered final judgment with a deduction for plaintiff’s comparative fault. Later in November 2014, defendants filed a notice of appeal to the Florida Second District Court of Appeal, and PM USA posted a bond in the amount of $370,318. In August 2016, the Florida Second District Court of Appeal affirmed the judgment entered in favor of the plaintiff. In September 2016, defendants filed a petition to invoke the discretionary jurisdiction of the Florida Supreme Court and the Florida Supreme Court stayed the proceedings pending final disposition in the Marotta case, discussed below under Engle Progeny Appellate Issues. In June 2017, the Florida Supreme Court denied PM USA’s petition to invoke the court’s discretionary jurisdiction. In the second quarter of 2017, PM USA recorded a provision on its condensed consolidated balance sheet of approximately $2.3 million for the judgment plus interest and associated costs. In September 2017, defendants filed a petition for writ of certiorari with the United States Supreme Court on due process and federal preemption grounds, which PM USA dismissed after the court denied PM USA’s petition in Graham. PM USA paid the judgment plus interest and associated costs in the amount of approximately $2.5 million in January 2018.
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Plaintiff: Marchese
Date:    October 2015

Verdict:
A Broward County jury returned a verdict in favor of plaintiff and against PM USA and R.J. Reynolds awarding $1 million in compensatory damages and allocating 22.5% of the fault to PM USA (an amount of $225,000). The jury also awarded plaintiff $250,000 in punitive damages against each defendant.

Post-Trial Developments:
In October 2015, defendants filed various post-trial motions, including motions to set aside the verdict and for a new trial. In November 2015, the court entered final judgment in favor of plaintiff. In May 2016, the court denied defendants’ post-trial motions and amended the final judgment to apply the comparative fault deduction. In June 2016, defendants filed a notice of appeal to the Florida Fourth District Court of Appeal and plaintiff cross-appealed. Also in June 2016, PM USA posted a bond in the amount of approximately $475,000. In November 2017, the Florida Fourth District Court of Appeal rejected defendants’ appeal, granted plaintiff’s cross-appeal finding that the trial court erred in applying the comparative fault deduction and remanded the case to the trial court with directions to enter an amended final judgment. In the fourth quarter of 2017, PM USA recorded a provision of approximately $1 million on its consolidated balance sheet for the judgment plus interest and paid this amount in January 2018.
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Plaintiff: Merino
Date:    July 2015

Verdict:
A Miami-Dade County jury returned a verdict in favor of plaintiff and against PM USA awarding $8 million in compensatory damages and allocating 70% of the fault to PM USA. The jury also awarded $6.5 million in punitive damages.

Post-Trial Developments:
In August 2015, the trial court denied all post-trial motions, including motions to set aside the verdict and for a new trial, and entered final judgment without any deduction for plaintiff’s comparative fault. In September 2015, PM USA filed a notice of appeal to the Florida Third District Court of Appeal and posted a bond in the amount of $5 million. In November 2016, the Florida Third District Court of Appeal issued a per curiam decision affirming the trial court’s judgment against PM USA. PM USA subsequently filed a motion seeking a written opinion, which the court denied in December 2016. In the fourth quarter of 2016, PM USA recorded a provision on its consolidated balance sheet of $16.9 million for the judgment plus interest and associated costs and increased the bond to $14.5 million. In April 2017, PM USA paid the judgment plus interest and associated costs in the amount of approximately $17.4 million.
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Plaintiff: Varner
Date:    July 2016

Verdict:
A Broward County jury returned a verdict in favor of plaintiff and against PM USA awarding compensatory damages of $1.5 million and allocating 25% of the fault to PM USA (an amount of $375,000).

Post-Trial Developments:
In July 2016, the trial court entered final judgment in favor of plaintiff with a deduction for plaintiff’s comparative fault. In August 2016, PM USA filed motions to set aside the verdict and for a directed verdict, and plaintiff filed a motion for a new trial. In January 2017, the trial court denied all post-trial motions. In February 2017, PM USA paid the judgment plus interest and associated costs in the amount of approximately $600,000.
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▪Engle Progeny Appellate Issues: In Douglas, an Engle progeny case against PM USA and R.J. Reynolds, in March 2012, the Florida Second District Court of Appeal issued a decision affirming the judgment of the trial court in favor of the plaintiff and upholding the use of the Engle jury findings with respect to strict liability claims but certified to the Florida Supreme Court the question of whether granting res judicata effect to the Engle jury findings violates defendants’ federal due process rights. In March 2013, the Florida Supreme Court affirmed the final judgment entered in favor of plaintiff upholding the use of the Engle jury findings with respect to strict liability and negligence claims. PM USA’s subsequent petition for writ of certiorari with the United States Supreme Court was unsuccessful.
In Graham, an Engle progeny case against PM USA and R.J. Reynolds, in April 2015, the U.S. Court of Appeals for the Eleventh Circuit found in favor of defendants on the basis of federal preemption, reversing the trial court’s denial of judgment as a matter of law. Thereafter, plaintiff filed a petition for rehearing en banc, which the Eleventh Circuit granted in January 2016. In May 2017, the U.S. Court of Appeals for the Eleventh Circuit rejected defendants’ preemption and due process arguments and affirmed the final judgment entered in plaintiff’s favor. In September 2017, defendants filed a petition for writ of certiorari with the United States Supreme Court on due process and federal preemption grounds, which the court denied in January 2018. In January 2016, in Marotta, a case against R.J. Reynolds on appeal to the Florida Fourth District Court of Appeal, the court rejected R.J. Reynolds’s federal preemption defense, but noted the conflict with Graham and certified the preemption question to the Florida Supreme Court. In March 2016, the Florida Supreme Court accepted review of Marotta and in April 2017, affirmed the Fourth District Court of Appeal’s ruling on preemption.
In Searcy, an Engle progeny case against PM USA and R.J. Reynolds on appeal to the Eleventh Circuit, defendants argued that application of the Engle findings to the Engle progeny plaintiffs’ concealment and conspiracy claims violated defendants’ due process rights. The appeal is pending. In January 2018, the Eleventh Circuit ordered supplemental briefing on the due process issues.

In Soffer, an Engle progeny case against R.J. Reynolds, the Florida First District Court of Appeal held that Engle progeny plaintiffs can recover punitive damages only on their intentional tort claims. The Florida Supreme Court accepted jurisdiction over plaintiff’s appeal from the Florida First District Court of Appeal’s decision and, in March 2016, held that Engle progeny plaintiffs can recover punitive damages in connection with all of their claims. Plaintiffs now generally seek punitive damages in connection with all of their claims in Engle progeny cases.
In Schoeff, an Engle progeny case against R.J. Reynolds, the Florida Fourth District Court of Appeal held that comparative fault findings should apply to reduce all compensatory damage awards, including awards based on intentional fraud claims. The Florida Supreme Court accepted jurisdiction over plaintiff’s appeal of the Florida Fourth District Court of Appeal’s decision. In December 2017, the Florida Supreme Court reversed the Court of Appeal’s decision, finding that comparative fault does not reduce compensatory damages awards for intentional torts.

▪Florida Bond Statute: In June 2009, Florida amended its existing bond cap statute by adding a $200 million bond cap that applies to all state Engle progeny lawsuits in the aggregate and establishes individual bond caps for individual Engle progeny cases in amounts that vary depending on the number of judgments in effect at a given time. Plaintiffs in three state Engle progeny cases against R.J. Reynolds in Alachua County, Florida (Alexander, Townsend and Hall) and one case in Escambia County (Clay) challenged the constitutionality of the bond cap statute. The Florida Attorney General intervened in these cases in defense of the constitutionality of the statute.
Trial court rulings were rendered in Clay, Alexander, Townsend and Hall rejecting the plaintiffs’ bond cap statute challenges in those cases. The plaintiffs unsuccessfully appealed these rulings. In Alexander, Clay and Hall, the District Court of Appeal for the First District of Florida affirmed the trial court decisions and certified the decision in Hall for appeal to the Florida Supreme Court, but declined to certify the question of the constitutionality of the bond cap statute in Clay and Alexander. The Florida Supreme Court granted review of the Hall decision, but, in September 2012, the court dismissed the appeal as moot. In October 2012, the Florida Supreme Court denied the plaintiffs’

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rehearing petition. In August 2013, in Calloway, discussed further above, plaintiff filed a motion in the trial court to determine the sufficiency of the bond posted by defendants on the ground that the bond cap statute is unconstitutional, which was denied.
In February 2016, in the Sikes case against R.J. Reynolds, the trial court held that Florida’s bond cap statute does not stay the execution of judgment after a case is final in the Florida judicial system and before the defendant files a petition for writ of certiorari with the United States Supreme Court. The District Court of Appeal for the First District of Florida issued an order staying execution of the judgment and requesting that plaintiff show cause why the stay should not remain in effect through the completion of United States Supreme Court writ of certiorari review or until the time for moving for such review has expired. In April 2016, the District Court of Appeal held that the bond cap applies to the period between a Florida Supreme Court ruling and completion of United States Supreme Court writ of certiorari review. In April 2016, PM USA filed motions in the trial court in the R. Cohen and Kayton cases seeking confirmation that the stay on executing the judgment remains in effect through the completion of United States Supreme Court writ of certiorari review or until the time for moving for such review has expired, which the court granted.
No federal court has yet addressed the constitutionality of the bond cap statute or the applicability of the bond cap to Engle progeny cases tried in federal court.
The Florida legislature is considering legislation that would repeal the 2009 appeal bond cap statute.

Other Smoking and Health Class Actions

Since the dismissal in May 1996 of a purported nationwide class action brought on behalf of allegedly addicted smokers, plaintiffs have filed numerous putative smoking and health class action suits in various state and federal courts. In general, these cases purport to be brought on behalf of residents of a particular state or states (although a few cases purport to be nationwide in scope) and raise addiction claims and, in many cases, claims of physical injury as well.
Class certification has been denied or reversed by courts in 61 smoking and health class actions involving PM USA in Arkansas (1), California (1), Delaware (1), the District of Columbia (2), Florida (2), Illinois (3), Iowa (1), Kansas (1), Louisiana (1), Maryland (1), Michigan (1), Minnesota (1), Nevada (29), New Jersey (6), New York (2), Ohio (1), Oklahoma (1), Oregon (1), Pennsylvania (1), Puerto Rico (1), South Carolina (1), Texas (1) and Wisconsin (1).
As of January 29, 2018, PM USA and Altria Group, Inc. are named as defendants, along with other cigarette manufacturers, in seven class actions filed in the Canadian provinces of Alberta, Manitoba, Nova Scotia, Saskatchewan, British Columbia and Ontario. In Saskatchewan, British Columbia (two separate cases) and Ontario, plaintiffs seek class certification on behalf of individuals who suffer or have suffered from various diseases, including chronic obstructive pulmonary disease, emphysema, heart disease or cancer, after smoking defendants’ cigarettes. In the actions filed in Alberta, Manitoba and Nova Scotia, plaintiffs seek certification of classes of all individuals who smoked defendants’ cigarettes. See Guarantees and Other Similar Matters below for a discussion of the Distribution Agreement between Altria Group, Inc. and PMI that provides for indemnities for certain liabilities concerning tobacco products.

Health Care Cost Recovery Litigation

▪Overview: In the health care cost recovery litigation, governmental entities seek reimbursement of health care cost expenditures allegedly caused by tobacco products and, in some cases, of future expenditures and damages. Relief sought by some but not all plaintiffs includes punitive damages, multiple damages and other statutory damages and penalties, injunctions prohibiting alleged marketing and sales to minors, disclosure of research, disgorgement of profits, funding of anti-smoking programs, additional disclosure of nicotine yields, and payment of attorney and expert witness fees.
Although there have been some decisions to the contrary, most judicial decisions in the United States have dismissed all or most health care cost recovery claims against cigarette manufacturers. Nine federal circuit courts of appeals and eight state appellate courts, relying primarily on grounds that plaintiffs’ claims were too remote, have ordered or affirmed dismissals of health care cost recovery actions. The United States Supreme Court has refused to consider plaintiffs’ appeals from the cases decided by five circuit courts of appeals.
In addition to the cases brought in the United States, health care cost recovery actions have also been brought against tobacco industry participants, including PM USA and Altria Group, Inc., in Israel (dismissed), the Marshall Islands (dismissed) and Canada (10 cases), and other entities have stated that they are considering filing such actions.
In September 2005, in the first of several health care cost recovery cases filed in Canada, the Canadian Supreme Court ruled that legislation passed in British Columbia permitting the lawsuit is constitutional, and, as a result, the case, which had previously been dismissed by the trial court, was permitted to proceed. PM USA’s and other defendants’ challenge to the British Columbia court’s exercise of jurisdiction was rejected by the Court of Appeals of British Columbia and, in April 2007, the Supreme Court of Canada denied review of that decision.
Since the beginning of 2008, the Canadian Provinces of British Columbia, New Brunswick, Ontario, Newfoundland and Labrador, Quebec, Alberta, Manitoba, Saskatchewan, Prince Edward Island and Nova Scotia have brought health care reimbursement claims against cigarette manufacturers. PM USA is named as a defendant in the British Columbia and Quebec cases, while both Altria Group, Inc. and PM USA are named as defendants in the New Brunswick, Ontario, Newfoundland and Labrador, Alberta, Manitoba, Saskatchewan, Prince Edward Island and Nova Scotia cases. The Nunavut Territory and Northwest Territory have passed similar legislation. See Guarantees and Other Similar Matters below for a discussion of

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the Distribution Agreement between Altria Group, Inc. and PMI that provides for indemnities for certain liabilities concerning tobacco products.

▪Settlements of Health Care Cost Recovery Litigation: In November 1998, PM USA and certain other tobacco product manufacturers entered into the 1998 Master Settlement Agreement (the “MSA”) with 46 states, the District of Columbia and certain U.S. territories to settle asserted and unasserted health care cost recovery and other claims. PM USA and certain other tobacco product manufacturers had previously entered into agreements to settle similar claims brought by Mississippi, Florida, Texas and Minnesota (together with the MSA, the “State Settlement Agreements”). The State Settlement Agreements require that the original participating manufacturers or “OPMs” (now PM USA and R.J. Reynolds and, with respect to certain brands, ITG Brands, LLC (“ITG”)) make annual payments of approximately $9.4 billion, subject to adjustments for several factors, including inflation, market share and industry volume. In addition, the OPMs are required to pay settling plaintiffs’ attorneys’ fees, subject to an annual cap of $500 million. For the years ended December 31, 2017, 2016 and 2015, the aggregate amount recorded in cost of sales with respect to the State Settlement Agreements was approximately $4.5 billion, $4.6 billion and $4.5 billion, respectively. These amounts include PM USA’s estimate of amounts related to NPM Adjustments discussed below.
The State Settlement Agreements also include advertising and marketing restrictions, require public disclosure of certain industry documents, limit challenges to certain tobacco control and underage use laws, and restrict lobbying activities.
▪NPM Adjustment Disputes: The MSA provides for potential downward adjustments to MSA payments (the “NPM Adjustment”) made by the OPMs and those manufacturers that are subsequent signatories to the MSA (collectively, the “participating manufacturers” or “PMs”). PM USA is participating in proceedings regarding the NPM Adjustment for 2003-2016. The NPM Adjustment is a reduction in MSA payments that applies if the PMs collectively lose at least a specified level of market share to non-participating manufacturers since 1997, subject to certain conditions and defenses. The independent auditor (the “IA”) appointed under the MSA calculates the maximum amount of the NPM Adjustment, if any, for each year.

2003-2015 NPM Adjustment Disputes - Settlement with 26 States and Territories and Settlement with New York. PM USA has entered into two settlements of NPM Adjustment disputes with a total of 27 states and territories. The first settlement was originally entered into in 2012 with 19 states and territories and has been subsequently expanded to include a total of 26 of the 52 MSA states and territories (the “signatory states”). In the first settlement, PM USA settled the NPM Adjustment disputes for 2003-2015 with these 26 states in exchange for a total of $740 million. In the second settlement, related specifically to New

York, which was entered into in 2015, PM USA received approximately $170 million for 2004-2015. Both settlements also resolved certain disputes regarding the application of the NPM Adjustment going forward.

2003 and Subsequent NPM Adjustment Disputes - Continuing Disputes with States that have not Settled.

▪2003 NPM Adjustment. In September 2013, an arbitration panel issued rulings regarding the 15 states and territories that remained in the arbitration, ruling that six of them did not establish valid defenses to the NPM Adjustment for 2003. Two of these states later joined the first settlement discussed above. With respect to the remaining four states, following the outcome of challenges in state courts, PM USA ultimately recorded $74 million primarily as a reduction to cost of sales. Two potential disputes remain outstanding regarding the amount of interest and there is no assurance that PM USA will prevail in either of these disputes.

▪2004 and Subsequent NPM Adjustments. PM USA has continued to pursue the NPM Adjustments for 2004 and subsequent years in multi-state arbitrations against the states that did not join either of the settlements discussed above. New Mexico is currently appealing a trial court ruling that the state must participate in the multi-state arbitration for 2004. The Montana state courts ruled that Montana may litigate its claims in state court, rather than participate in arbitration.
The 2004 multi-state arbitration is currently pending with all of the states that have not settled other than Montana and New Mexico. Decisions are not expected until late 2018 at the earliest.
No assurance can be given as to when proceedings for 2005 and subsequent years will be scheduled or the precise form those proceedings will take.
The IA has calculated that PM USA’s share of the maximum potential NPM Adjustments for 2004-2016 is (exclusive of interest or earnings): $388 million for 2004; $181 million for 2005; $154 million for 2006; $185 million for 2007; $250 million for 2008; $211 million for 2009; $218 million for 2010; $166 million for 2011; $214 million for 2012; $223 million for 2013; $246 million for 2014; $292 million for 2015 and $296 million for 2016. These maximum amounts will be reduced, likely substantially, to reflect the settlements with the signatory states and New York, and potentially for current and future calculation disputes and other developments. Finally, PM USA’s recovery of these amounts, even as reduced, is dependent upon subsequent determinations regarding state-specific defenses.

▪Other Disputes Under the State Settlement Agreements: The payment obligations of the tobacco product manufacturers that are parties to the State Settlement Agreements, as well as the allocations of any NPM Adjustments and related settlements, have been and may continue to be affected by R.J. Reynolds’ acquisition of Lorillard and its related sale of certain cigarette brands to ITG (the “ITG brands”). In particular, R.J. Reynolds and ITG have asserted that they do not have to make payments on

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the ITG brands under the Florida, Minnesota and Texas State Settlement Agreements or include the ITG brands for purposes of certain calculations under the State Settlement Agreements. PM USA believes that R.J. Reynolds’ and ITG’s position violates the State Settlement Agreements and applicable law. PM USA further believes that these actions: (i) improperly increased PM USA’s payments for 2015 and 2016 by at least $84 million; (ii) may improperly increase PM USA’s payments for subsequent years; (iii) may improperly decrease PM USA’s share of the 2015 and 2016 NPM Adjustments and the settlements of related disputes; and (iv) may improperly decrease PM USA’s share of NPM Adjustments and related settlements for subsequent years.
PM USA and the State of Florida each filed a motion in Florida state court against R.J. Reynolds and ITG seeking to enforce the Florida State Settlement Agreement. In December 2017, the Florida trial court ruled that R.J. Reynolds (and not ITG) must make settlement payments under the Florida State Settlement Agreement on the ITG brands.

▪Federal Government’s Lawsuit: In 1999, the United States government filed a lawsuit in the U.S. District Court for the District of Columbia against various cigarette manufacturers, including PM USA, and others, including Altria Group, Inc., asserting claims under three federal statutes, namely the Medical Care Recovery Act (“MCRA”), the MSP provisions of the Social Security Act and the civil provisions of RICO. The case ultimately proceeded only under the civil provisions of RICO, and the trial ended in June 2005. In August 2006, the district court entered judgment in favor of the government. The court held that certain defendants, including Altria Group, Inc. and PM USA, violated RICO and engaged in seven of the eight “sub-schemes” to defraud that the government had alleged. Specifically, the court found that:

▪	defendants falsely denied, distorted and minimized the significant adverse health consequences of smoking;

▪	defendants hid from the public that cigarette smoking and nicotine are addictive;

▪	defendants falsely denied that they control the level of nicotine delivered to create and sustain addiction;

▪	defendants falsely marketed and promoted “low tar/light” cigarettes as less harmful than full-flavor cigarettes;

▪	defendants falsely denied that they intentionally marketed to youth;

▪	defendants publicly and falsely denied that ETS is hazardous to non-smokers; and

▪	defendants suppressed scientific research.

The court did not impose monetary penalties on defendants, but ordered the following relief: (i) an injunction against “committing any act of racketeering” relating to the manufacturing, marketing, promotion, health consequences or sale of cigarettes in the United States; (ii) an injunction against participating directly or indirectly in the management or control of the Council for Tobacco Research, the Tobacco Institute, or the Center for Indoor Air Research, or any successor or affiliated entities of each; (iii) an injunction against “making, or causing to be made in any way, any material false, misleading, or deceptive statement or representation or engaging in any public relations or marketing endeavor that is disseminated to the United States public and that misrepresents or suppresses information concerning cigarettes”; (iv) an injunction against conveying any express or implied health message or health descriptors on cigarette packaging or in cigarette advertising or promotional material, including “lights,” “ultra lights” and “low tar,” which the court found could cause consumers to believe one cigarette brand is less hazardous than another brand; (v) the issuance of “corrective statements” in various media regarding the adverse health effects of smoking, the addictiveness of smoking and nicotine, the lack of any significant health benefit from smoking “low tar” or “light” cigarettes, defendants’ manipulation of cigarette design to ensure optimum nicotine delivery and the adverse health effects of exposure to ETS; (vi) the disclosure on defendants’ public document websites and in the Minnesota document repository of all documents produced to the government in the lawsuit or produced in any future court or administrative action concerning smoking and health until 2021, with certain additional requirements as to documents withheld from production under a claim of privilege or confidentiality; (vii) the disclosure of disaggregated marketing data to the government in the same form and on the same schedule as defendants now follow in disclosing such data to the Federal Trade Commission (“FTC”) for a period of 10 years; (viii) certain restrictions on the sale or transfer by defendants of any cigarette brands, brand names, formulas or cigarette businesses within the United States; and (ix) payment of the government’s costs in bringing the action.
Defendants appealed and, in May 2009, a three judge panel of the Court of Appeals for the District of Columbia Circuit (“D.C. Court of Appeals”) largely affirmed the trial court’s remedial order, but vacated the following aspects of the order:

▪	its application to defendants’ subsidiaries;

▪	the prohibition on the use of express or implied health messages or health descriptors, but only to the extent of extraterritorial application;

▪	its point-of-sale display provisions; and

▪	its application to Brown & Williamson Holdings.

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The appellate panel remanded the case for the trial court to reconsider these four aspects of the injunction and to reformulate its remedial order accordingly.
In November 2012, the district court issued its order specifying the content of the corrective communications described above and defendants appealed. In April 2014, the parties submitted a motion for entry of a consent order in the district court, setting forth their agreement on the implementation details of the corrective communications remedy, which the district court approved in June 2014. In May 2015, the D.C. Court of Appeals affirmed in part and reversed in part the appeal on the content of the corrective communications, concluding that certain portions of the statements exceeded the district court’s jurisdiction under RICO, but upheld other portions challenged by defendants. The D.C. Court of Appeals remanded the case to the trial court for further proceedings.
In February 2016, the district court issued an order adopting modified corrective statements. Defendants appealed and, in April 2017, the D.C. Court of Appeals reversed in part the district court’s decision on the content of the corrective communications, striking certain content and remanding to the district court the decision on how to revise certain other content. In June 2017, the district court issued an order adopting modified corrective statements. In October 2017, the court approved the parties’ proposed consent order implementing the corrective communications remedy for newspapers and television. The corrective statements began appearing in newspapers and on television in the fourth quarter of 2017. In January 2018, the parties submitted a status report and a request for a status conference to address open issues regarding onsert and website implementation details.  The defendants also filed a motion in the U.S. District Court for the District of Columbia seeking to mediate the remaining implementation details and for an order clarifying that the DOJ may not enforce the previous consent order with respect to onserts and websites prior to resolution of all implementation details.
In the second quarter of 2014, Altria Group, Inc. and PM USA recorded provisions on each of their respective balance sheets totaling $31 million for the estimated costs of implementing the corrective communications remedy.  This estimate is subject to change due to several factors, though Altria Group, Inc. and PM USA do not expect any change in this estimate to be material.
The consent order approved by the district court in June 2014 did not address the requirements related to point-of-sale signage. In May 2014, the district court ordered further briefing by the parties on the issue of corrective statements on point-of-sale signage, which was completed in June 2014.
In December 2011, the parties to the lawsuit entered into an agreement as to the issues concerning the document repository. Pursuant to this agreement, PM USA agreed to deposit an amount of approximately $3.1 million into the district court in installments over a five-year period.

“Lights/Ultra Lights” Cases

▪Overview: Plaintiffs have sought certification of their cases as class actions, alleging among other things, that the uses of the terms “Lights” and/or “Ultra Lights” constitute deceptive and unfair trade practices, common law or statutory fraud, unjust enrichment or breach of warranty, and have sought injunctive and equitable relief, including restitution and, in certain cases, punitive damages. These class actions have been brought against PM USA and, in certain instances, Altria Group, Inc. or its other subsidiaries, on behalf of individuals who purchased and consumed various brands of cigarettes, including Marlboro Lights, Marlboro Ultra Lights, Virginia Slims Lights and Superslims, Merit Lights and Cambridge Lights. Defenses raised in these cases include lack of misrepresentation, lack of causation, injury and damages, the statute of limitations, non-liability under state statutory provisions exempting conduct that complies with federal regulatory directives, and the First Amendment. As of January 29, 2018, a total of three such cases are pending in various U.S. state courts, none of which is active.

▪State “Lights” Cases Dismissed, Not Certified or Ordered De-Certified: As of January 29, 2018, 21 state courts in 22 “Lights” cases have refused to certify class actions, dismissed class action allegations, reversed prior class certification decisions or have entered judgment in favor of PM USA.

▪State Trial Court Class Certifications: State trial courts have certified classes against PM USA in several jurisdictions. Over time, all such cases have been dismissed by the courts at the summary judgment stage, were settled by the parties or were resolved in favor of PM USA, including Larsen discussed below.

Larsen: In August 2005, a Missouri Court of Appeals affirmed the class certification order. Trial in the case began in September 2011 and, in October 2011, the court declared a mistrial after the jury failed to reach a verdict. Upon retrial, in April 2016, the jury returned a verdict in favor of PM USA. In August 2016, plaintiffs filed a notice of appeal and PM USA cross-appealed. In November 2016, the court of appeals dismissed PM USA’s cross-appeal without prejudice upon joint motion of the parties. On appeal, in November 2017, the Missouri Court of Appeals affirmed the judgment in favor of PM USA. Plaintiffs did not seek further appellate review, concluding this litigation.

Certain Other Tobacco-Related Litigation

▪Ignition Propensity Cases: PM USA and Altria Group, Inc. are currently facing litigation alleging that a fire caused by cigarettes led to individuals’ deaths.  In a Kentucky case (Walker), the federal district court denied plaintiffs’ motion to remand the case to state court and dismissed plaintiffs’ claims in February 2009. Plaintiffs subsequently filed a notice of appeal. In October 2011, the U.S. Court of Appeals for the Sixth Circuit reversed the portion of the district court decision that denied remand of the case to Kentucky state court and remanded the case to Kentucky

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state court. The Sixth Circuit did not address the merits of the district court’s dismissal order. Defendants’ petition for rehearing with the Sixth Circuit was denied in December 2011. Defendants filed a renewed motion to dismiss in state court in March 2013. Based on new evidence, in June 2013, defendants removed the case for a second time to the U.S. District Court for the Western District of Kentucky and re-filed their motion to dismiss in June 2013. In July 2013, plaintiffs filed a motion to remand the case to Kentucky state court, which was granted in March 2014. In November 2016, defendants filed renewed motions to dismiss the case, which the court granted in March 2017.

▪Argentine Grower Cases: PM USA and Altria Group, Inc. were sued in six cases (Hupan, Chalanuk, Rodriguez Da Silva, Aranda, Taborda and Biglia) filed in Delaware state court against multiple defendants by the parents of Argentine children born with alleged birth defects. Plaintiffs in these cases allege that they grew tobacco in Argentina under contract with Tabacos Norte S.A., an alleged subsidiary of PMI, and that they and their infant children were exposed directly and in utero to Monsanto Company’s (“Monsanto”) Roundup herbicide during the production and cultivation of tobacco. Plaintiffs seek compensatory and punitive damages against all defendants. Altria Group, Inc. and certain other defendants were dismissed from the Hupan, Chalanuk, Rodriguez Da Silva, Aranda, Taborda and Biglia cases. The three remaining defendants in the six cases were PM USA, Philip Morris Global Brands Inc. (a subsidiary of PMI) and Monsanto. Following discussions regarding indemnification for these cases pursuant to the Distribution Agreement between PMI and Altria Group, Inc., PMI and PM USA agreed to resolve conflicting indemnity demands after final judgments are entered. See Guarantees and Other Similar Matters below for a discussion of the Distribution Agreement. In April 2014, all three defendants in the Hupan case filed motions to dismiss for failure to state a claim, and PM USA and Philip Morris Global Brands filed separate motions to dismiss based on the doctrine of forum non conveniens. All proceedings in the other five cases were stayed pending the court’s resolution of the motions to dismiss filed in Hupan. In November 2015, the trial court granted PM USA’s motion to dismiss on forum non conveniens grounds. Plaintiffs filed a motion for clarification or re-argument in December 2015, which the court denied in August 2016. Later in August 2016, PM USA and Philip Morris Global Brands moved for entry of final judgment in the Hupan case and also moved to lift the stays in the other five cases for the limited purpose of entering final judgment of dismissal in those cases as well based on the forum non conveniens decision in Hupan. The court granted those motions in September 2016, and entered final judgment of dismissal in all six cases. In October 2016, plaintiffs filed their notice of appeal to the Delaware Supreme Court. Oral argument occurred before a panel of the Delaware Supreme Court in September 2017. In January 2018, the case was re-argued before the Delaware Supreme Court en banc.

UST Litigation

Claims related to smokeless tobacco products generally fall within the following categories:
First, UST and/or its tobacco subsidiaries have been named in certain actions in West Virginia (See In re: Tobacco Litigation above) brought by or on behalf of individual plaintiffs against cigarette manufacturers, smokeless tobacco manufacturers and other organizations seeking damages and other relief in connection with injuries allegedly sustained as a result of tobacco usage, including smokeless tobacco products. Included among the plaintiffs are six individuals alleging use of USSTC’s smokeless tobacco products and alleging the types of injuries claimed to be associated with the use of smokeless tobacco products. USSTC, along with other non-cigarette manufacturers, has remained severed from such proceedings since December 2001.
Second, UST and/or its tobacco subsidiaries have been named in a number of other individual tobacco and health suits over time. Plaintiffs’ allegations of liability in these cases are based on various theories of recovery, such as negligence, strict liability, fraud, misrepresentation, design defect, failure to warn, breach of implied warranty, addiction and breach of consumer protection statutes. Plaintiffs seek various forms of relief, including compensatory and punitive damages, and certain equitable relief, including but not limited to disgorgement. Defenses raised in these cases include lack of causation, assumption of the risk, comparative fault and/or contributory negligence, and statutes of limitations. In July 2016, USSTC and Altria Group, Inc. were named as defendants, along with other named defendants, in one such case in California (Gwynn).  In August 2016, defendants removed the case to federal court. In September 2016, plaintiffs filed a motion to remand the case back to state court, which the court granted in January 2017. In May 2017, the court granted plaintiffs’ motion to dismiss all defendants except USSTC.

Environmental Regulation

Altria Group, Inc. and its subsidiaries (and former subsidiaries) are subject to various federal, state and local laws and regulations concerning the discharge of materials into the environment, or otherwise related to environmental protection, including, in the United States: the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act and the Comprehensive Environmental Response, Compensation and Liability Act (commonly known as “Superfund”), which can impose joint and several liability on each responsible party. Subsidiaries (and former subsidiaries) of Altria Group, Inc. are involved in several matters subjecting them to potential costs of remediation and natural resource damages under Superfund or other laws and regulations. Altria Group, Inc.’s subsidiaries expect to continue to make capital and other expenditures in connection with environmental laws and regulations.
Altria Group, Inc. provides for expenses associated with environmental remediation obligations on an undiscounted basis

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

when such amounts are probable and can be reasonably estimated. Such accruals are adjusted as new information develops or circumstances change. Other than those amounts, it is not possible to reasonably estimate the cost of any environmental remediation and compliance efforts that subsidiaries of Altria Group, Inc. may undertake in the future. In the opinion of management, however, compliance with environmental laws and regulations, including the payment of any remediation costs or damages and the making of related expenditures, has not had, and is not expected to have, a material adverse effect on Altria Group, Inc.’s consolidated results of operations, capital expenditures, financial position or cash flows.

Guarantees and Other Similar Matters

In the ordinary course of business, certain subsidiaries of Altria Group, Inc. have agreed to indemnify a limited number of third parties in the event of future litigation. At December 31, 2017, Altria Group, Inc. and certain of its subsidiaries (i) had $57 million of unused letters of credit obtained in the ordinary course of business; (ii) were contingently liable for $33 million of guarantees, consisting primarily of surety bonds, related to their own performance; and (iii) had a redeemable noncontrolling interest of $38 million recorded on its consolidated balance sheet. In addition, from time to time, subsidiaries of Altria Group, Inc. issue lines of credit to affiliated entities. These items have not had, and are not expected to have, a significant impact on Altria Group, Inc.’s liquidity.
Under the terms of a distribution agreement between Altria Group, Inc. and PMI (the “Distribution Agreement”), entered into as a result of Altria Group, Inc.’s 2008 spin-off of its former subsidiary PMI, liabilities concerning tobacco products will be allocated based in substantial part on the manufacturer. PMI will indemnify Altria Group, Inc. and PM USA for liabilities related to tobacco products manufactured by PMI or contract manufactured for PMI by PM USA, and PM USA will indemnify PMI for liabilities related to tobacco products manufactured by PM USA, excluding tobacco products contract manufactured for PMI. Altria Group, Inc. does not have a related liability recorded on its consolidated balance sheet at December 31, 2017 as the fair value of this indemnification is insignificant.
As more fully discussed in Note 19. Condensed Consolidating Financial Information, PM USA has issued guarantees relating to Altria Group, Inc.’s obligations under its outstanding debt securities, borrowings under the Credit Agreement and amounts outstanding under its commercial paper program.

Redeemable Noncontrolling Interest

In September 2007, Ste. Michelle completed the acquisition of Stag’s Leap Wine Cellars through one of its consolidated subsidiaries, Michelle-Antinori, LLC (“Michelle-Antinori”), in which Ste. Michelle holds an 85% ownership interest with a 15% noncontrolling interest held by Antinori California (“Antinori”). In connection with the acquisition of Stag’s Leap Wine Cellars,

Ste. Michelle entered into a put arrangement with Antinori. The put arrangement, as later amended, provides Antinori with the right to require Ste. Michelle to purchase its 15% ownership interest in Michelle-Antinori at a price equal to Antinori’s initial investment of $27 million. The put arrangement became exercisable in September 2010 and has no expiration date. As of December 31, 2017, the redemption value of the put arrangement did not exceed the noncontrolling interest balance. Therefore, no adjustment to the value of the redeemable noncontrolling interest was recognized on the consolidated balance sheet for the put arrangement.
The noncontrolling interest put arrangement is accounted for as mandatorily redeemable securities because redemption is outside of the control of Ste. Michelle. As such, the redeemable noncontrolling interest is reported in the mezzanine equity section on the consolidated balance sheets at December 31, 2017 and 2016.
Note 19. Condensed Consolidating Financial Information
PM USA, which is a 100% owned subsidiary of Altria Group, Inc., has guaranteed Altria Group, Inc.’s obligations under its outstanding debt securities, borrowings under its Credit Agreement and amounts outstanding under its commercial paper program (the “Guarantees”). Pursuant to the Guarantees, PM USA fully and unconditionally guarantees, as primary obligor, the payment and performance of Altria Group, Inc.’s obligations under the guaranteed debt instruments (the “Obligations”), subject to release under certain customary circumstances as noted below.
The Guarantees provide that PM USA guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the Obligations. The liability of PM USA under the Guarantees is absolute and unconditional irrespective of: any lack of validity, enforceability or genuineness of any provision of any agreement or instrument relating thereto; any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from any agreement or instrument relating thereto; any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Obligations; or any other circumstance that might otherwise constitute a defense available to, or a discharge of, Altria Group, Inc. or PM USA.
The obligations of PM USA under the Guarantees are limited to the maximum amount as will not result in PM USA’s obligations under the Guarantees constituting a fraudulent transfer or conveyance, after giving effect to such maximum amount and all other contingent and fixed liabilities of PM USA that are relevant under Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Guarantees. For this purpose, “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

PM USA will be unconditionally released and discharged from the Obligations upon the earliest to occur of:
▪the date, if any, on which PM USA consolidates with or merges into Altria Group, Inc. or any successor;
▪the date, if any, on which Altria Group, Inc. or any successor consolidates with or merges into PM USA;
▪the payment in full of the Obligations pertaining to such Guarantees; and
▪the rating of Altria Group, Inc.’s long-term senior unsecured debt by Standard & Poor’s of A or higher.
At December 31, 2017, the respective principal 100% owned subsidiaries of Altria Group, Inc. and PM USA were not limited by long-term debt or other agreements in their ability to pay cash dividends or make other distributions with respect to their equity interests.
The following sets forth the condensed consolidating balance sheets as of December 31, 2017 and 2016, condensed consolidating statements of earnings and comprehensive earnings for the years ended December 31, 2017, 2016 and 2015, and condensed consolidating statements of cash flows for the years ended December 31, 2017, 2016 and 2015 for Altria Group, Inc., PM USA and, collectively, Altria Group, Inc.’s other subsidiaries that are not guarantors of Altria Group, Inc.’s debt instruments (the “Non-Guarantor Subsidiaries”). The financial information is based on Altria Group, Inc.’s understanding of the Securities and Exchange Commission (“SEC”) interpretation and application of Rule 3-10 of SEC Regulation S-X.
The financial information may not necessarily be indicative of results of operations or financial position had PM USA and the Non-Guarantor Subsidiaries operated as independent entities. Altria Group, Inc. and PM USA account for investments in their subsidiaries under the equity method of accounting.

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

Condensed Consolidating Balance Sheets
(in millions of dollars)
____________________________

at December 31, 2017	Altria Group, Inc.	PM USA	Non- Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated
Assets
Cash and cash equivalents	$1,203	$1	$49	$—	$1,253
Receivables	1	10	131	—	142
Inventories:
Leaf tobacco	—	579	362	—	941
Other raw materials	—	111	59	—	170
Work in process	—	5	555	—	560
Finished product	—	128	426	—	554
	—	823	1,402	—	2,225
Due from Altria Group, Inc. and subsidiaries	2	2,413	1,022	(3,437)	—
Income taxes	—	542	17	(98)	461
Other current assets	11	147	105	—	263
Total current assets	1,217	3,936	2,726	(3,535)	4,344
Property, plant and equipment, at cost	—	2,930	1,949	—	4,879
Less accumulated depreciation	—	2,086	879	—	2,965
	—	844	1,070	—	1,914
Goodwill	—	—	5,307	—	5,307
Other intangible assets, net	—	2	12,398	—	12,400
Investment in AB InBev	17,952	—	—	—	17,952
Investment in consolidated subsidiaries	13,111	2,818	—	(15,929)	—
Finance assets, net	—	—	899	—	899
Due from Altria Group, Inc. and subsidiaries	4,790	—	—	(4,790)	—
Other assets	34	671	157	(476)	386
Total Assets	$37,104	$8,271	$22,557	$(24,730)	$43,202

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

Condensed Consolidating Balance Sheets (Continued)
(in millions of dollars)
____________________________

at December 31, 2017	Altria Group, Inc.	PM USA	Non- Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated
Liabilities
Current portion of long-term debt	$864	$—	$—	$—	$864
Accounts payable	2	91	281	—	374
Accrued liabilities:
Marketing	—	578	117	—	695
Employment costs	21	14	153	—	188
Settlement charges	—	2,437	5	—	2,442
Other	389	433	247	(98)	971
Dividends payable	1,258	—	—	—	1,258
Due to Altria Group, Inc. and subsidiaries	3,040	317	80	(3,437)	—
Total current liabilities	5,574	3,870	883	(3,535)	6,792
Long-term debt	13,030	—	—	—	13,030
Deferred income taxes	2,809	—	2,914	(476)	5,247
Accrued pension costs	206	—	239	—	445
Accrued postretirement health care costs	—	1,214	773	—	1,987
Due to Altria Group, Inc. and subsidiaries	—	—	4,790	(4,790)	—
Other liabilities	108	49	126	—	283
Total liabilities	21,727	5,133	9,725	(8,801)	27,784
Contingencies
Redeemable noncontrolling interest	—	—	38	—	38
Stockholders’ Equity
Common stock	935	—	9	(9)	935
Additional paid-in capital	5,952	3,310	12,045	(15,355)	5,952
Earnings reinvested in the business	42,251	96	2,243	(2,339)	42,251
Accumulated other comprehensive losses	(1,897)	(268)	(1,506)	1,774	(1,897)
Cost of repurchased stock	(31,864)	—	—	—	(31,864)
Total stockholders’ equity attributable to Altria Group, Inc.	15,377	3,138	12,791	(15,929)	15,377
Noncontrolling interests	—	—	3	—	3
Total stockholders’ equity	15,377	3,138	12,794	(15,929)	15,380
Total Liabilities and Stockholders’ Equity	$37,104	$8,271	$22,557	$(24,730)	$43,202

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

Condensed Consolidating Balance Sheets
(in millions of dollars)
____________________________

at December 31, 2016	Altria Group, Inc.	PM USA	Non- Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated
Assets
Cash and cash equivalents	$4,521	$1	$47	$—	$4,569
Receivables	—	8	143	—	151
Inventories:
Leaf tobacco	—	541	351	—	892
Other raw materials	—	111	53	—	164
Work in process	—	3	509	—	512
Finished product	—	112	371	—	483
	—	767	1,284	—	2,051
Due from Altria Group, Inc. and subsidiaries	—	3,797	1,511	(5,308)	—
Income taxes	167	10	92	—	269
Other current assets	3	108	109	—	220
Total current assets	4,691	4,691	3,186	(5,308)	7,260
Property, plant and equipment, at cost	—	2,971	1,864	—	4,835
Less accumulated depreciation	—	2,073	804	—	2,877
	—	898	1,060	—	1,958
Goodwill	—	—	5,285	—	5,285
Other intangible assets, net	—	2	12,034	—	12,036
Investment in AB InBev	17,852	—	—	—	17,852
Investment in consolidated subsidiaries	11,636	2,632	—	(14,268)	—
Finance assets, net	—	—	1,028	—	1,028
Due from Altria Group, Inc. and subsidiaries	4,790	—	—	(4,790)	—
Other assets	18	1,748	131	(1,384)	513
Total Assets	$38,987	$9,971	$22,724	$(25,750)	$45,932

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

Condensed Consolidating Balance Sheets (Continued)
(in millions of dollars)
____________________________

at December 31, 2016	Altria Group, Inc.	PM USA	Non- Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated
Liabilities
Accounts payable	$1	$92	$332	$—	$425
Accrued liabilities:
Marketing	—	619	128	—	747
Employment costs	104	14	171	—	289
Settlement charges	—	3,696	5	—	3,701
Other	261	438	326	—	1,025
Dividends payable	1,188	—	—	—	1,188
Due to Altria Group, Inc. and subsidiaries	5,030	237	41	(5,308)	—
Total current liabilities	6,584	5,096	1,003	(5,308)	7,375
Long-term debt	13,881	—	—	—	13,881
Deferred income taxes	5,424	—	4,376	(1,384)	8,416
Accrued pension costs	207	—	598	—	805
Accrued postretirement health care costs	—	1,453	764	—	2,217
Due to Altria Group, Inc. and subsidiaries	—	—	4,790	(4,790)	—
Other liabilities	121	146	160	—	427
Total liabilities	26,217	6,695	11,691	(11,482)	33,121
Contingencies
Redeemable noncontrolling interest	—	—	38	—	38
Stockholders’ Equity
Common stock	935	—	9	(9)	935
Additional paid-in capital	5,893	3,310	11,585	(14,895)	5,893
Earnings reinvested in the business	36,906	237	1,118	(1,355)	36,906
Accumulated other comprehensive losses	(2,052)	(271)	(1,720)	1,991	(2,052)
Cost of repurchased stock	(28,912)	—	—	—	(28,912)
Total stockholders’ equity attributable to Altria Group, Inc.	12,770	3,276	10,992	(14,268)	12,770
Noncontrolling interests	—	—	3	—	3
Total stockholders’ equity	12,770	3,276	10,995	(14,268)	12,773
Total Liabilities and Stockholders’ Equity	$38,987	$9,971	$22,724	$(25,750)	$45,932

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

Condensed Consolidating Statements of Earnings and Comprehensive Earnings
(in millions of dollars)
_____________________________

for the year ended December 31, 2017	Altria Group, Inc.	PM USA	Non- Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated
Net revenues	$—	$21,826	$3,787	$(37)	$25,576
Cost of sales	—	6,414	1,166	(37)	7,543
Excise taxes on products	—	5,864	218	—	6,082
Gross profit	—	9,548	2,403	—	11,951
Marketing, administration and research costs	173	1,710	479	—	2,362
Asset impairment and exit costs	—	1	32	—	33
Operating (expense) income	(173)	7,837	1,892	—	9,556
Interest and other debt expense (income), net	510	(20)	215	—	705
Earnings from equity investment in AB InBev	(532)	—	—	—	(532)
Gain on AB InBev/SABMiller business combination	(445)	—	—	—	(445)
Earnings before income taxes and equity earnings of subsidiaries	294	7,857	1,677	—	9,828
(Benefit) provision for income taxes	(2,624)	3,127	(902)	—	(399)
Equity earnings of subsidiaries	7,304	558	—	(7,862)	—
Net earnings	10,222	5,288	2,579	(7,862)	10,227
Net earnings attributable to noncontrolling interests	—	—	(5)	—	(5)
Net earnings attributable to Altria Group, Inc.	$10,222	$5,288	$2,574	$(7,862)	$10,222

Net earnings	$10,222	$5,288	$2,579	$(7,862)	$10,227
Other comprehensive earnings, net of deferred income taxes	155	3	214	(217)	155
Comprehensive earnings	10,377	5,291	2,793	(8,079)	10,382
Comprehensive earnings attributable to noncontrolling interests	—	—	(5)	—	(5)
Comprehensive earnings attributable to Altria Group, Inc.	$10,377	$5,291	$2,788	$(8,079)	$10,377

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

Condensed Consolidating Statements of Earnings and Comprehensive Earnings
(in millions of dollars)
_____________________________

for the year ended December 31, 2016	Altria Group, Inc.	PM USA	Non- Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated
Net revenues	$—	$22,146	$3,633	$(35)	$25,744
Cost of sales	—	6,628	1,153	(35)	7,746
Excise taxes on products	—	6,187	220	—	6,407
Gross profit	—	9,331	2,260	—	11,591
Marketing, administration and research costs	165	1,996	489	—	2,650
Asset impairment and exit costs	5	97	77	—	179
Operating (expense) income	(170)	7,238	1,694	—	8,762
Interest and other debt expense, net	519	10	218	—	747
Loss on early extinguishment of debt	823	—	—	—	823
Earnings from equity investment in SABMiller	(795)	—	—	—	(795)
Gain on AB InBev/SABMiller business combination	(13,865)	—	—	—	(13,865)
Earnings before income taxes and equity earnings of subsidiaries	13,148	7,228	1,476	—	21,852
Provision for income taxes	4,453	2,631	524	—	7,608
Equity earnings of subsidiaries	5,544	268	—	(5,812)	—
Net earnings	14,239	4,865	952	(5,812)	14,244
Net earnings attributable to noncontrolling interests	—	—	(5)	—	(5)
Net earnings attributable to Altria Group, Inc.	$14,239	$4,865	$947	$(5,812)	$14,239

Net earnings	$14,239	$4,865	$952	$(5,812)	$14,244
Other comprehensive earnings (losses), net of deferred income taxes	1,228	(16)	(28)	44	1,228
Comprehensive earnings	15,467	4,849	924	(5,768)	15,472
Comprehensive earnings attributable to noncontrolling interests	—	—	(5)	—	(5)
Comprehensive earnings attributable to Altria Group, Inc.	$15,467	$4,849	$919	$(5,768)	$15,467

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

Condensed Consolidating Statements of Earnings and Comprehensive Earnings
(in millions of dollars)
_____________________________

for the year ended December 31, 2015	Altria Group, Inc.	PM USA	Non- Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated
Net revenues	$—	$22,133	$3,342	$(41)	$25,434
Cost of sales	—	6,664	1,117	(41)	7,740
Excise taxes on products	—	6,369	211	—	6,580
Gross profit	—	9,100	2,014	—	11,114
Marketing, administration and research costs	189	2,094	425	—	2,708
Reduction of PMI tax-related receivable	41	—	—	—	41
Asset impairment and exit costs	—	—	4	—	4
Operating (expense) income	(230)	7,006	1,585	—	8,361
Interest and other debt expense, net	560	33	224	—	817
Loss on early extinguishment of debt	228	—	—	—	228
Earnings from equity investment in SABMiller	(757)	—	—	—	(757)
Gain on AB InBev/SABMiller business combination	(5)	—	—	—	(5)
(Loss) earnings before income taxes and equity earnings of subsidiaries	(256)	6,973	1,361	—	8,078
(Benefit) provision for income taxes	(184)	2,536	483	—	2,835
Equity earnings of subsidiaries	5,313	268	—	(5,581)	—
Net earnings	5,241	4,705	878	(5,581)	5,243
Net earnings attributable to noncontrolling interests	—	—	(2)	—	(2)
Net earnings attributable to Altria Group, Inc.	$5,241	$4,705	$876	$(5,581)	$5,241

Net earnings	$5,241	$4,705	$878	$(5,581)	$5,243
Other comprehensive (losses) earnings, net of deferred income taxes	(598)	86	(69)	(17)	(598)
Comprehensive earnings	4,643	4,791	809	(5,598)	4,645
Comprehensive earnings attributable to noncontrolling interests	—	—	(2)	—	(2)
Comprehensive earnings attributable to Altria Group, Inc.	$4,643	$4,791	$807	$(5,598)	$4,643

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

Condensed Consolidating Statements of Cash Flows
(in millions of dollars)
_____________________________

for the year ended December 31, 2017	Altria Group, Inc.	PM USA	Non- Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated
Cash Provided by Operating Activities
Net cash provided by operating activities	$6,910	$4,049	$841	$(6,878)	$4,922
Cash Provided by (Used in) Investing Activities
Capital expenditures	—	(34)	(165)	—	(199)
Acquisitions of businesses and assets	—	—	(415)	—	(415)
Proceeds from finance assets	—	—	133	—	133
Payment for derivative financial instruments	(5)	—	—	—	(5)
Other	—	4	15	—	19
Net cash used in investing activities	(5)	(30)	(432)	—	(467)
Cash Provided by (Used in) Financing Activities
Repurchases of common stock	(2,917)	—	—	—	(2,917)
Dividends paid on common stock	(4,807)	—	—	—	(4,807)
Changes in amounts due to/from Altria Group, Inc. and subsidiaries	(2,459)	1,410	1,049	—	—
Cash dividends paid to parent	—	(5,429)	(1,449)	6,878	—
Other	(40)	—	(7)	—	(47)
Net cash used in financing activities	(10,223)	(4,019)	(407)	6,878	(7,771)
Cash and cash equivalents:
(Decrease) increase	(3,318)	—	2	—	(3,316)
Balance at beginning of year	4,521	1	47	—	4,569
Balance at end of year	$1,203	$1	$49	$—	$1,253

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

Condensed Consolidating Statements of Cash Flows
(in millions of dollars)
_____________________________

for the year ended December 31, 2016	Altria Group, Inc.	PM USA	Non- Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated
Cash Provided by Operating Activities
Net cash provided by operating activities	$4,356	$5,138	$319	$(5,992)	$3,821
Cash Provided by (Used in) Investing Activities
Capital expenditures	—	(45)	(144)	—	(189)
Acquisition of assets	—	—	(45)	—	(45)
Proceeds from finance assets	—	—	231	—	231
Proceeds from AB InBev/SABMiller business combination	4,773	—	—	—	4,773
Purchase of AB InBev ordinary shares	(1,578)	—	—	—	(1,578)
Payment for derivative financial instrument	(3)	—	—	—	(3)
Proceeds from derivative financial instruments	510	—	—	—	510
Other	—	—	9	—	9
Net cash provided by (used in) investing activities	3,702	(45)	51	—	3,708
Cash Provided by (Used in) Financing Activities
Long-term debt issued	1,976	—	—	—	1,976
Long-term debt repaid	(933)	—	—	—	(933)
Repurchases of common stock	(1,030)	—	—	—	(1,030)
Dividends paid on common stock	(4,512)	—	—	—	(4,512)
Changes in amounts due to/from Altria Group, Inc. and subsidiaries	(530)	(28)	558	—	—
Premiums and fees related to early extinguishment of debt	(809)	—	—	—	(809)
Cash dividends paid to parent	—	(5,064)	(928)	5,992	—
Other	(12)	—	(9)	—	(21)
Net cash used in financing activities	(5,850)	(5,092)	(379)	5,992	(5,329)
Cash and cash equivalents:
Increase (decrease)	2,208	1	(9)	—	2,200
Balance at beginning of year	2,313	—	56	—	2,369
Balance at end of year	$4,521	$1	$47	$—	$4,569

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

Condensed Consolidating Statements of Cash Flows
(in millions of dollars)
_____________________________

for the year ended December 31, 2015	Altria Group, Inc.	PM USA	Non- Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated
Cash Provided by Operating Activities
Net cash provided by operating activities	$5,118	$5,204	$961	$(5,440)	$5,843
Cash Provided by (Used in) Investing Activities
Capital expenditures	—	(51)	(178)	—	(229)
Proceeds from finance assets	—	—	354	—	354
Payment for derivative financial instrument	(132)	—	—	—	(132)
Other	—	10	(18)	—	(8)
Net cash (used in) provided by investing activities	(132)	(41)	158	—	(15)
Cash Provided by (Used in) Financing Activities
Long-term debt repaid	(1,793)	—	—	—	(1,793)
Repurchases of common stock	(554)	—	—	—	(554)
Dividends paid on common stock	(4,179)	—	—	—	(4,179)
Changes in amounts due to/from Altria Group, Inc. and subsidiaries	814	(495)	(319)	—	—
Premiums and fees related to early extinguishment of debt	(226)	—	—	—	(226)
Cash dividends paid to parent	—	(4,671)	(769)	5,440	—
Other	(16)	—	(12)	—	(28)
Net cash used in financing activities	(5,954)	(5,166)	(1,100)	5,440	(6,780)
Cash and cash equivalents:
(Decrease) increase	(968)	(3)	19	—	(952)
Balance at beginning of year	3,281	3	37	—	3,321
Balance at end of year	$2,313	$—	$56	$—	$2,369

Altria Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
_________________________

Note 20. Quarterly Financial Data (Unaudited)

	2017 Quarters
(in millions, except per share data)	1st	2nd	3rd	4th
Net revenues	$6,083	$6,663	$6,729	$6,101
Gross profit	$2,779	$3,119	$3,183	$2,870
Net earnings	$1,402	$1,990	$1,867	$4,968
Net earnings attributable to Altria Group, Inc.	$1,401	$1,989	$1,866	$4,966
Per share data:
Basic and diluted EPS attributable to Altria Group, Inc.	$0.72	$1.03	$0.97	$2.60

	2016 Quarters
(in millions, except per share data)	1st	2nd	3rd	4th
Net revenues	$6,066	$6,521	$6,905	$6,252
Gross profit	$2,656	$2,957	$3,150	$2,828
Net earnings	$1,218	$1,654	$1,094	$10,278
Net earnings attributable to Altria Group, Inc.	$1,217	$1,653	$1,093	$10,276
Per share data:
Basic and diluted EPS attributable to Altria Group, Inc.	$0.62	$0.84	$0.56	$5.27
During 2017 and 2016, the following pre-tax charges or (gains) were included in net earnings attributable to Altria Group, Inc.:

	2017 Quarters
(in millions)	1st	2nd	3rd	4th
NPM Adjustment Items	$(1)	$—	$5	$—
Tobacco and health litigation items, including accrued interest	1	17	—	62
Asset impairment, exit, implementation and acquisition-related costs	30	30	17	12
Settlement charge for lump sum pension payments	—	—	—	81
Gain on AB InBev/SABMiller business combination	—	(408)	(37)	—
AB InBev special items	73	2	34	51
	$103	$(359)	$19	$206

	2016 Quarters
(in millions)	1st	2nd	3rd	4th
NPM Adjustment Items	$18	$—	$—	$—
Tobacco and health litigation items, including accrued interest	38	5	45	17
Patent litigation settlement	—	—	—	21
Asset impairment, exit, implementation and acquisition-related costs	122	5	6	73
Loss on early extinguishment of debt	—	—	823	—
Gain on AB InBev/SABMiller business combination	(40)	(117)	(48)	(13,660)
SABMiller special items	166	21	(40)	(236)
	$304	$(86)	$786	$(13,785)

As discussed in Note 14. Income Taxes, Altria Group, Inc. has recognized income tax benefits and charges in the consolidated statements of earnings during 2017 and 2016 as a result of various tax events, including the impact of the Tax Reform Act in the fourth quarter of 2017.